UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

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☑	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PDL BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing proxy statement, if other than the Registrant)

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932 Southwood Boulevard
Incline Village, Nevada 89451
775-832-8500

, 2020

You are cordially invited to attend our 2020 annual meeting of stockholders (the Annual Meeting) on July 16, 2020, at 10:00 a.m., Pacific Time. The Annual Meeting will be held entirely online due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees and stockholders. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PDL2020, where you will be able to listen to the meeting live, submit questions and vote

Accompanying this letter is a notice of the Annual Meeting, our 2020 proxy statement and our 2019 annual report. These materials are accompanied by a proxy or voting instruction card and postage-paid return envelope, which are being solicited on behalf of our Board of Directors. This information is also available on our website at www.pdl.com.

Your vote is very important. You are urged to submit your proxy by mail, telephone or via the Internet by following the instructions provided on the enclosed proxy card in order to be certain your shares are represented at the Annual Meeting, even if you plan to attend the Annual Meeting online.

I look forward to seeing you at the Annual Meeting.

Dominique Monnet
President and Chief Executive Officer

932 Southwood Boulevard
Incline Village, Nevada 89451
775-832-8500

Notice of 2020 Annual Meeting of Stockholders

Dear Stockholder:

On behalf of the Board of Directors (the Board), I cordially invite you to attend the 2020 annual meeting of stockholders (the Annual Meeting) of PDL BioPharma, Inc., a Delaware corporation (the Company), to be held by virtual meeting at 10:00 a.m Pacific Time, on July 16, 2020. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/PDL2020, where you will be able to listen to the meeting live, submit questions and vote. The Annual Meeting will be held for the following purposes:

1.
To elect the two nominees for Class I directors named in the accompanying proxy statement, each to hold office for a three-year term or until his or her successor is elected and qualified (see page 16);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020 (see page 27);

3.
To approve the liquidation and dissolution of the Company (the Dissolution) pursuant to the Plan of Dissolution (the Plan of Dissolution), which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution. This proposal is referred to as the “Dissolution Proposal” (see page 29);

4.	To approve the amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors. (see page 46);

5.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement (see page 47);

6.	To consider and act upon a stockholder proposal to declassify the Board of Directors, if properly presented at the Annual Meeting (see page 48); and

7.	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

If you are a stockholder at the close of business on May 29, 2020, you are entitled to vote at the Annual Meeting.

Accompanying this notice is a proxy card. Whether or not you expect to attend the Annual Meeting, please complete, sign, and date the enclosed proxy card and return it promptly, or complete and submit your proxy via phone or the Internet in accordance with the instructions provided on the enclosed proxy card. If you plan to attend our annual meeting via live webcast and wish to vote your shares at the meeting, you may do so at any time before the polls are closed.

The list of stockholders of record will be available at www.virtualshareholdermeeting.com/PDL2020 during the Annual Meeting.

Your vote will be especially important at the Annual Meeting. The Board recommends a vote “FOR ALL” with respect to the election of our Class I director nominees named on the proxy card, and also recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP, “FOR” the approval of the Dissolution pursuant to the Plan of Dissolution, “FOR” the amendment to the Company’s Restated Certificate of Incorporation to declassify the Board and “FOR” the compensation of the Company’s named executive officers. The Board recommends a vote “AGAINST” a stockholder proposal to declassify the Board. Accompanying this notice is a proxy card. Even if you plan to attend the Annual Meeting online we urge you to complete, sign and date the enclosed proxy card and return it promptly, or complete and submit your proxy, by telephone or via the Internet, as soon as possible, so that your shares may be represented and voted at the Annual Meeting. For specific instructions on how to vote your shares or submit your proxy, please refer to this proxy statement and the enclosed proxy card.

If you plan to attend the Annual Meeting online, please follow the instructions posted at www.virtualshareholdermeeting.com/PDL2020. To join the Annual Meeting, you will need to have your 16-digit control number which is included on your proxy card.

By Order of the Board of Directors,

Christopher Stone
Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 16, 2020: A complete set of proxy materials relating to our annual meeting are also available on the Internet at www.proxyvote.com using the control number provided in the enclosed proxy card.

Proxy Statement
2020 Annual Meeting of Stockholders

GENERAL INFORMATION

The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual Meeting and the Plan of Dissolution. These questions and answers may not address all questions that may be important to you as stockholder. Please refer to the additional information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of this proxy statement?

The Board of Directors (the Board) of PDL BioPharma, Inc. (PDL, we or the Company) is soliciting proxies to be voted at the Company’s 2020 annual meeting of stockholders (the Annual Meeting) to be held by virtual meeting at 10:00 a.m., Pacific Time, on July 16, 2020. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement by following the instructions at www.virtualshareholdermeeting.com/PDL2020.

This proxy statement contains important information about the Company, the Annual Meeting and the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

We intend to begin mailing this proxy statement, the attached notice of annual meeting, and the enclosed proxy card on or about [_______], 2020, to all stockholders of record entitled to vote at the Annual Meeting.

What will the stockholders vote on at the Annual Meeting?

We are submitting six matters for approval by our stockholders:

1.	To elect two Class I directors, each to hold office for a three-year term or until his or her successor is elected and qualified (see page 16);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020 (see page 27);

3.
To approve the liquidation and dissolution of the Company (the Dissolution) pursuant to the Plan of Dissolution (the Plan of Dissolution), which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution. This proposal is referred to as the “Dissolution Proposal” (see page 29);

4.	To approve an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors. (see page 46);

5.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement (see page 47); and

6.	To consider and act upon a stockholder proposal to declassify the Board of Directors, if properly presented at the Annual Meeting (see page 48).

 How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR ALL” the nominees for directors proposed by the Board, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP , “FOR” the filing of a certificate of dissolution with the state of Delaware, “FOR” the amendment to the Company’s Restated Certificate of Incorporation to declassify the Board and “FOR” the compensation of the Company’s named executive officers. The Board recommends you vote your shares “AGAINST” the stockholder proposal to declassify the Board.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on May 29, 2020, the record date, will be entitled to vote at the Annual Meeting. On this record date, [    ] shares of our common stock were outstanding.

Stockholder of Record: Shares Registered in Your Name

If, on May 29, 2020, your shares were registered directly in your name with PDL’s transfer agent, Computershare Investor Services, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/PDL2020 or submit a proxy. Whether or not you plan to attend the Annual Meeting online, we urge you to complete, sign and return the enclosed proxy card, or submit your proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on May 29, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” You should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting online at www.virtualshareholdermeeting.com/PDL2020. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What constitutes a quorum for the Annual Meeting?

The Company’s Third Amended and Restated Bylaws (the Bylaws) provide that the holders of a majority of the outstanding shares of our common stock, whether present or by proxy, will constitute a quorum for the Annual Meeting. As of May 29, 2020, [ ] shares of our common stock were outstanding. If the holders of a majority of the shares outstanding on the record date are present or represented by proxy at the Annual Meeting, a quorum will be present. Abstentions and broker non-votes are counted as present for determining whether a quorum is present.

How many votes are required for the approval of each item?

There are differing vote requirements for the six proposals:

1.
The nominees for election as Class I directors will be elected if the holders of a majority of shares entitled to vote and present or represented by proxy at the Annual Meeting vote “FOR” each of their elections; provided that if the number of nominees exceeds the number of directors to be elected, a plurality of shares entitled to vote and present or represented by proxy at the Annual Meeting shall be required. We do not expect the number of nominees to exceed the number of directors to be elected. As a result, abstentions will have the same effect as an “AGAINST” vote and broker non-votes will no effect on the election of each of the nominees.

2.
The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020, will be approved if a majority of the votes cast at the Annual Meeting vote “FOR” approval. Abstentions and broker non-votes, if any, will have no effect.

3.
The approval of the Dissolution pursuant to the Plan of Dissolution described in this proxy statement will require the affirmative vote of the holders of a majority of the shares of our common stock. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will have the same effect as “AGAINST” votes.

4.
The approval of the amendment to the Company’s Restated Certificate of Incorporation to declassify the Board will require the affirmative vote of the holders of a majority of shares of our common stock. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will have the same effect as “AGAINST” votes.

5.
The approval of the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement will require the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect.

6.
The stockholder proposal to declassify the Board will be approved if a majority of the votes cast at the Annual Meeting vote “FOR” approval. Abstentions and broker non-votes, if any, will have no effect.

 How are abstentions and broker non-votes treated?

Under Delaware law, at the Annual Meeting, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

Broker non-votes are not included in the tabulation of the voting results on issues requiring approval of a majority of votes cast at the Annual Meeting, or the issues requiring approval of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting and, therefore, do not have an effect on the election of directors, ratification of auditors, the approval of the compensation of our named executive officers as disclosed in this proxy statement and the stockholder proposal to declassify the Board. Broker non-votes will have the same effect as “AGAINST” votes for the approval of the Dissolution pursuant to the Plan of Dissolution and the approval of an amendment to our Restated Certificate of Incorporation to declassify the Board. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Routine matters include the ratification of the appointment of auditors. The election of directors and the approval, on an advisory basis, of the compensation of the Company’s named executive officers the approval of the Dissolution pursuant to the Plan of Dissolution, the approval of an amendment to our Restated Certificate of Incorporation to declassify the Board and the stockholder proposal to declassify the Board are considered non-routine matters.

For the purpose of determining whether the stockholders have approved matters requiring approval of the holders of a majority of the shares of our common stock, abstentions have the same effect as a vote against a proposal. Therefore, if you “ABSTAIN” from voting on the Dissolution pursuant to the Plan of Dissolution and the amendment to our Restated Certificate of Incorporation to declassify the Board, it will have the same effect as a vote against. For the election of directors, abstentions will have the same effect as a vote against. For the purpose of determining whether the stockholders have approved matters requiring affirmative vote of a majority of the votes cast at the Annual Meeting, abstentions are not treated as votes cast and will have no effect. Therefore, abstentions will have no effect on the approval of the ratification of the appointment of auditors, the approval of the compensation of our named executive officers or the stockholder proposal to declassify the Board.

How do I attend the Virtual Annual Meeting?

This year’s Annual Meeting will be held entirely online due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees and stockholders. Stockholders of record as of May 29, 2020 will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/PDL2020. To join the Annual Meeting, you will need to have your 16-digit control number which is included on your proxy card.

Even if you plan to attend the Annual Meeting online, we recommend that you also complete, sign and return the enclosed proxy card, or submit your proxy by telephone or via the Internet, as soon as possible so that your vote will be counted if you decide not to attend the Annual Meeting.

•
Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m., Pacific Time on July 16, 2020. Online access to the audio webcast will open approximately fifteen minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

•
Log in Instructions. To attend the online Annual Meeting, log in at www.virtualshareholdermeeting.com/PDL2020. Stockholders will need their unique 16-digit control number which appears on their proxy card and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than July 2, 2020, so that you can be provided with a control number and gain access to the meeting.

•
Submitting Questions at the virtual Annual Meeting. Stockholders may submit questions in writing during the Annual Meeting on www.virtualshareholdermeeting.com/PDL2020. Stockholders will need their unique control number which appears on their proxy card and the instructions that accompanied the proxy materials.

•
As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to the Company and the meeting matters, as time permits. In order to promote fairness, efficient use of the Company’s resources and in order to ensure all stockholders are responded to, we will respond to up to two questions from a single stockholder.

•
Technical Assistance. Beginning 30 minutes prior to the start of and during the virtual Annual Meeting, we will have support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call our support team at 1-800-586-1548 in the United States or 1-303-562-9288 for those located internationally.

How do I vote?

For each nominee for election to the Board and for each other proposal, you may either vote “FOR” or “AGAINST” or “ABSTAIN” from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/PDL2020, or submit your proxy by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided, submit your proxy over the telephone or submit your proxy on the Internet. You may still attend the Annual Meeting online and vote online during the Annual Meeting even if you have already submitted your proxy.

•
To submit your proxy by telephone, dial toll-free 1-800-690-6903 using a touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number that has been provided with the enclosed proxy card. Your proxy must be received by 11:59 p.m., Eastern Time, on July 15, 2020, to be counted.

•
To submit your proxy over the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number that has been provided with the enclosed proxy card. Your proxy must be received by 11:59 p.m., Eastern Time, on July 15, 2020, to be counted.

•
To submit your proxy using the enclosed proxy card, simply complete, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote at the Annual Meeting, attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/PDL2020.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from PDL. You may submit your voting instructions by telephone or over the Internet or use the proxy card as instructed by your broker, bank or other agent. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted, you have one vote for each share of our common stock you own as of May 29, 2020.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it generally means your shares are registered differently or are in more than one account. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you provide voting instructions for each proxy card or, if you submit your proxy via the Internet or by telephone, submit your proxy for each proxy card you receive to ensure that all of your shares are voted.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any vote selections, your shares will be voted “FOR” the election of each nominee for director, “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, “FOR” the approval of the Dissolution pursuant to the Plan of Dissolution, “FOR” the approval of the amendment to our Restated Certificate of Incorporation to declassify the Board, “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement and “AGAINST” the stockholder proposal to declassify the Board. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy and change your vote at any time before the polls close for voting at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

1.	You may submit new voting instructions via telephone or Internet pursuant to the instructions given in the enclosed proxy card.

2.	You may submit another completed proxy card with a later date.

3.	You may send a timely written notice that you are revoking your proxy to our Secretary, care of PDL BioPharma, Inc., 932 Southwood Boulevard, Incline Village, Nevada 89451.

4.
You may attend the Annual Meeting online and vote by following the instructions posted at www.virtualshareholdermeeting.com/PDL2020. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

Any written notice of revocation or later dated proxy that is mailed must be received before the close of business on July 15, 2020. Alternatively, you may hand deliver a written revocation notice or a later dated proxy to our Secretary at the Annual Meeting before the polls are open.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank. Only the latest validly executed proxy that you submit will be voted at the Annual Meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting. The inspector of election will separately count “FOR,” “AGAINST” and abstentions with respect to each director nominee, the ratification of the appointment of auditors, the approval of the compensation of our named executive officers as disclosed in this proxy statement, the approval of the Dissolution pursuant to the Plan of Dissolution, the approval of the amendment to our Restated Certificate of Incorporation to declassify the Board and the stockholder proposal to declassify the Board. Abstentions will be counted towards the vote total for the election of each nominee, the approval of the Dissolution pursuant to the Plan of Dissolution and the approval of the amendment to our Restated Certificate of Incorporation to declassify the Board and will have the same effect as “AGAINST” votes. Abstentions are not counted as a vote cast for the proposal to approve the ratification of the appointment of auditors, the compensation of our named executive officers or the stockholder proposal to declassify the Board and will have no effect. Broker non-votes have no effect and will not be counted towards the vote total for the election of directors, the ratification of auditors, the approval of the compensation of our named executive officers as disclosed in this proxy statement and the stockholder proposal to declassify the Board. Broker non-votes will have the same effect as “AGAINST” votes for the approval of the Dissolution pursuant to the Plan of Dissolution and the approval of an amendment to our Restated Certificate of Incorporation to declassify the Board.

Who will bear the cost of soliciting proxies for the Annual Meeting?

We will pay for the costs of the Annual Meeting, including any cost for mailing the notice of the Annual Meeting, our 2020 proxy statement and our 2019 annual report (the Annual Report). We have hired Okapi Partners LLC, 1212 Avenue of the Americas, New York, NY 10036, for a fee of $8,500, plus out-of-pocket expenses, to provide customary assistance to us in the solicitation. We will also reimburse brokers, custodians, nominees and other fiduciaries for the reasonable out-of-pocket fees and expenses they incur to forward the Company’s solicitation materials to our stockholders. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services.

What is “householding”?

We have adopted “householding,” a practice by which stockholders of record who have the same address and last name will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving separate individual copies. Householding saves printing and postage costs by reducing duplicate mailings to the same address and reduces our impact on the environment. If your household participates in the householding program, you will receive one copy of our proxy materials. If you previously notified us that you wished to continue receiving separate individual copies but now would like to participate in householding, please call or write us at the below phone number or address.

Beneficial stockholders, that is, stockholders whose shares are held by a broker or other nominee, may request information about householding from their banks, brokers or other holders of record.

What if I want to receive a separate copy of the Annual Report, proxy statement and notice?

If you participate in householding and wish to receive a separate copy of the Annual Report, proxy statement and notice, or if you wish to receive separate copies of future annual reports, proxy statements and notices, please call us at 775-832-8500 or write to the address below, and we will deliver the requested documents to you promptly upon your request.

PDL BioPharma, Inc.
Attention: Corporate Secretary (Householding)
932 Southwood Boulevard
Incline Village, Nevada 89451

You can also access our Annual Report and proxy statement on our website at www.pdl.com.

How do I contact the Board or a committee of the Board?

You may contact the Board or one or more Board members, by sending a communication in writing addressed to:

Board of Directors
PDL BioPharma, Inc.
Attention: Corporate Secretary
932 Southwood Boulevard
Incline Village, Nevada 89451

Our Secretary will maintain a log of such correspondence to the Board and promptly transmit such correspondence to the identified director(s), except where security concerns militate against further transmission or the communication relates to commercial matters not related to the sender’s interest as a stockholder, as determined by our Secretary in consultation with our outside legal counsel.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K once available.

GENERAL INFORMATION ABOUT THE DISSOLUTION AND THE PLAN OF DISSOLUTION

What does the Plan of Dissolution entail?

The Plan of Dissolution provides an outline of the steps for the Dissolution of the Company. The Plan of Dissolution provides that we will file the Certificate of Dissolution following the required stockholder approval and following the completion of the sale of all or substantially all of the Company’s assets, or such earlier time as the Board determines in its sole discretion; however, the decision of whether or not to proceed with the Dissolution and when to proceed will be made by the Board in its sole discretion.

Why is the Board recommending approval of the Dissolution of the Company pursuant to the Plan of Dissolution?

After carefully considering the risks, timing, viability and potential impact on our stockholders of the alternatives potentially available to the Company, as well as the recommendation of our management team, and in consultation with our legal, financial and tax advisors, the Board determined that the Dissolution of the Company pursuant to the Plan of Dissolution is advisable and in the best interests of us and our stockholders. For further discussion of the background and reasons for the Dissolution, see “Proposal No. 1: Approval of the Dissolution Pursuant to the Plan of Dissolution—Background of the Proposed Dissolution and Plan of Dissolution” and “Proposal No. 1: Approval of the Dissolution Pursuant to the Plan of Dissolution—Reasons for the Dissolution.”

What will happen if the Dissolution is approved?

If the Dissolution is approved by our stockholders, our Board will have sole discretion to determine if and when (at such time as they deem appropriate following stockholder approval of the Dissolution) to proceed with the Dissolution. Prior to filing the Certificate of Dissolution, we intend to continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value and in accordance with our monetization strategy. If the Board decides to proceed with the Dissolution, we will liquidate any remaining assets, satisfy or make reasonable provisions for our remaining obligations, and make distributions to the stockholders of available proceeds, if any. The Board intends to seek to distribute funds to our stockholders as quickly as possible, as permitted by the General Corporation Law of the State of Delaware (the DGCL) and the Plan of Dissolution, and will take all reasonable actions to optimize the distributable value to our stockholders.

What will happen if the Plan of Dissolution is not approved?

If stockholders do not approve the Dissolution, we will continue our corporate existence and the Board will continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value and in accordance with our monetization strategy. In addition, the Board may determine that it is in the best interests of us and our stockholders to resubmit the Plan of Dissolution to stockholders for reconsideration in the future.

Can the Board abandon or modify the Plan of Dissolution after stockholder approval prior to the effective time of the Dissolution?

Yes. If our Board determines that the Dissolution is not in the best interests of our company or our stockholders, our Board may direct that the Dissolution be abandoned, or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.

Can the Company estimate the distributions that the stockholders would receive in the Dissolution?

We estimate that the aggregate amount of total cash distributions to our stockholders in the Dissolution will be approximately $350 million to $700 million, which implies a per share distribution of between $2.98 and $5.97, based on 117,285,043 shares outstanding as of April 24, 2020. The estimated distributable cash to our stockholders assumes the sale of all or substantially all of our assets prior to the effective time of the Dissolution. If certain assets are not sold prior to the effective time of the Dissolution, or if certain assets are spun-off or otherwise disposed of, the amount of cash distributions to our stockholders in the Dissolution would be reduced.

These amounts may be paid in one or more distributions. Such distributions will not occur until after the Certificate of Dissolution is filed, and we cannot predict the timing or amount of any such distributions, as uncertainties exist as to the value we may receive upon the sale of all or substantially all of our assets pursuant to our monetization strategy, the net value of any remaining assets after such sales are completed, the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions. These and other factors make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distributions. Although we cannot predict the timing or amount of any such distributions, the Board intends to seek to distribute funds to our stockholders as quickly as possible, as permitted by the DGCL and the Plan of Dissolution, and will take all reasonable actions to optimize the distributable value to our stockholders. For further information on the estimated distribution to our stockholders and a description of the assumptions underlying our estimate of the total cash distributions to our stockholders in the Dissolution, see “Estimated Distribution to Stockholders” beginning on page 33 of this proxy statement

Can I sell my shares of common stock once the Certificate of Dissolution is filed?

If the Dissolution is approved by our stockholders and if and when the Board determines to proceed with the Dissolution, we will close our transfer books as of the effective time of the Dissolution as set forth in the Certificate of Dissolution (the Final Record Date). After such time, we will not record any further transfers of our common stock, except pursuant to the provisions of a deceased stockholder’s will, intestate succession, or by operation of law and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Final Record Date, we will not issue any shares of our common stock upon exercise of outstanding stock options. As a result of the closing of our transfer books, it is anticipated that distributions, if any, made in connection with the Dissolution will be made pro rata to the same stockholders of record as the stockholders of record as of the Final Record Date, and it is anticipated that no further trading of our common stock will occur after the Final Record Date.

Do I have appraisal rights in connection with the Dissolution?

Stockholders are not entitled to assert appraisal rights in connection with the Dissolution, and we do not intend to independently provide stockholders with any such right.

Are there any risks related to the Dissolution?

Yes. You should carefully review the section entitled “Risk Factors” beginning on page 11 of this proxy statement for a description of risks related to the Dissolution.

When do you expect the dissolution and winding-up process to be completed?

Assuming the Dissolution pursuant to the Plan of Dissolution is approved by our stockholders, we are currently targeting the end of 2020 to file a Certificate of Dissolution with the Delaware Secretary of State, although such filing may be delayed by the Board in its sole discretion. We also recognize that this may be delayed given the uncertainties related to the COVID-19 pandemic. Pursuant to the DGCL, our corporate existence will continue for a period of at least three years following the effective time of the Dissolution for the purpose of prosecuting and defending suits, winding up the Company and making distributions to stockholders, but not for the purpose of continuing to engage in any business for which the Company was organized. The three-year statutory winding-up period can be extended by the Delaware Court of Chancery. In addition, the Company may remain a body corporate beyond the three-year period for the sole purpose of proceedings begun before or during the three-year period. As a result, the winding-up process could extend beyond three years after dissolution, and it is difficult to estimate when it will be completed.

Will I owe any U.S. federal income taxes as a result of the Dissolution?

If the Dissolution is approved and implemented, distributions made pursuant to the Plan of Dissolution are intended to be treated as received by a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 46 of this proxy statement) in exchange for the U.S. Holder’s shares of our common stock. Accordingly, the amount of any such distribution allocable to a block of shares of our common stock owned by the U.S. Holder will reduce the U.S. Holder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be taxable as capital gain. Such gain generally will be taxable as long-term capital gain if the shares have been held for more than one year. Any tax basis remaining in a share of our common stock following the final liquidating distribution by the Company will be treated as a capital loss. The deductibility of capital losses is subject to limitations. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 41 of this proxy statement. You should consult your tax advisor as to the particular tax consequences of the Dissolution to you, including the applicability of any U.S. federal, state, local and non-U.S. tax laws.

What will happen to the Company’s common stock if the Certificate of Dissolution is filed with the Secretary of State?

If the Certificate of Dissolution is filed with the Secretary of State, our common stock will be delisted from the Nasdaq Stock Market and deregistered under the Securities Exchange Act of 1934, as amended (the Exchange Act). From and after the Final Record Date, and subject to applicable law, each holder of shares of our common stock shall cease to have any rights in respect of that stock, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Dissolution and the DGCL. After the effective time of the Dissolution, our stock transfer records shall be closed, and we will not record or recognize any transfer of our common stock occurring after the Final Record Date, except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice. Under the DGCL, no stockholder shall have any appraisal rights in connection with the Dissolution.

If our stockholders authorize the Dissolution at the Annual Meeting, we plan to target the end of 2020 to file the Certificate of Dissolution with the Secretary of State of the State of Delaware. However, we recognize that the duration and extent of the public health issues related to the COVID-19 pandemic make it possible, and perhaps probable, that the timing for filing the Dissolution, may be delayed. We intend to provide advance notice to our stockholders prior to our stock being delisted and the closing our stock transfer records.

Why is stockholder approval being sought for the Dissolution Proposal, and will additional stockholder approval be sought prior to the effective time of the Dissolution for the sale of all or substantially all of our assets pursuant to our monetization strategy?

Under the DGCL, stockholder approval by the holders of a majority of the outstanding voting power of the shares entitled to vote on the matter is required for certain fundamental corporate transactions, such as the sale of all or substantially all of the assets of the Company, the complete liquidation of the Company or the dissolution of the Company. The Dissolution Proposal contemplates the dissolution of the Company, winding up of its affairs after dissolution and liquidation of any remaining assets pursuant to the Plan of Dissolution. Therefore, under the DGCL, the Dissolution Proposal requires stockholder approval.

The Plan of Dissolution gives the Board of Directors, to the fullest extent permitted by law, the authority to liquidate all of our assets in the manner that is in the best interest of the Company’s stockholders after the filing of the Certificate of Dissolution without further stockholder approval. However, in accordance with Section 271 of the DGCL, the sale of all or substantially all of our assets prior to filing of the Certificate of Dissolution will require additional approval of our stockholders. We are unable to determine at this time whether any such stockholder approval will be required in connection with the disposition of our assets prior to Dissolution.

SPECIAL NOTE REGARDING FORWARD LOOKING-STATEMENTS

This proxy statement, including the annexes attached to the proxy statement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions, including statements concerning the proposed Dissolution pursuant to the Plan of Dissolutions, all statements regarding the amount and timing of distributions made to stockholders, if any, in connection with the Dissolution, any statements of the plans and objectives of management for future operations, any statements concerning the timing, implementation or success of our monetization strategy and/or Plan of Dissolution, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “intends,” “plans,” “believes,” “targets,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue” or “opportunity,” or the negative thereof or other comparable terminology. The forward-looking statements in this proxy statement are only predictions. Although we believe that the expectations presented in the forward-looking statements contained herein are reasonable at the time of filing, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct. These forward-looking statements, including with respect to the timing and success of our monetization strategy and the Dissolution pursuant to the Plan of Dissolution, are subject to inherent risks and uncertainties, including, among other things: the availability, timing and amount of liquidating distributions, including prior to the filing of the Certificate of Dissolution; the amounts that will need to be set aside by us; the adequacy of such reserves to satisfy our obligations; our ability to favorably resolve certain potential tax claims, litigation matters and other unresolved contingent liabilities; the amount of proceeds that might be realized from the sale or other disposition of our assets pursuant to our monetization strategy; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; the incurrence by us of expenses relating to the Dissolution; and the ability of the Board to abandon, modify or delay implementation of the Plan of Dissolution, even after stockholder approval.

Further information regarding the risks, uncertainties and other factors that could cause actual results to differ from the results in these forward-looking are discussed under the section “Risk Factors” set forth below, and for the reasons described elsewhere in this proxy statement. Please carefully consider these factors, as well as other information contained herein and in our periodic reports and documents filed with the SEC. All forward-looking statements and reasons why results may differ included in this proxy statement are made as of the date hereof. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

RISK FACTORS

You should carefully consider and evaluate all of the information included in this proxy statement and the annexes attached to the proxy statement, including the risk factors listed below and the risks described in our filings with the SEC referred to herein. Any of these risks, as well as other risks and uncertainties, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of shares of our common stock. Stockholders should keep in mind that the risks below are not the only risks that are relevant to your voting decision. Additional risks not currently known or currently material to us may also harm our business.

Risks Related to the Dissolution

We cannot assure you as to the amount of distributions, if any, to be made to our stockholders.

If our stockholders approve the Dissolution, we estimate that we will have between approximately $350 million to $700 million of cash and other non-cash assets that we will be able to distribute to our stockholders in connection with the Dissolution, which implies a per share distribution of between $2.98 and $5.97 based on 117,285,043 shares outstanding as of April 24, 2020. The estimated distributable cash and other non-cash assets to our stockholders assumes the sale of all or substantially all of our assets prior to the effective time of the Dissolution. This amount may be paid in one or more distributions. We cannot predict the timing or amount of any such distributions, as uncertainties exist as to the value we may receive upon the sale of all or substantially all of our assets pursuant to our monetization strategy, the net value of any remaining assets after such sales are completed, the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions. These and other factors make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distributions.

We intend to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL to, among other things, obtain an order from the Delaware Court of Chancery establishing the amount and form of security for pending claims for which the Company is a party, contingent or unmatured contract claims for which the holder declined the Company’s offer of a security, and unknown claims that, based on facts known to the Company, are likely to arise or become known within five years filing of the Certificate of Dissolution (or such longer period of time, not to exceed ten years, as the Delaware Court of Chancery may determine) (the Court Order), and pay or make reasonable provision for our uncontested known claims and expenses and establish reserves for other claims as required by the Court Order and the DGCL. We expect to distribute all of our remaining assets in excess of the amount to be used by us to pay claims and fund the reserves required by the Court Order and pay our operating expenses through the completion of the dissolution and winding-up process to our stockholders. The Court Order will reflect the Delaware Court of Chancery’s own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for all known, contingent and potential future claims against us. There can be no assurances that the Delaware Court of Chancery will not require us to withhold additional amounts in excess of the amounts that we believe are sufficient to satisfy our potential claims and liabilities. Accordingly, stockholders may not receive any distributions of our remaining assets for a substantial period of time.

In addition, there are numerous factors that could impact the amount of the reserves to be determined by the Court Order, and consequently the amount of cash initially available for distribution, if any, to our stockholders following the effective time of the Dissolution, including without limitation:

•	whether any potential liabilities are resolved prior to the filing of the Certificate of Dissolution;

•	whether any claim is resolved or barred pursuant to Section 280 of the DGCL;

•	unanticipated costs relating to the defense, satisfaction or settlement of existing or future lawsuits or other claims threatened against us;

•	whether unforeseen claims are asserted against us, in which case we would have to defend or resolve such claims and/or be required to establish additional reserves to provide for such claims;

•
whether any of the expenses incurred in the winding-up process, including expenses of required personnel and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Company, are more or less than our estimates.

Further, the amount of any distributable proceeds and our ability to make distributions to our stockholders depends on our ability to execute our monetization strategy, which is subject to significant risks and uncertainties. For a discussion of the risks related to our monetization strategy, see the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC and other documents we file with or furnish to the SEC.

In addition, as we wind down, we will continue to incur expenses from operations, such as operating costs, salaries, rental payments, directors’ and officers’ insurance, payroll and local taxes; and other legal, accounting and financial advisory fees, which will reduce any amounts available for distribution to our stockholders.

As a result of these and other factors, we cannot assure you as to any amounts to be distributed to our stockholders if the Board proceeds with the Dissolution. If our stockholders do not approve the Dissolution Proposal, no liquidating distributions will be made. See the section entitled “Estimated Distribution to Stockholders” beginning on page 33 of this proxy statement for a description of the assumptions underlying and sensitivities of our estimate of the total cash distributions to our stockholders in the Dissolution.

Liquidating distributions to stockholders could be substantially reduced and/or delayed due to uncertainty regarding the resolution of certain potential tax claims, litigation matters and other unresolved contingent liabilities of the Company.

We intend to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL to, among other things, obtain the Court Order establishing the amount and form of security for pending claims for which the Company is a party, contingent or unmatured contract claims for which the holder declined the Company’s offer of a security, and unknown claims that, based on facts known to the Company, are likely to arise or become known within five years filing of the Certificate of Dissolution (or such longer period of time, not to exceed ten years, as the Delaware Court of Chancery may determine), and pay or make reasonable provision for our uncontested known claims and expenses and establish reserves for other claims as required by the Court Order and the DGCL.

Whether any remaining assets or cash of the Company can be used to make liquidating distributions to stockholders would depend on whether claims for which we have set aside reserves are resolved or satisfied at amounts less than such reserves and whether a need has arisen to establish additional reserves. We cannot assure stockholders that our liabilities can be resolved for less than the amounts we have reserved, or that unknown liabilities that have not been accounted for will not arise. As a result, we may continue to hold back funds and delay additional liquidating distributions to stockholders. It is important for us to retain sufficient funds to pay the expenses and liabilities actually owed to our creditors, because under the DGCL, if the we fail to do so, each stockholder could be held liable for the repayment to creditors, out of the amounts previously distributed to such stockholder in the Dissolution from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess (up to the full amount actually received by such stockholder in Dissolution).

We cannot predict the timing of the distributions to stockholders.

Prior to filing the Certificate of Dissolution, we intend to continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value and in accordance with our monetization strategy. Following the completion of the sale of all or substantially all of our assets, or such earlier time as the Board determines in its sole discretion, we will file the Certificate of Dissolution as soon as practicable and in accordance with the DGCL. We are currently targeting, if approved by our stockholders, a filing of the Certificate of Dissolution by the end of 2020; however, we recognize that, the duration and extent of the public health issues related to the COVID-19 pandemic make it possible, and perhaps probable, that the timing may be delayed.  Ultimately, the decision of whether or not to proceed with the Dissolution will be made by the Board in its sole discretion. No further stockholder approval would be required to effect the Dissolution. However, if the Board determines that the Dissolution is not in the best interests of the Company and our stockholders, the Board may, in its sole discretion, abandon the Dissolution or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.

The Board will determine, in its sole discretion, the timing of the distribution, if any, to our stockholders in the Dissolution. We can provide no assurance as to if or when any such distribution will be made, and we cannot provide any assurance as to the amount to be paid to stockholder in any such distribution, if one is made. The Board intends to seek to distribute funds to our stockholders as quickly as possible, as permitted by the DGCL, and will take all reasonable actions to optimize the distributable value to our stockholders.

Under the DGCL, before a dissolved corporation may make any distribution to its stockholders, it must pay or make reasonable provision to pay all of its claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation. The precise amount and timing of any distributions to our stockholders will depend on and could be delayed or diminished due to many factors, including without limitation:

•	whether a claim is resolved for more than the amount of reserve established for such claim pursuant to the Court Order;

•	whether we are unable to resolve claims with creditors or other third parties, or if such resolutions take longer than expected;

•
whether a creditor or other third party seeks an injunction against the making of additional distributions to stockholders on the basis that the amounts to be distributed are needed to satisfy our liabilities or other obligations to the extent not previously reserved for;

•	whether due to new facts and developments, a new claim, as the Board reasonably determines, requires additional funds to be reserved for its satisfaction; and

•
whether the expenses we incur in the winding-up process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees), necessary to dissolve and liquidate the Company are more than anticipated.

As a result of these and other factors, it might take significant time to resolve these matters, and as a result we are unable to predict the timing of distributions, if any are made, to our stockholders.

The Dissolution pursuant to the Plan of Dissolution may be disrupted and adversely impacted by the effects of natural disasters, political crises, public health crises, and other events outside of our control.

Natural disasters, such as adverse weather, fires, earthquakes, power shortages and outages, political crises, such as terrorism, war, political instability, or other conflict, criminal activities, public health crises, such as COVID-19 and disease epidemics and pandemics, and other disruptions or events outside of our control could negatively affect our operations and the operations of entities in which we invest in. Any of these events may cause a delay in our targeted timing to file the Certificate of Dissolution with the Secretary of State of the State of Delaware. In addition, as discussed below under the heading “Risks Related to the Dissolution — “The amount of cash or other non-cash assets available to distribute to our stockholders depends on our ability to successfully execute our monetization strategy and dispose of all or substantially all of our assets”, the COVID-19 may materially impact the amount of cash or value of other non-cash assets available to distribute to our stockholders, including the amounts we may receive upon the execution of our monetization strategy and the disposition of all or substantially all of our assets.

The amount of cash or value of other non-cash assets available to distribute to our stockholders depends on our ability to successfully execute our monetization strategy and dispose of all or substantially all of our assets.

Our efforts to enhance stockholder value through our monetization strategy may not be successful, which would significantly reduce the cash or value of other non-cash assets available for distribution to our stockholders. We cannot assure you that our efforts to enhance stockholder value through the conduct of our monetization strategy will succeed. There will be risks associated with any potential divestiture transaction, including whether we will attract potential acquirers for the Company, its assets or its businesses, and whether offers made by such potential acquirors, if any, will be at valuations that we deem reasonable. Moreover, we are not able to predict how long it will take to implement our monetization strategy, the delay of which may impact the timing of the Dissolution. The timing and terms of any transaction in furtherance of our monetization strategy will depend on a variety of factors, many of which are beyond our control. A delay in, or failure to complete, any such transaction could have a material effect on our stock price and the amount of any potential distributions to our stockholders.

In addition, our ability to successfully complete our monetization strategy could be materially negatively affected by economic conditions generally, both in the United States and elsewhere around the world, including public health risks such as COVID-19. We are exploring and evaluating potential transactions, the success or timing of which may be impacted by the growing spread of COVID-19 globally. In order to successfully monetize our assets, we must identify and complete one or more transactions with third parties. The business and assets and the availability of potential buyers of our company or certain of our assets may be significantly impacted by public health issues or pandemics, including COVID-19. For example, the shutdown orders across the various jurisdictions in which we or our subsidiaries operate and other observed effects of COVID-19 has resulted in, and may continue to cause, decreased demand, and consequently decreased revenues, from the sales of our products and the performance of elective surgeries. The uncertain severity and impact of COVID-19 could result in reduced demand for our assets by third parties or reduced values such parties may ascribe to our assets, as well as potentially affect our own ability to operate.

Even if we are able to identify potential transactions in furtherance of our monetization strategy, such buyers may be operationally constrained or unable to locate financing on attractive terms or at all, which risk may be heightened due to the uncertainty of COVID-19 and its impact. We are subject to increased risk that the growing spread of COVID-19 will affect the geographies, both in the near term and in the future, of any third parties we identify as possible counterparties to any monetization transaction. If financing is unavailable to potential buyers of our company or assets, or if potential buyers are unwilling to engage in various transactions due to the uncertainty in the market, our ability to complete such acquisition would be significantly impaired.

Any negative impact on such third parties due to any of the foregoing events could cause costly delays and have a material adverse effect on our ability to return value to our stockholders, including our ability to realize full value from a sale or other disposition of our assets as part of our monetization strategy. Any such negative impacts could also reduce the amount of cash or other property we are able to distribute to our shareholders. In addition, if members of our management team were to be affected by COVID-19, this could significantly delay or impair our ability to execute our monetization strategy.

YOU ARE ENCOURAGED TO REVIEW THE INFORMATION SET FORTH UNDER THE HEADING “RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019 FILED WITH THE SEC FOR ADDITIONAL RISKS AND OTHER INFORMATION RELATED TO OUR MONETIZATION STRATEGY.

The Board may determine not to proceed with the Dissolution.

Even if the Dissolution Proposal is approved by our stockholders, the Board may determine, in the exercise of its fiduciary duties, not to proceed with the Dissolution. If our Board elects to pursue any alternative to the Plan of Dissolution, our stockholders may not receive any of the funds that might otherwise be available for distribution to our stockholders. Similarly, pursuant to our monetization strategy, our Board may ultimately determine that sale of the whole Company is in the best interest of us and our stockholders. We cannot assure you that the sale of the whole Company will result in the same amount of distributable cash proceeds to our stockholders compared to the Dissolution. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.

Our stockholders may be liable to our creditors for part or all of the amount received from us in our liquidating distributions if reserves are inadequate.

If the Dissolution becomes effective, we may establish a contingency reserve designed to satisfy any additional claims and obligations that may arise. Any contingency reserve may not be adequate to cover all of our claims and obligations. Under the DGCL, if we fail to create an adequate contingency reserve for payment of our expenses, claims and obligations, each stockholder could be held liable for payment to our creditors for claims brought during the three-year period after we file the Certificate of Dissolution with the Secretary of State (or, if we choose the Alternative Procedures (as defined below under the section entitled “Payments and Distribution” beginning on page 41), for claims brought before or after such three-year period), up to the lesser of (i) such stockholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve and (ii) the amounts previously received by such stockholder in dissolution from us and from any liquidating trust or trusts. Accordingly, in such event, a stockholder could be required to return part or all of the distributions previously made to such stockholder in Dissolution, and a stockholder could receive nothing from us under the Plan of Dissolution. Moreover, if a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amounts received could result in a situation in which such repayment does not result in a commensurate refund of such taxes paid.

The directors and officers of the Company will continue to receive benefits from the Company following the Dissolution.

Following the effective date of the Dissolution, we will continue to indemnify each of our current and former directors and officers to the extent permitted under the DGCL and the Company’s certificate of incorporation, bylaws and agreements as in effect at the time of the filing of the Certificate of Dissolution. In addition, we intend to maintain directors’ and officers’ insurance coverage throughout the wind down period.

We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, we currently intend, after the filing of the Certificate of Dissolution, to seek relief from the SEC from the reporting requirements under the Exchange Act. However, the SEC may not grant any such relief, in which case we would be required to continue to bear the expense of being a public reporting company.

If stockholders vote against the Dissolution pursuant to the Plan and Dissolution, we may pursue other alternatives, but there can be no assurance that any of these alternatives would result in greater stockholder value than the proposed Dissolution, and any alternative we select may entail additional risks.

If stockholders do not approve the Dissolution Proposal, the Company will continue its corporate existence and the Board will continue to explore what, if any, alternatives are available to return capital to stockholders in a manner intended to maximize value. There can be no assurance that any of these alternatives would result in greater stockholder value than the proposed Dissolution pursuant to the Plan of Dissolution. Moreover, any alternative we select may entail additional risks. In addition to the risks described above, you should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC and other documents we file with or furnish to the SEC.

Our stockholders will not be able to buy or sell shares of our common stock after we close our stock transfer books on the Final Record Date.

If the Board determines to proceed with the Dissolution, we intend to close our stock transfer books and discontinue recording transfers of our common stock at the effective time of the Dissolution as set forth in the Certificate of Dissolution. After we close our stock transfer books, we will not record any further transfers of our common stock on our books except by will, intestate succession or operation of law. Therefore, shares of our common stock will not be freely transferable after the Final Record Date. As a result of the closing of the stock transfer books, all liquidating distributions from a liquidating trust, if any, or from us after the Final Record Date will be made pro rata to the same stockholders of record as the stockholders of record as of the Final Record Date.

Stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

Distributions made pursuant to the Plan of Dissolution are intended to be treated as received by a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 46 of this proxy statement) in exchange for the U.S. Holder’s shares of our common stock. Accordingly, the amount of any such distribution allocable to a block of shares of our common stock owned by the U.S. Holder will reduce the U.S. Holder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be taxable as capital gain. Such gain generally will be taxable as long-term capital gain if the shares have been held for more than one year. Any tax basis remaining in a share of our common stock following the final liquidating distribution by the Company will be treated as a capital loss. The deductibility of capital losses is subject to limitations. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 41 of this proxy statement. You should consult your tax advisor as to the particular tax consequences of the Dissolution to you, including the applicability of any U.S. federal, state, local and non-U.S. tax laws.

Further stockholder approval will not be required in connection with the implementation of the Plan of Dissolution, including the sale or disposition of all or substantially all of the Company’s assets following the effective time of the Dissolution pursuant to the Plan of Dissolution.

The approval of the Dissolution Proposal by the requisite vote of the stockholders will grant full and complete authority to our Board and officers, without further stockholder action, to proceed with the Dissolution pursuant to Plan of Dissolution in accordance with any applicable provision of Delaware law. However, prior to filing the Certificate of Dissolution, we intend to continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value and in accordance with our monetization strategy. In accordance with Section 271 of the DGCL, the sale of all or substantially all of our assets will require additional approval of our stockholders. We are unable to determine at this time whether any such stockholder approval will be required in connection with the disposition of our assets prior to Dissolution. Following the effective time of the Dissolution, we may sell, distribute or otherwise dispose of our remaining non-cash assets without further stockholder approval. As a result, the Board may, in order to maximize value for our stockholders and creditors, authorize actions in implementing the Plan of Dissolution, including the specific terms and prices for the sales and dispositions of its remaining assets, with which stockholders may not agree.

We can abandon or revoke the Dissolution and this may cause prior distributions made in liquidation to be treated as dividends.

By approving the Dissolution Proposal, stockholders will also be granting the Board the authority, notwithstanding stockholder approval of the Dissolution Proposal, to abandon the Dissolution prior to the filing of the Certificate of Dissolution without further stockholder action, if the Board determines that the Dissolution is not in the best interests of us and our stockholders.

After the filing of the Certificate of Dissolution, the Board may revoke the Dissolution if holders of a majority of the voting power of the Company’s common stock entitled to vote on the Dissolution Proposal approve a resolution adopted by the Board recommending such revocation. If the Dissolution is abandoned or revoked, then all prior distributions made in liquidation to stockholders may be treated as dividends to the extent of the Company’s current and accumulated earnings and profits. See “Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 41 of this proxy statement.

MATTERS FOR APPROVAL AT THE ANNUAL MEETING

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

General

Proposal No. 1 concerns the election of two Class I directors. The Board is divided into three classes with each class having a three-year term. The Bylaws provide that the number of directors that constitute the Board shall be fixed by a resolution adopted by the affirmative vote of a majority of the authorized directors. That number is currently fixed at eight directors, however, effective upon the retirement and expiration of the term of Mr. Sandman, at the Annual Meeting, the number of directors will be fixed at seven. The Bylaws also provide that any vacancy on the Board may be filled by a vote of the majority of the remaining directors then in office even if less than a quorum. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors in a particular class, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board presently has seven members. The members are Elizabeth O’Farrell, Alan Bazaar, David W. Gryska, Natasha Hernday, John P. McLaughlin, Dominique Monnet and Paul W. Sandman, with Ms. O’Farrell, Mr. Gryska and Mr. Sandman serving as Class I members with terms expiring at the Annual Meeting, Messrs. McLaughlin and Monnet serving as Class II members with terms expiring at the 2021 annual meeting and Mr. Bazaar and Ms. Hernday serving as Class III members with terms expiring at the 2022 annual meeting. Mr. Sandman has informed the Board and the Company that he will retire after serving his term that expires at the Annual Meeting.

Each of our Class I director nominees, Ms. O’Farrell and Mr. Gryska, has consented to being named in this proxy statement and has agreed to serve as a Class I director if elected. Certain information with respect to these nominees is set forth below. Ms. O’Farrell, who was appointed to the Board in June 2018, and Mr. Gryska, who was appointed to the Board in March 2014, if reelected at the Annual Meeting, will serve until the 2023 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. All of the directors serving at the time of the 2019 annual meeting of stockholders, attended such meeting.

Directors are elected by the holders of a majority of shares of common stock present or represented by proxy and entitled to vote on the election of directors; provided that if the number of nominees exceeds the number of directors to be elected, a plurality of shares of stockholders entitled to vote and present or represented by proxy shall be required. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a nominee has been elected. Abstentions are counted toward a quorum and will have the effect of a vote against the election of a nominee. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If a nominee becomes unavailable for election as a result of an unexpected occurrence, the proxyholders will have the authority to vote your shares for the election of a substitute nominee selected by our Nominating and Governance Committee at its discretion.

The following is a brief biography of the two nominees and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting

David W. Gryska, age 64, was first appointed a director of the Company in March 2014. From October 2014 to December 2018, Mr. Gryska was the Vice President and Chief Financial Officer of Incyte Corporation. He served as Chief Operating Officer and a director of Myrexis, Inc., a biotechnology company, from May 2012 to December 2012. From December 2006 to October 2010, he served as Senior Vice President and Chief Financial Officer of Celgene Corporation, a biopharmaceutical company. From October 2004 to December 2006, he was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Previously, Mr. Gryska served at Scios, Inc. (Scios), a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from 2000 to 2004, and as Vice President of Finance and Chief Financial Officer from 1998 to 2000. Scios was acquired by Johnson & Johnson in 2003. From 1993 to 1998, he served as Vice President and Chief Financial Officer at Cardiac Pathways, a medical device company later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as an audit partner at Ernst & Young LLP (EY). During his eleven years at EY, he focused on technology industries, with an emphasis on biotechnology and healthcare companies. Mr. Gryska holds a B.A. in Accounting and Finance from Loyola University and an M.B.A. from Golden Gate University. Mr. Gryska has served on the Board of Directors of Hyperion Therapeutics, Inc. and Argos Therapeutics, Inc. Currently, he serves on the Board of Directors of Seattle Genetics, Inc. and Aerie Pharmaceuticals, Inc.

Mr. Gryska has over 20 years’ experience as a chief financial officer for several public companies. Prior to these roles, he was an audit partner at EY. Mr. Gryska brings to the Board extensive knowledge of, and experience in, the application of accounting principles and the financial reporting process, particularly, in the health care sciences industry. In addition, Mr. Gryska has been determined by the Board to be an “audit committee financial expert” (as defined in applicable SEC rules) for the Company.

Elizabeth G. O’Farrell, age 56, was first appointed as a director of the Company in June 2018, and currently serves as the Chairperson of the Board. Ms. O’Farrell previously served 24 years with Eli Lilly and Company (“Eli Lilly”), most recently as Chief Procurement Officer from 2012 to 2017, until her retirement. At Eli Lilly, she advanced through various executive management positions, including Senior Vice President, Policy and Finance; Senior Vice President, Finance; Chief Financial Officer, Lilly USA; Chief Financial Officer, Lilly Canada; and General Auditor. Before joining Eli Lilly, Ms. O’Farrell was an accountant with Boise Cascade Office Products and auditor at Whipple & Company and Price Waterhouse. Currently, she serves on the Board of Directors of Geron Corporation and Inhibikase Therapeutics, Inc. Ms. O’Farrell served as a Board member of the YMCA of Greater Indianapolis from 2006 until 2017, including as its chairperson from 2014 to 2016. She is a member of the Finance Committee of the United Way of Brevard, in Brevard County, FL., and previously served on the Boards of the Washington Township Schools Foundation and Keep Indianapolis Beautiful. Ms. O’Farrell holds a B.S. in accounting with honors and an M.B.A. in management information systems, both from Indiana University.

Ms. O’Farrell provides the Board with extensive experience as a senior executive of a major pharmaceutical company with global operations. In addition, Ms. O’Farrell has been determined by the Board to be an “audit committee financial expert” (as defined in applicable SEC rules) for the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD NOMINEES NAMED ABOVE ON PROPOSAL NO. 1.

Directors Continuing in Office until the 2021 Annual Meeting

John P. McLaughlin, age 68, was first appointed a director of the Company in October 2008. Mr. McLaughlin was our Chief Executive Officer from December 2008 until his retirement in December 2018. From November 2008 to December 2008 he served as a Senior Advisor to the Company. He was the Chief Executive Officer and a director of Anesiva, Inc., formerly known as Corgentech, Inc., a publicly-traded biopharmaceutical company, from January 2000 to June 2008. From December 1997 to September 1999, Mr. McLaughlin was President of Tularik Inc., a biopharmaceutical company. From September 1987 to December 1997, Mr. McLaughlin held a number of senior management positions at Genentech, Inc., a biopharmaceutical company, including Executive Vice President and General Counsel. From January 1985 to September 1987, Mr. McLaughlin was a partner at a Washington, D.C. law firm specializing in food and drug law. Prior to that, Mr. McLaughlin served as counsel to various subcommittees of the United States House of Representatives, where he drafted numerous measures that became Food and Drug Administration laws. Mr. McLaughlin co-founded and served as Chairman of the Board of Eyetech Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company subsequently bought by OSI Pharmaceuticals, Inc., co-founded and served as a director of Peak Surgical, Inc., a private medical device company, until it was acquired by Medtronic in 2011, served as a director of AxoGen, Inc., a publicly-traded biopharmaceutical company until 2014, served as a director of Adverum Biotechnologies, Inc., a publicly-traded biopharmaceutical company, until 2016 and served as a director of Seattle Genetics, Inc., a publicly-traded biopharmaceutical company, until 2016. Currently, he serves on the Board of Directors of Rockwell Medical Inc. He received a B.A. from the University of Notre Dame and a J.D. from Catholic University of America.

Mr. McLaughlin possesses a strong understanding of the biotechnology industry and has experience in development and commercialization of antibodies, corporate licensing and patent litigation that the Company values.

Dominique Monnet, age 61, was first appointed as a director of the Company in December 2018. Mr. Monnet joined the Company in September 2017 as our President and was promoted to President and Chief Executive Officer effective December 31, 2018. Before joining the Company, Mr. Monnet served as senior vice president and chief marketing officer of Alexion Pharmaceuticals from May 2014 to October 2015 where he was responsible for commercial operations in the United States and Latin America and oversaw new products and global business operations functions. From August 2013 to May 2014 he was a managing director at Biotech Advisors International, LLC, a biotechnology consulting firm. Prior to that, from July 2002 through July 2013, he was a senior executive at Amgen Inc. (Amgen) where he served in a number of key commercial leadership positions in the United States and internationally. Most recently he acted as vice president and general manager for Amgen’s Inflammation Business Unit from August 2011 until July 2013, where he was responsible for accelerating the growth of the Enbrel® franchise in the highly competitive U.S. market. Prior to this, he served as vice president and head of Amgen’s Global Marketing and Commercial Development, where he led the marketing strategies and global launches of new products across a range of therapeutic areas. From July 2002 through 2006, Mr. Monnet was based in Zug, Switzerland, where he served as Amgen’s vice president of International Marketing and Business Operations, building Amgen’s international commercial capability and leading the creation of its successful international franchises in oncology and nephrology. Before joining Amgen, Mr. Monnet held positions of increasing responsibility in line commercial management and global marketing over 19 years at Schering-Plough - including General Manager of its affiliate in the UK and Republic of Ireland - Ciba-Geigy and Alza Corporation. Mr. Monnet holds a business degree from EDHEC Business School in Lille, France, and an M.B.A. from INSEAD in Fontainebleau, France.

Mr. Monnet brings the Board a strong understanding of the pharmaceutical and biotechnology industries and experience in the commercialization of pharmaceutical products. In addition, Mr. Monnet provides strategic guidance to our management team and the Board.

Directors Continuing in Office until the 2022 Annual Meeting

Alan Bazaar, age 50, was appointed as a director of the Company in February 2020. Mr. Bazaar is currently the Chief Executive Officer of Hollow Brook Wealth Management LLC, a position he has held since November 2013, where he is responsible for firm-wide operations, investment research, and portfolio management. Mr. Bazaar served as a director of Hudson Global Inc. from June 2015 to May 2019 and a director of Sparton Corp. from May 2016 until the completion of its sale in March 2019. Mr. Bazaar served as a director of LoJack Corporation from March 2015 until the completion of its sale in March 2016. Mr. Bazaar was formerly a director of NTS, and served from December 2012 until the completion of its sale in June 2014. From 2004 until April 2008, Mr. Bazaar served as a director of Media Sciences International, Inc., which manufactured and distributed business color printer supplies and industrial ink applications in the United States. From July 1999 until December 2009, Mr. Bazaar was a Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC where he co-managed the public equity portfolio and was responsible for all elements of due diligence. Previously, Mr. Bazaar served as a director of Airco Industries, Inc., a privately held manufacturer of aerospace products, and was employed by Arthur Andersen LLP in the Assurance and Financial Buyer’s Practices group and in the Business Fraud and Investigation Services Unit.  Mr. Bazaar received an undergraduate degree in History from Bucknell University and a Master of Business Administration from the Stern School of Business at New York University. He is a Certified Public Accountant (inactive).

Mr. Bazaar brings significant financial, operational and transactional experience to the Board from his roles as both a chief executive officer and a director on the boards of several public companies.

Natasha A. Hernday, age 47, was first elected as a director of the Company in June 2019. Ms. Hernday has served as a member of the leadership team of Seattle Genetics, Inc., a publicly-traded biotechnology company, since January 2011. She is currently its Senior Vice President, Corporate Development. At Seattle Genetics, Ms. Hernday built and led the business development team responsible for sourcing, evaluating and negotiating licensing deals, acquisitions and partnerships. From July 1994 until January 2011, Ms. Hernday served in various roles of increasing responsibility at Amgen, including Director, Mergers & Acquisitions and Director, Out-Partnering. Ms. Hernday received her B.A. in microbiology from the University of California at Santa Barbara and her M.B.A. from Pepperdine University.

Ms. Hernday provides approximately 25 years of biotechnology experience to the Board with particular expertise in corporate development and corporate strategy. Her experience and perspective is extremely valuable to the Board and the Company’s leadership team.

Independence of Directors

As required under the Nasdaq Stock Market (Nasdaq) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Bazaar, Mr. Gryska, Ms. Hernday, Ms. O’Farrell and Mr. Sandman. In making these determinations, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. McLaughlin, the Company’s former Chief Executive Officer, and Mr. Monnet, the Company’s President and Chief Executive Officer, are not an independent director by virtue of their employment history with the Company.

hThe Board also determined that each member of each of the Compensation Committee, the Nominating and Governance Committee and the Audit Committee was independent during 2019, and is currently independent, under Nasdaq’s rules for listed companies.

Meetings of the Board of Directors

The Board met thirteen times during 2019. Each member of the Board attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served during the period for which he or she was a director or committee member.

In accordance with the applicable Nasdaq listing standards, in fiscal year 2019, the Company’s directors met eight times in regularly scheduled executive sessions, at which only independent directors were present.

Information Relating to Committees of the Board

The Board currently has the following committees: Audit Committee, Compensation Committee, Cost Committee, Litigation Committee and Nominating and Governance Committee.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions, including, but not limited to:

•	overseeing the accounting and financial reporting processes and audits of our financial statements;

•	appointing an independent registered public accounting firm to audit our financial statements;

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overseeing and monitoring (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, (c) our independent registered public accounting firm’s qualifications, independence and performance and (d) our internal accounting and financial controls;

•	preparing the report that SEC rules require to be included in our Annual Report or proxy statement;

•	reviewing all related person transactions for potential conflicts of interests or other improprieties;

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discussing our policies with respect to certain risk assessments, including the risk of fraud, our major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	reviewing our investment policy and evaluating our adherence to such policy with regard to investment of our assets;

•	providing the Board with the results of its monitoring and recommendations; and

•	providing the Board additional information and materials as it deems necessary to make the Board aware of significant financial matters that require the attention of the Board.

The Audit Committee is currently comprised of Mr. Gryska, Ms. O’Farrell and Mr. Sandman. Mr. Gryska is the chairperson of the Audit Committee. Following the Annual Meeting, Mr. Sandman will no longer serve as a member of the Audit Committee as he is retiring from the Board after serving his term that expires at the Annual Meeting. Mr. Gryska and Ms. O’Farrell have each been determined by the Board to be an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee met seven times during 2019. The Audit Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

 The Board has reviewed the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the Nasdaq listing standards).

The Audit Committee has the authority to retain special legal, accounting or other professional advisors to advise the committee as it deems necessary, at our expense, to carry out its duties and to determine the compensation of any such advisors.

Report of the Audit Committee of the Board of Directors

The Audit Committee has prepared the following report on its activities with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2019.

Our management is responsible for the preparation, presentation and integrity of our consolidated financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

The independent registered public accounting firm is responsible for planning and performing an independent audit of our consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for auditing the effectiveness of our internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2019, with management and the independent registered public accounting firm, PricewaterhouseCoopers LLP.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Annual Report.

David W. Gryska (chairperson)
Elizabeth G. O’Farrell
Paul W. Sandman

Compensation Committee

The Compensation Committee is currently comprised of Ms. O’Farrell, Ms. Hernday and Mr. Sandman. Ms. O’Farrell serves as the chairperson of the Compensation Committee. Following the Annual Meeting, Mr. Sandman will no longer serve as a member of the Compensation Committee as he is retiring after from the Board serving his term that expires at the Annual Meeting. The Board has also appointed Mr. Bazaar to serve as a member of the Compensation Committee effective as of the date of the Annual Meeting. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2)(A) of the Nasdaq listing standards). The Compensation Committee met nine times during 2019.

The Compensation Committee is responsible for, but not limited to:

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reviewing and approving for our chief executive officer and other executive officers: (i) the annual base salary, (ii) the annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) employment agreements, severance arrangements and change in control agreements/provisions and (v) any other benefits, compensation, compensation policies or arrangements;

•	annually reviewing the effect of the Company’s compensation policies on risk management;

•	reviewing and approving or making recommendations to the Board regarding the compensation policy for such other senior management as directed by the Board;

•	reviewing and approving or making recommendations to the Board regarding general compensation goals and guidelines for employees and the criteria by which bonuses to employees are determined;

•	reviewing with management our Compensation Discussion and Analysis and recommending that it be included in our annual proxy statement; and

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approving and acting as administrator of our equity compensation plans, including determination of the terms, conditions and restrictions of equity awards under the plans, the forms of award agreements, the vesting and exercisability of awards and approval of any rules, guidelines or policies related to those equity compensation plans.

While the Compensation Committee maintains the authority to delegate its exclusive power to determine matters of executive compensation and benefits to a subcommittee of the Compensation Committee, the Compensation Committee has not done so. The Compensation Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

The Compensation Committee retains its own independent compensation consultant. The Compensation Committee has retained Board Advisory, LLC (Board Advisory) from April 2014 onward to advise on various matters related to compensation of executive officers and directors and general compensation programs and matters.

The Compensation Committee generally engages Board Advisory to provide:

•	comparative market data on the executive and director compensation practices and programs of competitive companies;

•	guidance on industry best practices and emerging trends and developments in executive and director compensation; and

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advice on determining the total compensation of each of our executive officers and the material elements of total compensation, including: (i) annual base salaries, (ii) target cash bonus amounts and (iii) long-term incentives, including restricted stock awards and stock options.

The Compensation Committee has reviewed an assessment of Board Advisory’s independence and any potential conflicts of interest raised by Board Advisory’s work for the Compensation Committee by considering the following six factors: (i) the provision of other services to us by Board Advisory; (ii) the amount of fees received from us by Board Advisory, as a percentage of the total revenue of Board Advisory; (iii) the policies and procedures of Board Advisory that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Board Advisory with a member of the Compensation Committee; (v) any Company stock owned by Board Advisory; and (vi) any business or personal relationship of Board Advisory with any of our executive officers. Based on such review, the Compensation Committee has concluded that Board Advisory is independent and that there are no such conflicts of interest.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or an employee of the Company at any time during 2019. None of our executive officers serve as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or Compensation Committee. Our chief executive officer assists the Compensation Committee by presenting proposals and recommendations to the Compensation Committee, information on Company and individual performance of the named executive officers and management’s perspective and recommendations on compensation matters. Our chief executive officer recuses himself from that portion of the Compensation Committee meetings involving deliberation and decision making of his own compensation.

Cost Committee

The Cost Management Committee (the Cost Committee) is currently comprised of Mr. Bazaar, Ms. O’Farrell and Ms. Hernday. Mr. Bazaar is the chairperson of the Cost Committee. The Cost Committee was formed in February 2020 in connection with the cooperation and support agreement entered into by the Company with Engine Capital, L.P. and certain of its affiliates.

The Cost Committee is responsible for, but not limited to:

•	making recommendations to the full Board regarding cost-reduction initiatives and their execution timeline;

•	in collaboration with management, recommending a target for the Company’s annual general and administrative expenses for consideration and approval by the Board;

•	reviewing the Company’s actual expenses in preparation for Board meetings and providing an assessment of such expenses to the Board from time to time; and

•	making regular reports to the Board regarding the foregoing.

Litigation Committee

The Litigation Committee is currently comprised of Messrs. Sandman and McLaughlin. Mr. Sandman is the chairperson of the Litigation Committee. The Litigation Committee met twice during 2019. Following the Annual Meeting, Mr. Sandman will no longer serve as a member of the Litigation Committee as he is retiring from the Board after serving his term that expires at the Annual Meeting.

The Litigation Committee is responsible for, but not limited to:

•	consulting with management and outside counsel to discuss the initiation of any dispute by us prior to its commencement or the settlement of any dispute prior to its resolution;

•	consulting with management and outside counsel following the initiation of a dispute by a third party or an overture by a third party to settle a dispute;

•	consulting with management and outside counsel regarding the strategy for the management, prosecution and resolution of all disputes;

•	receiving updates on the status of all disputes; and

•	assisting the Board in fulfilling its oversight responsibilities with respect to such disputes.

The Litigation Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

Nominating and Governance Committee

The Nominating and Governance Committee is currently comprised of Mr. Gryska and Ms. Hernday. Ms. Hernday is the chairperson of the Nominating and Governance Committee. Mr. Yanai served on the Nominating and Governance Committee until his resignation on April 30, 2020. The Nominating and Governance Committee met four times during 2019.

The Nominating and Governance Committee is responsible for, but not limited to:

•	identifying individuals qualified to become Board members;

•	selecting, or recommending to the Board, director nominees for each election of directors;

•	developing and recommending to the Board criteria for selecting qualified director candidates;

•	considering committee member qualifications, appointment and removal;

•	considering and articulating the qualities, experiences, skills and attributes that qualify each director to be a member of the Board;

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assessing the optimum size of the Board and its committees and the needs of the Board for various skills, background and business experience in determining whether it is advisable to consider additional candidates for nomination;

•	annually assessing the Nominating and Governance Committee’s effectiveness in diversifying the Board;

•	annually evaluating the effectiveness of the Board’s management structure and articulating why the Board’s current or proposed leadership structure is effective;

•	recommending to the Board corporate governance principles, codes of conduct and compliance mechanisms applicable to us; and

•	providing oversight in the evaluation of the Board and each committee of the Board.

The Nominating and Governance Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

Evaluation of Director Nominations

In fulfilling its responsibilities to select and recommend to the Board director nominees for each election of directors, the Nominating and Governance Committee considers the following factors:

•	the appropriate size of the Board and its committees;

•	the perceived needs of the Board for particular skills, diversity, background and business experience;

•	the skills, background, reputation and business experience of nominees compared to the skills, background, reputation and business experience already possessed by other Board members;

•	the nominees’ independence from management;

•	the applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of a fresh perspective provided by new members.

The Nominating and Governance Committee’s goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates, in the judgment of the Nominating and Governance Committee, must also have sufficient time available to perform all Board and committee responsibilities. Board members are expected to prepare for, attend and participate in all Board and applicable committee meetings.

The Nominating and Governance Committee has defined “diversity” for purposes of evaluating director candidates. Under the Nominating and Governance Committee’s selection criteria, diversity means experience, professional skill, geographic representation and educational and professional background necessary to assist the Board in the discharge of its responsibilities. The Nominating and Governance Committee looks at the composition of the Board as a whole when considering diversity and seeks nominees whose experience, professions, skills, geographic representation and backgrounds complement and create diversity among the directors. The Nominating and Governance Committee does not assign specific weights to any criteria and no particular criterion is necessarily applicable to all prospective nominees.

The same standards apply to any nominee, regardless of whether recommended internally or by stockholders.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and our stockholders. The Nominating and Governance Committee annually evaluates all Board members and the Board as a whole. It also evaluates those directors whose terms expire that year and who are willing to continue in service against the criteria set forth above in determining whether to recommend those directors for reelection. The Nominating and Governance Committee has determined that the Board and its members meet such criteria.

Candidates for Nomination

Candidates for nomination as director come to the attention of the Nominating and Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the Nominating and Governance Committee at any point during the year. Such candidates are evaluated against the criteria set forth above. If the Nominating and Governance Committee determines at any time that it is desirable for the Board to consider additional candidates for nomination, the Nominating and Governance Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may, if the Nominating and Governance Committee deems it is appropriate, engage a third-party search firm to assist in identifying qualified candidates.

The Nominating and Governance Committee has adopted a policy to evaluate any recommendation for director nominee proposed by a stockholder, and our Bylaws also permit stockholders to nominate directors for consideration at an annual meeting, subject to certain conditions. Any recommendation for a director nomination must be submitted in writing to:

PDL BioPharma, Inc.
Attention: Corporate Secretary
932 Southwood Boulevard
Incline Village, Nevada 89451

  Our Bylaws require that any director nomination made by a stockholder for consideration at an annual meeting must meet the requirements set forth in the Bylaws and be received in writing not less than 90 calendar days nor more than 120 calendar days in advance of the date of the one-year anniversary of the Company’s (or the Company’s predecessor’s) previous year’s annual meeting of stockholders. However, if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, such notice by the stockholder to be timely must be received by the Secretary of the Company not later than the close of business on the 90th calendar day prior to such annual meeting or, if later, the 10th calendar day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Each written notice containing a stockholder nomination of a director at an annual meeting must include as to the stockholder submitting the nomination:

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the name and address, as they appear on the Company’s books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf a proposal of nomination to election of directors is made;

•	the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and such beneficial owner;

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a representation that such stockholder will notify the Company in writing of the class and number of such shares owned beneficially and of record by such stockholder and such beneficial owner as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

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any option, warrant, convertible security, stock appreciation right, derivative, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value or volatility of any class or series of shares of the Company, whether or not such instrument or right shall convey any voting rights in such shares or shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a Derivative Instrument), directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity of such stockholder or beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and a representation that such stockholder will notify the Company in writing of any such Derivative Instrument or other direct or indirect opportunity to profit or share in any profit in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Company;

•	any rights to dividends on the shares of the Company owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Company;

•
any proportionate interest in shares of capital stock of the Company or Derivative Instruments or other direct or indirect opportunity to profit or share in any profit held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

•
any performance related fees (other than an asset based fee) that such stockholder or beneficial owner is entitled to base on any increase or decrease in the price or value of shares of any class or series of the Company, or any Derivative Instruments or other direct or indirect opportunity to profit or share in any profit, if any;

•
a description of any agreement, arrangement or understanding with respect to the proposal of nomination between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, and a representation that such stockholder will notify the Company in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•
a description of any material interest of such stockholder and such beneficial owner, if any, on whose behalf the proposal is made and of any material benefit that such stockholder and such beneficial owner, if any, on whose behalf the proposal is made expects or intends to derive from such business or action, as applicable;

•
a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or a representation that such stockholder is a holder of record of stock of the Company entitled to consent to corporate action in writing without a meeting, as applicable;

•
a representation whether such stockholder or such beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy (or consent, as applicable) to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (ii) otherwise to solicit proxies (or consents, as applicable) from stockholders in support of such nomination; and

•
any other information that is required to be provided by such stockholder pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), in such stockholder’s capacity as a proponent of a stockholder nomination.

Each written notice containing a stockholder nomination of a director at an annual meeting must include for each person whom the stockholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by the person;

•	a statement as to the person’s citizenship;

•	the completed and signed representation and agreement described in the Bylaws;

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and the person, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the person were a director or executive officer of such registrant;

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act; and

•	such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

All director nominees must also complete a customary form of director’s questionnaire as part of the nomination process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.

 Code of Ethics

The Company has adopted a Code of Business Conduct (the Conduct Code) that applies to all officers, directors and employees. The Conduct Code is available on our website at www.pdl.com. In the event we amend any provision of the Conduct Code, we will satisfy our disclosure obligations with respect to any such amendment by posting such information on our Internet website set forth above rather than by filing a Current Report on Form 8-K. Any waiver of the Conduct Code will be disclosed by filing a Current Report on Form 8-K.

Board Leadership Structure

From March 2009 to April 2019, the Board was led by a Lead Director. However, in April 2019, the Board changed this role to Chairperson, while retaining the independence requirements that had previously applied to the role of Lead Director. Under our corporate governance principles, the Chairperson of the Board is responsible for coordinating the Board’s activities, including the scheduling of meetings of the full Board, scheduling executive sessions of the non-employee directors and setting relevant items on the agenda (in consultation with the chief executive officer as necessary or appropriate). The Chairperson must be an independent member of the Board. The Board believes that this leadership structure, consisting of an independent member of the Board as the Chairperson, enhances the Board’s oversight of, and independence from, Company management and our overall corporate governance. Ms. O’Farrell, an independent member of the Board, currently serves as the Chairperson.

Risk Oversight by the Board

Companies face a variety of risks, including credit risk, market risk, liquidity risk and operational risk. The Board believes that an effective risk management system will: (i) timely identify the material risks that the Company faces, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (iii) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile and (iv) integrate risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management. The Company’s management prepares periodic reports to the Audit Committee and the Board discussing in detail the known and anticipated risks to the Company and the Company’s approach to mitigating such risks. Based on such reports, the Audit Committee makes periodic reports to the Board as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes.

In addition to the formal compliance program, the Board and management promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Risk Assessment of Compensation Policies

Most recently in April 2020, the Board, with the assistance of Board Advisory, conducted a risk assessment of the Company’s compensation policies and practices. The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model. For this purpose, the Compensation Committee worked closely with Board Advisory to ensure that pay levels and performance metrics were reasonable from an external competitive perspective and affordable and reasonable within the context of the Company’s current and projected long-term financial performance. The Compensation Committee assessed the Company’s mix of pay (cash versus equity and short- versus long-term) from a competitive and strategic perspective, and found it reasonable and supportive of the business strategy.

Based on the Compensation Committee’s work and the assessment conducted with the assistance of Board Advisory, the Board concluded that its compensation program does not promote excessive risk taking. In this regard, the Company notes that:

•	the Compensation Committee uses third-party corporate governance reviews of the Company’s public filings to assess the reasonableness of pay levels, CEO pay-for-performance alignment and risk profile;

•
the Compensation Committee uses an independent compensation consultant who (i) assesses the competitiveness of each component of the Company’s compensation package in relation to its peers in the healthcare industry and (ii) provides the Compensation Committee with a risk assessment report no less than annually;

•	the Company uses explicit and discrete goals in its design of incentive plans and such plans are reasonable in relation to the Company’s size, financial position and business objectives; and

•	the Company uses reasonable maximum caps in its incentive plan design.

PROPOSAL NO. 2:
RATIFICATION OF SELECTION OF PRICEWATERHOUSE COOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which is comprised entirely of independent directors, has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and the Board has directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2019. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

None of the Bylaws, other governing documents or law requires stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020 will be approved if a majority of the votes cast at the Annual Meeting vote “FOR” the ratification. Abstentions and broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Independent Registered Public Accounting Firm Fees and Services

The aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and 2018, by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm:

($ in thousands)	2019	2018
Fee Category
Audit Fees(1)	$2,812	$2,582
Audit-related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	2	4
Total Fees	$2,814	$2,586

(1)
Audit fees consist of fees for professional services rendered for the audit of our consolidated financial statements, attestation services surrounding the effectiveness of our internal control environment and review of the interim condensed consolidated financial statements included in quarterly reports. It also includes services that normally would be provided in connection with statutory and regulatory filings or engagements and services that generally only the principal auditor reasonably can provide to a client, such as comfort letters, attestation services (except those not required by statute or regulation), procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning.
(4)
All other fees include any fees billed that are not audit, audit related or tax fees. In 2019 and 2018, these fees included a license to an accounting research database and an accounting disclosure checklist.

The Audit Committee pre-approves all audit services provided by the independent registered public accounting firm and permissible non-audit services in excess of a certain de minimis amount provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, any pre-approval is detailed as to the particular service or category of services and includes an estimate of the related fees. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting. During fiscal years 2019 and 2018, the Audit Committee approved all of the fees described above.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3:
Approval of the dissolution pursuant to the plan of DISSOLUTION

General

Proposal No. 3 concerns the approval of the Dissolution Proposal. The Board has determined that the Dissolution is advisable and in the best interests of the Company and its stockholders, has approved the Dissolution and has adopted the Plan of Dissolution. A copy of the Plan of Dissolution is attached as Annex A to this proxy statement and incorporated herein by reference. As discussed below, the Board has determined to seek approval for the Dissolution in the event that a sale of the Company is not consummated or the Board determines that a sale of the Company will not maximize value to our stockholders. Certain material features of the Plan of Dissolution are summarized below. Stockholders are urged to carefully read the Plan of Dissolution in its entirety.

The Dissolution is subject to the condition that the holders of a majority of our outstanding shares of common stock authorize the Dissolution at the Annual Meeting. The Board recommends a vote “FOR” the approval of the Dissolution pursuant to the Plan of Dissolution.

In general terms, when we dissolve pursuant to the Dissolution, we will cease conducting our business, wind up our affairs, dispose of our non-cash assets, pay or otherwise provide for our obligations, and distribute our remaining assets, if any, during a post-dissolution period of at least three years, as required by the DGCL. The effective time of the Dissolution will be when the Certificate of Dissolution is filed with the office of the Secretary of State of the State of Delaware or such later date and time that is stated in the Certificate of Dissolution. With respect to the Dissolution, we will follow the dissolution and winding up procedures prescribed by the DGCL, as described in further detail under the heading “Delaware Law Applicable to Our Dissolution” beginning on page 35. If the stockholders approve the Dissolution Proposal, the Company currently plans to target the end of 2020 to file the Certificate of Dissolution with the Secretary of State of the State of Delaware, but recognizes this may be delayed given the uncertainties related to the COVID-19 pandemic. In addition, such filing may be delayed as determined by the Board in its sole discretion, as described in more detail below.

Following the filing of the Certificate of Dissolution, in accordance with the applicable provisions of the DGCL, the Board will proceed to wind up the Company’s affairs. Authorization of the Dissolution by the holders of a majority of the outstanding stock of the Company shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the effective time of the Dissolution, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of any and all contracts for sale, exchange or other disposition that are conditioned on stockholder approval. The Company intends to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL to, among other things, obtain an order from the Delaware Court of Chancery establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years filing of the Certificate of Dissolution (or such longer period of time as the Delaware Court of Chancery may determine not to exceed ten years) (the Court Order). We will pay or make reasonable provision for our uncontested known claims and expenses and establish reserves for other claims as required by the Court Order. The remaining assets or cash of the Company will be used to make liquidating distributions to stockholders.

If stockholders do not approve the Dissolution Proposal, we will continue our corporate existence and the Board will continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value and in accordance with our monetization strategy.

Our liquidation, winding up and distribution procedures will be further guided by our Plan of Dissolution, as described in further detail under the heading “Description of our Plan of Dissolution” beginning on page 6. You should carefully consider the risk factors relating to our complete liquidation and dissolution and described under the heading “Risks Related to The Dissolution” beginning on page 11.

The description of the Dissolution contained in this introductory section is general in nature and is subject to various other factors and requirements, as described in greater detail below.

Background of the Proposed Dissolution and Plan of Dissolution

In September 2019, we engaged financial and legal advisors and initiated a review of our strategy. In December 2019, we disclosed that we planned to halt the execution of our growth strategy, cease making additional strategic transactions and investments and instead pursue a formal process to unlock the value of our portfolio by monetizing our assets and ultimately distributing net proceeds to stockholders.

Over the subsequent months, our board of directors and management analyzed, together with outside financial and legal advisors, how to best capture value pursuant to our monetization strategy and best return the significant intrinsic value of the high-quality assets in our portfolio to our stockholders. While, as noted herein, we have targeted the end of 2020 for the sale of our Material Assets (as defined below), we further recognize that, the duration and extent of the public health issues related to the COVID-19 pandemic make it possible, and perhaps probable, that the timing of the sale of all or substantially all of the Company’s assets, including the Material Assets, and therefore the timing of the Dissolution, may be delayed.  As a result, we will continue to assess the market for our assets so as to balance the cost of continuing to incur general and administrative expenses against the state of the market for our assets so that we may determine the appropriate time to sell the Material Assets and other assets of the Company.

Pursuant to our monetization strategy, we are exploring a variety of potential transactions, including a sale of the whole company, divestiture of assets, spin-offs of operating entities, merger opportunities or a combination thereof. In addition, we have analyzed, and continue to analyze, the optimal mechanisms for returning value to stockholders in a tax-efficient manner, including via share repurchases, cash dividends and other distributions of assets. We have not set a definitive timeline and intend to pursue monetization in a disciplined and cost-effective manner seeking to maximize returns to stockholders. We also recognize, however, that accelerating the timeline, while continuing to seek to optimize asset value, could increase returns to stockholders due to reduced general and administrative expenses as well as potentially provide faster returns to stockholders.

Our focus throughout 2020 and continuing until Dissolution, if approved by our stockholders, will be the monetization and execution of potential transactions for the sale of the Company and/or the disposition of certain material assets, including, without limitation, the following assets: (1) our ownership interest in Noden Pharma DAC and Noden Pharma USA Inc. (collectively, Noden) and the branded prescription medicine products sold under the name Tekturna® and Tekturna HCT® in the United States, Rasilez® and Rasilez HCT® in the rest of the world, and an authorized generic form of Tekturna in the United States (collectively, the Noden Products); (2) our ownership interest in LENSAR, Inc. (LENSAR) and the LENSAR® Laser System; (3) our investment in shares of Evofem Biosciences, Inc. (Evofem); and (4) certain royalty rights and hybrid notes/royalty receivables (collectively, the Material Assets). In furtherance of these efforts and to assist us in our monetization strategy, at the end of 2019 we retained Bank of America Securities to advise us in a process for a sale of the Company. We have also retained SVB Leerink to advise us generally regarding the monetization strategy. In the event that we conclude that a whole company sale will not maximize value, and that a sale of the assets of the Company, separately or in combination, will provide more significant stockholder value, we have retained Torreya Partners to advise us in our monetization of our Noden asset and shares of Evofem, SVB Leerink to advise us in our monetization of LENSAR and the LENSAR® Laser System, and BofA Securities to advise us in a sale of our royalty assets. BofA Securities has also been retained to advise us on a sale of the whole company.

During the ongoing strategic process and in connection with the implementation and execution of our monetization strategy, the Board discussed from time-to-time its plan to liquidate and dissolve the Company following the consummation of the sale of all or substantially all of the Company’s assets, including the Material Assets. Upon the disposition of the Material Assets pursuant to our monetization strategy, rather than using the combination of the proceeds from our monetization strategy and sale of the Material Assets to continue operations of the Company, the Board has determined that the more advisable course of action would be to liquidate and dissolve so that we can have the opportunity to provide some distribution of assets to our stockholders, after we take care of various obligations and contingencies, as described elsewhere in this proxy statement.

On February 3, 2020, members of our Board were provided with a draft Plan of Complete Liquidation (the Plan of Liquidation) and a preliminary description of the Dissolution. The Plan of Liquidation provided to the Board outlined a plan to maximize value to stockholder by the end of 2020 through a complete liquidation of assets, including the engagement of various financial advisors to assist with the disposition of each of the Material Assets. At meetings of the Board held on February 6, 2020 and February 7, 2020, the Board reviewed the Plan of Liquidation, including a discussion of the Material Assets and expected value to stockholders by monetizing such assets by the end of 2020. After further discussion, the Board unanimously approved the Plan of Liquidation, including the asset monetization timeline and strategy.

On April 24, 2020, members of our Board were provided with a draft Plan of Dissolution, as well as a description of the Dissolution, to be considered in preparation for the Board meeting to be held on May 4, 2020. At the May 4, 2020 meeting, our Board further considered the Plan of Dissolution and the Dissolution. During this meeting, members of our Board had the opportunity to ask questions about the legal aspects of the Plan of Dissolution and the Dissolution, and the Board’s questions were answered by outside financial and legal advisors and our executive officers. Our Board determined that, following the disposition of the Material Assets, or at such earlier time as the Board determines in its sole discretion that such disposition of certain of the Material Assets or a sale of the Company is unlikely to maximize the value that can be returned to stockholders from our monetization strategy, the Company would, if approved by the stockholders, file a Certificate of Dissolution in Delaware and proceed to wind-down and dissolve the company in accordance with Delaware law.

After further discussion at the May 4, 2020 meeting, our Board unanimously determined that the Dissolution was advisable and in the best interests of us and our stockholders, adopted the Plan of Dissolution, authorized and approved the proposed Dissolution, recommended that our stockholders authorize and approve the proposed Dissolution in accordance with the Plan of Dissolution, and, subject to approval by our stockholders, generally authorized our officers to take all necessary actions to effect the Plan of Dissolution and our Dissolution in accordance with the Plan of Dissolution. The Plan of Dissolution approved by the Board is attached to this proxy statement as Annex A.

Reasons for the Dissolution

The decision of the Board to seek your approval for the Dissolution Proposal followed a lengthy process which the Board consulted with management and financial, accounting and legal advisors and carefully considered the risks, timing, viability and potential impact to our stockholders of the alternatives potentially available to us. Based on such consideration and analysis, the Board determined that the Dissolution pursuant to the Plan of Dissolution is advisable and in the best interests of us and our stockholders.

The Board considered the following factors, among others, in favor of the Dissolution pursuant to the Plan of Dissolution:

•
the determination by our Board, after conducting a review of our financial condition, evaluation of potential strategic alternatives, prospects for the sale of the Company as a whole or the sale of all or substantially all of the Company’s assets, including the Material Assets, in individual sales, the results of operations and our future business prospects, that continuing to operate as a going concern is not reasonably likely to create greater value for the stockholders than the value that may be obtained for the stockholders pursuant to the sale of all or substantially all of the Company’s assets, including the Material Assets, and the Dissolution;

•
the sale of all or substantially all of the Company’s assets, including the Material Assets, and the Dissolution provide our stockholders with an opportunity to potentially monetize their investment in the Company and allows us to distribute the maximum amount of cash to the Company’s stockholders from the sale of all or substantially all of the Company’s assets, including the Material Assets;

•
commencing the dissolution process under the DGCL, including the mailing of notices to claimants and the requirement that claimants respond by a specified date or their claims will be barred, may facilitate an earlier resolution of certain claims against the Company;

•
the material costs associated with our business operations, including accounting, legal and other expenses in connection with required filings with the SEC and required to support the day-to-day operations of our various operating segments and our prior growth strategy;

•	the range of aggregate net proceeds which may be realizable by us from the sale of all or substantially all of the Company’s assets, including the Material Assets;

•
under Sections 281(c) and 282 of the DGCL, by following the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL, directors of a dissolved corporation would be protected from personal liability to claimants of the dissolved corporation for failing to make adequate provision for such corporation’s actual and potential liabilities, and each stockholder’s potential liability would be limited in the aggregate to the amount distributed to such stockholder in the dissolution and further limited to claims filed before the expiration of the winding-up period;

•
the Dissolution Proposal is subject to approval by our stockholders and allows stockholders to have a direct vote on whether they concur with such proposal as a favorable outcome for the Company and its stockholders;

•
the terms and conditions of the Plan of Dissolution permit the Board to abandon or delay implementation of the dissolution prior to the filing of the Certificates of Dissolution if it determines that, in light of new proposals presented or changes in circumstances, a dissolution is no longer advisable and in the best interests of the Company and its stockholders;

•
that under the DGCL, if the circumstances justifying the Dissolution change, the Certificate of Dissolution may be revoked after the effective time of the Dissolution if the Board adopts a resolution recommending revocation and if the stockholders originally entitled to vote on the Dissolution approve such revocation at a meeting of stockholders; and

•
there are potential U.S. federal income tax benefits of the Plan of Dissolution to our stockholders, including that distributions received by a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 46 of this proxy statement) pursuant to the Plan of Dissolution are intended to be treated as a reduction in the U.S. Holder’s tax basis in such holder’s shares of our common stock, but not below zero, with any excess taxable as capital gain; for a more detailed discussion, see “Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 45 of this proxy statement.

The Board also considered certain material risks or potentially unfavorable factors in arriving at its conclusion that the Dissolution is advisable and in the best interests of us and our stockholders, including, among others:

•
there are uncertainties as to the timing, nature and amount of any liquidating distributions to stockholders, including the risk that there could be unanticipated delays in selling all or substantially all of the Company’s assets, including the Material Assets, and the amounts we would ultimately distribute to our stockholders pursuant to the Plan of Dissolution may be substantially less than the amounts we currently estimate if the amounts of our liabilities, other obligations and expenses and claims against us are higher than we currently anticipate;

•
it is possible that the timing of the sale of all or substantially all of the Company’s assets, including the Material Assets, and therefore the timing of the Dissolution, may be delayed and significantly impacted by public health issues related to the COVID-19 pandemic;

•
it is possible that the aggregate liquidating distributions that would be paid to a stockholder under the Plan of Dissolution would not exceed the amount that the stockholder could have received upon sales of its shares of the Company in the open market;

•	the uncertainty of value, if any, of the Material Assets;

•	the disposition of our remaining assets will be subject to corporate-level U.S. federal, state and local tax;

•
the announcement of the Dissolution Proposal may cause significant turnover in our stockholder base, which may cause us to undergo an “ownership change” (generally defined as a greater than 50 percentage point change (by value) in our equity ownership over a three-year period) and limit our ability to use our pre-change net operating loss carryforwards and other pre-change tax attributes;

•	the Board and our executive officers may have interests in the Plan of Dissolution that are different from, or in addition to, the interests of stockholders generally;

•
in the event we fail to create adequate reserves for payment of the amounts ultimately payable in respect of expenses and liabilities, creditors may seek recovery from our stockholders and our stockholders may be required to return to certain creditors some or all of the liquidating distributions;

•	the fact that, under the DGCL, our stockholders are not entitled to appraisal rights for their shares of common stock in connection with the Dissolution;

•	potential changes in applicable laws (including tax laws) and regulations;

•	risk of diverting management focus and resources from other strategic options and from operational matters while working to implement the Dissolution; and

•
if the Dissolution pursuant to the Plan of Dissolution is approved by our stockholders, holders of shares of our common stock would generally not be permitted to transfer the shares of common stock after the effective time of the Dissolution, and such lack of liquidity and the delisting of our common stock from the Nasdaq Stock Market may adversely affect the trading prices of our common stock prior to the effective time of the Dissolution.

Our Board also considered the other factors described in the section entitled “Risks Related to the Dissolution” of this Proxy Statement and under the caption “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC and other documents we file with or furnish to the SEC, in deciding to approve, and recommend that our stockholders approve, the Plan of Dissolution.

The preceding discussion is not intended to be an exhaustive description of the information and factors considered by our Board, but addresses the material information and factors considered. In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, our Board did not find it practical and did not quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its conclusions. In addition, our Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of our Board may have given different weight to different factors.

At this time, our Board has considered all of the strategic alternatives the Board has to date considered feasible and has determined that the Dissolution is advisable and in the best interests of us and our stockholders, and to return to our stockholders the company’s remaining assets and/or cash that are not necessary to provide for the Company’s liabilities. The Board, however, retains the right to consider additional alternatives that may develop and abandon or delay implementation of the Plan of Dissolution should a superior alternative arise before the filing of the Certificate of Dissolution with the Delaware Secretary of State.

Estimated Distribution to Stockholders

We estimate that we will have between approximately $350 million to $700 million of cash and other non-cash assets that we will be able to distribute to our stockholders in connection with the Dissolution, which implies a per share distribution with an aggregate value of between approximately $2.98 and $5.97 based on 117,285,043 shares outstanding as of April 24, 2020. We cannot predict with certainty the amount of cash available to distribute to our stockholders in connection with the Dissolution, nor can we predict with certainty the value of other non-cash assets, if any, that may be distributed to our stockholders in connection with the dissolution, until such time as we are able to dispose of all or substantially all of the Company’s assets, including the Material Assets, if any. Calculating such an estimate is inherently uncertain and requires that we make a number of assumptions regarding future events, many of which are unlikely to ultimately be true and are not known at this time. We used the following assumptions when calculating the range of estimated distributable value of cash and other non-cash assets: (i) the purchase price of all or substantially all of our assets, including the Material Assets, will not be adjusted for any tax contingencies, (ii) we file the Certificate of Dissolution and implement the Plan of Dissolution shortly after closing of the sale of our Material Assets, (iii) there are no currently unknown or unanticipated material liabilities, and no such liabilities arise or are identified after the filing of the Certificate of Dissolution, (iv) the estimate of the Company’s known, contingent or future liabilities, including related to the FTB audit and the IRS audit (each as defined below) is reasonable and materially accurate, (v) the accounting for our liabilities (including those that are presently unknown), which involves estimates and complex valuations, (vi) certain tax provisions of the recently enacted Coronavirus Aid, Relief, and Economic Security Act, which allow net operating losses generated in tax years beginning after December 31, 2017 and before January 1, 2021, to be carried back to each of the five preceding tax years for federal income tax purposes, and (vii) the number of our employees will be reduced substantially following the effective time of the Dissolution and as our various assets are disposed of in accordance with our monetization strategy.

Further, we made a number of assumptions regarding the future value of the sale of the Material Assets prior to Dissolution, including: (i) the sales of the Material Assets may be made in one or more installments, (ii) the Board’s estimate of the transaction-related costs in connection with the sale of all or substantially all of the Company’ assets, including the Material Assets, is reasonable and materially accurate, (iii) each of the Material Assets shall be disposed of in connection with a sale, (iv) the timing and value realized upon sale of any of the Company’s assets would not be subject to material delay or other limitations as a result of public health issues related to the COVID-19 pandemic, (v) the Board’s estimate as to the impact on the valuation of the Material Assets as a result of COVID-19, including any potential discount applied to the Board’s estimate of realizable proceeds or value that may be obtained upon disposition as a result thereof, is reasonable and materially accurate, (vi) the Board’s estimate of the net proceeds to be received by the Company from each of the sales of the Material Assets is reasonable and materially accurate, (vii) there are no asset-specific interdependencies, and (viii) assumptions specific to timing and value to be received upon the sale of each individual Material Asset, including, without limitation, (A) our ownership interest in Noden and the Noden Products would be acquired by either a strategic buyer with substantial revenue, cost and financial synergies, or a financial buyer with limited revenue, cost and financial synergies, (B) our ownership interest in LENSAR and the LENSAR® Laser System would be acquired by a buyer at a value that reflects the future cash flows that the buyer could realize by commercializing LENSAR’s proprietary and differentiated technologies, the amount of which we considered based on recently conducted market research and discussions with a financial advisor, or LENSAR will be spun-out as a public company and the shares distributed to our shareholders, the value of which we considered based on public company forward revenue multiples and discussions with a financial advisor, (C) our shares of Evofem will be either distributed to our stockholders or sold in a private transaction, a marketed secondary public offering at the then-current market price or on the open market at then-current market price, which we have assumed for purposes of this Proxy Statement to be a recent volume weighted average price prior to the filing of this Proxy Statement, and is subject to change based on prevailing market conditions and other factors, and (D) the sale of royalty rights and hybrid notes/royalty receivables will be subject to a competitive bidding process with robust demand among potential acquirors.

The Board also considered and relied upon, without independent verification, information provided by its financial advisors engaged to assist with the disposition of each of the Material Assets.

As discussed above, our estimate of the amounts we may distribute to our stockholders in connection with the Dissolution includes the potential distribution of certain non-cash assets. Although we currently anticipate that we will sell each of the Material Assets prior to the Dissolution, our Board is evaluating alternative transactions with respect to certain assets, including a potential taxable spin-off of LENSAR and the LENSAR® Laser System. In accordance with the Plan of Liquidation, the Company is concurrently evaluating a spin-off transaction which, if consummated, would result in our stockholders receiving equity securities in LENSAR. The value of any equity securities received if a spin-off transaction is consummated is included in our estimate of the total amounts distributable to stockholders referenced above. The spin-off transaction can be carried out independently of the divestitures of the other assets of the Company. While our preference is to distribute cash to our shareholders from a sale of LENSAR, if a sale alternative is not available at this time, possibly due to the COVID-19 pandemic or other uncertainties, or if the Board, with the advice of its financial advisors, believes that the value in a spin-off could generate greater value to its shareholders than a sale transaction, then it will undertake (or pursue) a spin-off.

In addition to the sale or disposition of the Material Assets as discussed above, we similarly anticipate selling or disposing of, or receiving proceeds from, each of our remaining assets. Such assets include:

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the resulting outcome of continued litigation of claims filed by the Company against the guarantors of obligations owed to the Company by Wellstat Diagnostics, LLC (the Wellstat Diagnostics Guarantors) under a credit agreement that we entered into, as a lender, with Wellstat Diagnostics, LLC;

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principal and interest payments due under a credit agreement entered into by the Company, as a lender, with CareView Communications, Inc., the recoverable amount of which is expected to be substantially less than the principal and interest payable;

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amounts received in connection with our agreement with a counterparty pursuant to which we sold the remaining assets of DFM, LLC, to which we are entitled to a single-digit percentage of any net final award in connection with its monetization process using certain intangible assets included in the sale;

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amounts received from a royalty based on a “know-how” license for technology provided in the design of solanezumab, an Eli Lilly-licensed humanized monoclonal antibody being tested in a study of older individuals who may be at risk of memory loss and cognitive decline due to Alzheimer’s disease. The 2% royalty on net sales is payable for 12.5 years after the product’s first commercial sale, and is currently in ongoing clinical studies with Phase 3 testing results expected in July of 2022; and

•	proceeds from our investment in shares of Alphaeon Corporation.

We are considering the monetization of the foregoing assets prior to the filing of the Certificate of Dissolution, but such assets may mature into more significant value for our stockholders following the Dissolution.

Our estimate of the anticipated distribution amounts are preliminary and subject to change and many of the factors that are necessary to determine how much, if any, we will be able to distribute to our stockholders in liquidation are subject to change and outside of our control. The foregoing estimates are qualified by the assumptions set forth above, are subject to numerous uncertainties, and may not reflect the total range of possible outcomes, and actual amounts may differ materially from such estimates. We have attempted to make reasonable estimates and assumptions, but if any of such estimates or assumptions are inaccurate, the actual amount we distribute to our stockholders may be lower or higher than the estimated range. It is possible that the aggregate liquidating distributions that would be paid to a stockholder under the Plan of Dissolution would not exceed the amount that the stockholder could have received upon sales of its shares of common stock in the open market. It is not possible to predict with certainty what the amount of aggregate liquidating distributions ultimately will be. While we intend to pursue matters related to our liquidation and winding up as quickly as possible after completion of the sale of our Material Assets, the timing thereof is also subject to numerous risks and uncertainties. For a discussion of risks related to the Dissolution and the estimates, assumptions and uncertainties related thereto, stockholders are urged to review the risk factors set forth in the section entitled “Risks Related to the Dissolution” of this Proxy Statement and under the caption under the caption “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC and the other documents we file with or furnish to the SEC. Further, the timing of many elements of this process after our Dissolution will not be entirely within our control and, therefore, we are unable to estimate when we would be able to begin making any post-Dissolution liquidating distributions to our stockholders. See “Risks Related to The Dissolution” beginning on page 11. The timing of any distributions to our stockholders after the filing of the Certificate of Dissolution will in large part depend on our ability to pay or make adequate provision for payment of all of our liabilities and obligations in the manner provided under the DGCL following the filing of the Certificate of Dissolution, the timing of the sale of our assets and our ability to provide for the payment of liabilities and obligations that are not identified or not fixed at the time of the filing of the Certificate of Dissolution. Under the DGCL, before a dissolved corporation may make any distributions to its stockholders, it must pay or make reasonable provision to pay all of its liabilities and obligations, including all contingent, conditional or unmatured claims known to the corporation, and claims which, based on facts known to the corporation, are likely to arise or become known to the corporation within five years (or such longer period of time as the Delaware Court of Chancery may determine, not to exceed ten years). We are unable to currently determine the amount of all liabilities and obligations that we will owe, or the amount of a contingency reserve we will be required to establish, upon the filing of the Certificate of Dissolution. As a result, we anticipate a substantial period of time may transpire between the filing of the Certificate of Dissolution and any liquidating distributions to our stockholders.

The Plan of Dissolution gives the Board of Directors, to the fullest extent permitted by law, the authority to liquidate all of our assets in the manner that is in the best interest of the Company’s stockholders after the filing of the Certificate of Dissolution. In accordance with Section 271 of the DGCL, the sale of all or substantially all of our assets will require additional approval of our stockholders. We are unable to determine at this time whether any such stockholder approval will be required in connection with the disposition of our assets prior to Dissolution.

Delaware Law Applicable to our Dissolution

We are a corporation organized under the laws of the State of Delaware and the Dissolution will be governed by the DGCL. The following is a brief summary of some of the DGCL provisions applicable to the Dissolution. The following summary is qualified in its entirely by Sections 275 through 283 of the DGCL, which are attached to this proxy statement as Annex B.

Delaware Law Generally

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Authorization of Board and Stockholders. If a corporation’s board of directors deems it advisable that the corporation should dissolve, it may adopt a resolution to that effect by a majority vote of the whole board and notify the corporation’s stockholders entitled to vote on the dissolution of the adoption of the resolution and the calling of a meeting of stockholders to act on the resolution. Our Board has unanimously adopted a resolution deeming the Dissolution advisable and in the best interests of us and our stockholders. This proxy statement and its accompanying materials constitute a notice to this effect to our stockholders and a notice of the Annual Meeting at which our stockholders of record on the Record Date may vote to approve the Dissolution, among other matters. The Dissolution must be authorized and approved by the holders of a majority of our outstanding common stock on the Record Date entitled to vote on the Dissolution Proposal.

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Certificate of Dissolution. If a corporation’s stockholders authorize its dissolution, to consummate the dissolution the corporation must file a certificate of dissolution with the Secretary of State of the State of Delaware. The certificate of dissolution must include the corporation’s name, the date the dissolution was authorized, a statement that the dissolution has been authorized by the corporation’s board of directors and stockholders, the names and addresses of the directors and officers of the corporation and the date that the corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware. If our stockholders authorize the Dissolution at the Annual Meeting, we plan to target the end of 2020 to file the Certificate of Dissolution with the Secretary of State of the State of Delaware, but recognize this may be delayed given the uncertainties related to the COVID-19 pandemic. Ultimately, the timing of such filing is subject to the discretion of the Board, and may depend on our ability to successfully execute our monetization strategy. Prior to filing the Certificate of Dissolution, we intend to continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value and in accordance with our monetization strategy. Following the completion of the sale of all or substantially all of the Company’s assets, including the Material Assets, or such earlier time as the Board determines in its sole discretion that disposition of certain of the Material Assets or a sale of the Company is unlikely to maximize the value that can be returned to stockholders from our monetization strategy, we will file the Certificate of Dissolution as soon as practicable and in accordance with Delaware law. The timing and success of our monetization strategy, and therefore the targeted filing date of the Certificate of Dissolution, are subject to numerous risks and uncertainties, including, without limitation, the risk factors set forth in the section entitled “Risks Related to the Dissolution” of this Proxy Statement and under the caption “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC and other documents we file with or furnish to the SEC.

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Possible Permitted Abandonment of Dissolution. The resolution authorizing a dissolution adopted by a corporation’s board of directors may provide that, notwithstanding authorization of the dissolution by the corporation’s stockholders, the board of directors may abandon the dissolution without further action by the stockholders. While we do not currently foresee any reason that our Board would abandon our proposed Dissolution once it is authorized by our stockholders, to provide our Board with the maximum flexibility to act in the best interests of our stockholders, the resolutions adopted by our Board included this kind of provision.

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Time of Dissolution. When a corporation’s certificate of dissolution is filed with the Secretary of State of the State of Delaware and has become effective, along with the corporation’s tender of all taxes (including Delaware franchise taxes) and fees authorized to be collected by the Secretary of State of the State of Delaware, the corporation will be dissolved.

Continuation of the Corporation After Dissolution

A dissolved corporation continues its existence for three years after dissolution, or such longer period as the Delaware Court of Chancery may direct, for the purpose of prosecuting and defending suits and enabling the corporation to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. A dissolved corporation may not, however, continue the business for which it was organized. Any action, suit or proceeding begun by or against the corporation before or during this survival period does not abate by reason of the dissolution, and for the purpose of any such action, suit or proceeding, the corporation will continue beyond the three-year period until any related judgments, orders or decrees are fully executed, without the necessity for any special direction by the Delaware Court of Chancery. The Plan of Dissolution

will govern our winding up process after dissolution, and is described in further detail under the heading “Description of our Plan of Dissolution” beginning on page 6.

Payment and Distribution to Claimants and Stockholders

A dissolved corporation must make provision for the payment (or reservation of funds as security for payment) of claims against the corporation in accordance with the applicable provisions of the DGCL and the distribution of remaining assets to the corporation’s stockholders. The dissolved corporation may do this by following one of two procedures, as described below.

Safe Harbor Procedures under DGCL Sections 280 and 281(a) (the Safe Harbor Procedures)

A dissolved corporation may elect to give notice of its dissolution to persons having a claim against the corporation (other than claims against the corporation in any pending actions, suits or proceedings to which the corporation is a party) (the Current Claimants) and to persons with contractual claims contingent on the occurrence or nonoccurrence of future events or otherwise conditional or unmatured (the Contingent Contractual Claimants), and after giving these notices, following the procedures set forth in the DGCL, as described below.

Current Claimants

Notices and Publication. The notice to Current Claimants must state (1) that all such claims must be presented to the corporation in writing and must contain sufficient information reasonably to inform the corporation of the identity of the claimant and the substance of the claim; (2) the mailing address to which the claim must be sent; (3) the date (the Claim Date) by which the claim must be received by the corporation, which must be no earlier than 60 days from the date of the corporation’s notice; (4) that the claim will be barred if not received by the Claim Date; (5) that the corporation may make distributions to other claimants and the corporation’s stockholders without further notice to the Current Claimant; and (6) the aggregate annual amount of all distributions made by the corporation to its stockholders for each of the three years before the date of dissolution. The notice must be published at least once a week for two consecutive weeks in a newspaper of general circulation in the county in which the corporation’s registered agent in Delaware is located and in the corporation’s principal place of business and, in the case of a corporation having $10,000,000 or more in total assets at the time of dissolution, at least once in all editions of a daily newspaper with a national circulation. On or before the date of the first publication of the notice, the corporation must also mail a copy of the notice by certified or registered mail, return receipt requested, to each known claimant of the corporation, including persons with claims asserted against the corporation in a pending action, suit or proceeding to which the corporation is a party.

Effect of Non-Responses to Notices. If the dissolved corporation does not receive a response to the corporation’s notice by the Claim Date from a Current Claimant who was given actual notice according to the foregoing paragraph, then the claimant’s claim will be barred.

Treatment of Responses to Notices. If the dissolved corporation receives a response to the corporation’s notice by the Claim Date, the dissolved corporation may accept or reject, in whole or in part, the claim. If the dissolved corporation rejects a claim, it must mail a notice of the rejection to the Current Claimant by certified or registered mail, return receipt requested, within 90 days after receipt of the claim (or, if earlier, at least 150 days before the expiration of the post-dissolution survival period). The notice must state that any claim so rejected will be barred if the Current Claimant does not commence an action, suit or proceeding with respect to the claim within 120 days of the date of the rejection.

Effect of Non-Responses to Rejections of Claims. If the dissolved corporation rejects a claim and the Current Claimant does not commence an action suit or proceeding with respect to the claim within the 120-day post-rejection period, then the Current Claimant’s claim will be barred.

Contingent Contractual Claimants

Notices. The notice to Contingent Contractual Claimants (persons with contractual claims contingent on the occurrence or nonoccurrence of future events or otherwise conditional or unmatured) must be in substantially the same form and sent and published in the same manner, as notices to Current Claimants and shall request that Contingent Contractual Claimants present their claims in accordance with the terms of such notice.

Responses to Contractual Claimants. If the dissolved corporation receives a response by the date specified in the notice by which the claims from Contingent Contractual Claimants must be received by the corporation, which must be no earlier than 60 days from the date of the corporation’s notice to Contingent Contractual Claimants, the dissolved corporation must offer to the Contingent Contractual Claimant such security as the dissolved corporation determines is sufficient to provide compensation to the claimant if the claim matures. This offer must be mailed to the Contingent Contractual Claimant by certified or registered mail, return receipt requested, within 90 days of the dissolved corporation’s receipt of the claim (or, if earlier, at least 150 days before the expiration of the post-dissolution survival period). If the Contingent Contractual Claimant does not deliver to the dissolved corporation a written notice rejecting the offer within 120 days after receipt of the offer for security, the claimant is deemed to have accepted the security as the sole source from which to satisfy the claim against the dissolved corporation.

Determination by Delaware Court of Chancery

A dissolved corporation that has complied with the Safe Harbor Procedures must petition the Delaware Court of Chancery to determine the amount and form of security that will be (1) reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party, other than a claim barred pursuant to the Safe Harbor Procedures, (2) sufficient to provide compensation to any Contingent Contractual Claimant who has rejected the dissolved corporation’s offer for security for such person’s claims made pursuant to the Safe Harbor Procedures, and (3) reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within five years after the date of dissolution or such longer period of time as the Delaware Court of Chancery may determine, not to exceed ten years after the date of dissolution.

Payments and Distribution

If a dissolved corporation has followed the Safe Harbor Procedures, then it will (1) pay the current claims made but not rejected, (2) post the security offered and not rejected for contractual claims that are contingent, conditional or unmatured, (3) post any security ordered by the Delaware Court of Chancery in response to the dissolved corporation’s petition to the court described above, and (4) pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the dissolved corporation. If there are insufficient assets to make these payments and provisions, then they will be satisfied ratably in accordance with legal priorities, to the extent that assets are available.

All remaining assets will be distributed to the dissolved corporation’s stockholders, but not earlier than 150 days after the date of the last notice of rejection given by the dissolved corporation to a Current Claimant pursuant to the Safe Harbor Procedures.

Alternative Procedures under DGCL Section 281(b) (the Alternative Procedures)

If a dissolved corporation does not elect to follow the Safe Harbor Procedures, it must adopt a plan of distribution pursuant to which it will (1) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation, (2) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party and (3) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within ten years after the date of dissolution. If there are insufficient assets to make these payments and provisions, then they will be satisfied ratably in accordance with legal priorities, to the extent assets are available. All remaining assets will be distributed to the dissolved corporation’s stockholders.

Liabilities of Stockholders and Directors

If a dissolved corporation follows either the Safe Harbor Procedures or the Alternative Procedures, then (1) a stockholder of the dissolved corporation will not be liable for any claim against the dissolved corporation in an amount in excess of the lesser of (a) the stockholder’s pro rata share of the claim and (b) the amount distributed to the stockholder. If a dissolved corporation follows the Safe Harbor Procedures, then a stockholder of the dissolved corporation will not be liable for any claim against the dissolved corporation on which an action, suit or proceeding is not begun before the expiration of the post-dissolution survival period. In no event will the aggregate liability of a stockholder of a dissolved corporation for claims against the dissolved corporation exceed the amount distributed to the stockholder in dissolution. If a dissolved corporation fully complies with either the Safe Harbor Procedures or the Alternative Procedures, then the dissolved corporation’s directors will not be personally liable to the dissolved corporation’s claimants.

Application of These Procedures to the Company

We currently plan to elect to follow the Safe Harbor Procedures because we believe that these procedures offer more protection to our stockholders and, generally, provide a method to fulfill our responsibilities to claimants and stockholders in the Dissolution.

However, our Plan of Dissolution specifically permits our Board to decide to abandon any plans to follow the Safe Harbor Procedures and to follow the Alternative Procedures permitted by Delaware law if our Board determines that following the Safe Harbor Procedures would be impracticable, inadvisable or otherwise not in our best interests. If we follow the Safe Harbor Procedures, then the required published notices would be published in a newspaper of general circulation in New Castle County, Delaware (the location of our registered agent), and Incline Village, Nevada (the location of our principal place of business), as well as in a daily newspaper with national circulation, since our total assets exceed $10 million. Information about our liquidation, winding up and distribution procedures is described in further detail under the heading “Description of our Plan of Dissolution” below.

Description of our Plan of Dissolution

The Dissolution will be conducted in accordance with the Plan of Dissolution, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. The following is a summary of our Plan of Dissolution and does not purport to be complete or contain all of the information that is important to you. To understand our Plan of Dissolution more fully, you are urged to read this proxy statement as well as the Plan of Dissolution. Our Plan of Dissolution may be modified, clarified or amended by action by our Board at any time and from time to time, as further described below.

Authorization and Effectiveness

Our Plan of Dissolution may become effective after the holders of a majority of the outstanding common stock entitled to vote on the Dissolution Proposal have authorized the Dissolution and will constitute our authorized plan and will evidence our authority to take all actions described in the Plan of Dissolution. If the Dissolution is approved by our stockholders, the timing of the filing of a Certificate of Dissolution will be subject to the discretion of the Board. Prior to filing the Certificate of Dissolution, we intend to continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value and in accordance with our monetization strategy. In support of our monetization strategy, our Board approved the Plan of Liquidation. Under such Plan of Liquidation, we are targeting the end of 2020 for the monetization of our Material Assets, but recognize this may be delayed given the uncertainties related to the COVID-19 pandemic. The timing and success of our monetization strategy is subject to numerous risks and uncertainties, including, without limitation, the risk factors set forth in the section entitled “Risks Related to the Dissolution” of this Proxy Statement and under the caption “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC and other documents we file with or furnish to the SEC. Following the completion of the sale of all or substantially all of the Company’s assets, including the Material Assets, or such earlier time as the Board determines in its sole discretion that disposition of certain of the Material Assets or a sale of the Company is unlikely to maximize the value that can be returned to stockholders from our monetization strategy, we will file the Certificate of Dissolution with the Secretary of State of the State of Delaware and ensure that all relevant taxes (including Delaware franchise taxes) and fees are paid. The effective time of the Dissolution will be when the Certificate of Dissolution is filed with the office of the Secretary of State of the State of Delaware or such later date and time that is stated in the Certificate of Dissolution.

Survival Period

For three years after the effective time of the Dissolution (or such longer period as the Delaware Court of Chancery may direct) (the Survival Period), we will continue as a body corporate for the purpose of prosecuting and defending lawsuits (civil, criminal or administrative) by or against us; settling and closing our business; disposing of and conveying our property; discharging our liabilities in accordance with the DGCL; and distributing our remaining assets to our stockholders. We will no longer engage in our existing business operations, except to the extent necessary to preserve the value of our assets and wind up our business affairs in accordance with our Plan of Dissolution. We anticipate that all distributions to our stockholders will be made in cash, and may be made at any time, from time to time, in accordance with the DGCL.

General Liquidation, Winding Up and Distribution Process

We intend to elect to follow the Safe Harbor Procedures described in further detail under the heading “Delaware Law Applicable to Our Dissolution” beginning on page 35. If for any reason our Board deems it inadvisable or impracticable to comply, or to continue to comply, with the Safe Harbor Procedures, then we will comply with the Alternative Procedures. If we use the Alternative Procedures, our Board will also adopt a separate plan of distribution in accordance with the Alternative Procedures.

Continuing Employees and Consultants

During the Survival Period, we may select, retain, hire, employ or contract with employees, consultants, agents, trustees, independent professional advisors (including legal counsel, accountants and financial advisors) and others, as the Board may determine, from time to time, to be necessary or advisable to effect the Dissolution as described in our Plan of Dissolution. The Board expects that during the Dissolution, the number of employees of the Company will be reduced substantially following the effective time of the Dissolution and as our various assets are disposed of in accordance with our monetization strategy. The Board also expects that outside legal and financial advisors will be retained to assist with the Dissolution.

After filing the Certificate of Dissolution, the Board expects it will reduce the size of the Board to three Board seats to save costs.

We may, in the absolute discretion of the Board, pay the Company’s officers, directors, employees, consultants, agents and other representatives, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they will be required to undertake in connection with the implementation of the Plan of Dissolution.

Costs and Expenses

We will pay all costs and expenses that the Board may determine from time to time to be necessary or advisable to effect the Dissolution in accordance with the Plan of Dissolution and as may be necessary or advisable to continue our existence and operations. These costs and expenses may include, without limitation, brokerage, agency, professional, consulting and other fees and expenses of persons rendering services to the Company in connection with the matters described in the Plan of Dissolution and costs incurred to comply with contracts to which the Company is a party.

Indemnification

We will continue to indemnify our officers, directors, employees and agents in accordance with, and to the extent required or permitted by, the DGCL, our certificate of incorporation, our bylaws and any contractual arrangements, whether these arrangements existed before the Dissolution or were entered into after the Dissolution. During the Survival Period, acts and omissions of any indemnified or insured person in connection with the implementation of the Plan of Dissolution will be covered to the same extent that they were covered before the effective time of the Dissolution. The Board is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

Stockholder Consent

Authorization of the Dissolution by the holders of a majority of the outstanding stock of the Company entitled to vote thereon shall constitute approval of all matters described in this proxy statement relating to the Dissolution, including our Plan of Dissolution. Authorization of the Dissolution by the holders of a majority of the outstanding stock of the Company shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the effective time of the Dissolution, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of any and all contracts for sale, exchange or other disposition that are conditioned on stockholder approval.

Subsidiaries

As part of the Dissolution, we may take actions with respect to each of our direct and indirect subsidiaries, based on the advice and counsel of our legal and other advisors and in accordance with the requirements of the laws and charter documents governing each subsidiary, to liquidate, dissolve or otherwise wind up each such subsidiary.

Known Liabilities

Among other liabilities, the Company’s major known, contingent and future liabilities include (i) an audit by the California Franchise Tax Board (the FTB) and (ii) an audit by the United States Internal Revenue Service (the IRS). The timing of the resolution of the FTB audit and the IRS audit, and the amounts to be ultimately paid by the Company, if any, is uncertain. The outcome of these audits could result in the payment of tax amounts that differ from the amounts the Company has reserved for uncertain tax positions for the periods under audit resulting in incremental expense or a reversal of the Company’s reserves in a future period. At this time, the Company does not anticipate a material change in the unrecognized tax benefits related to the FTB audit or the IRS audit that would affect the effective tax rate, deferred tax assets or valuation allowances over the next 12 months.

Legal Claims

We will defend any claims against us, our officers or directors or our subsidiaries, whether a claim exists before the effective time of the Dissolution or is brought during the Survival Period, based on advice and counsel of our legal and other advisors and in such manner, at such time and with such costs and expenses as our Board may approve from time to time. During the Survival Period, we may continue to prosecute any claims that we had against others before the effective time of the Dissolution and may institute any new claims against any person as the Board may determine necessary or advisable to protect the Company and its assets and rights or to implement the Plan of Dissolution. At the Board’s discretion, we may defend, prosecute or settle any lawsuits, as applicable.

From time to time, we are involved in lawsuits, arbitrations, claims, investigations and proceedings, consisting of intellectual property, commercial, employment and other matters, which arise in the ordinary course of business. We are currently involved in certain legal proceedings described in more detail in Note 25, Legal Proceedings, to the Consolidated Financial Statements included in Item 8, “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC. In the event of a determination adverse to us, our subsidiaries, directors or officers in any these matters, we may incur substantial monetary liability and be required to change our business practices. We may also incur substantial legal fees in defending against these claims.

Stock of the Company

From and after the effective time of the Dissolution as set forth in the Certificate of Dissolution, and subject to applicable law, each holder of shares of our common stock shall cease to have any rights in respect of that stock, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Dissolution and the DGCL. After the effective time of the Dissolution, our stock transfer records shall be closed, and we will not record or recognize any transfer of our common stock occurring after the effective time of the Dissolution as set forth in the Certificate of Dissolution, except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice. Pursuant to the Plan of Dissolution, after the Dissolution is approved by our stockholders, our Board will have discretion over the timing of the filing of the Certificate of Dissolution. We are currently targeting the end of 2020 as the effective time of the Dissolution, but recognize this may be delayed given the uncertainties related to the COVID-19 pandemic. We intend to provide advance notice to our stockholders prior to closing our stock transfer records. No stockholder shall have any appraisal rights in connection with our liquidation, dissolution and winding up.

Unclaimed Distributions

If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered a certificate evidencing ownership of the Company’s common stock or provided other evidence of ownership as required in the Plan of Dissolution or by the Board or for any other reason, the distribution to which the stockholder is otherwise entitled will be transferred, at such time as the final liquidating distribution is made by us, or as soon as practicable after that distribution, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of the distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to the stockholder as the sole equitable owner of the distribution and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. The proceeds of any such distribution will not revert to or become the property of us or any other stockholder.

Liquidating Trust

While we do not currently propose transferring our assets to a liquidating trust, we may do so if deemed appropriate by our Board, based on advice of our legal, tax and accounting advisors. We may, for example, transfer assets to a liquidating trust if we are unable to complete the Dissolution within the initial three-years of the Survival Period.

Abandonment, Exceptions, Modifications, Clarifications and Amendments

Notwithstanding the authorization of the Dissolution by our stockholders as described in this proxy statement, our Board will have the right, as permitted by the DGCL, to abandon the Dissolution at any time before it becomes effective and terminate our Plan of Dissolution, without any action by our stockholders, if our Board determines that to do so is in the best interest of us and our stockholders. Without further action by our stockholders, our Board may, to the extent permitted by Delaware law, waive, modify or amend any part of our Plan of Dissolution, and may provide for exceptions to or clarifications of the terms of our Plan of Dissolution. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.

Our Certificate of Incorporation and Bylaws and the DGCL

During the Survival Period, we will continue to be governed by our certificate of incorporation and bylaws, insofar as their terms apply and insofar as necessary or appropriate to implement our Plan of Dissolution. Our Board will continue to have the authority to amend our bylaws as it may deem necessary or advisable. To any extent that the provisions of our Plan of Dissolution conflict with any provision of the DGCL, the provisions of the DGCL shall prevail.

Authority of the Board

Our Board, without further action by our stockholders, is authorized to take all actions as they deem necessary or advisable to implement our Plan of Dissolution. All determinations and decisions to be made by our Board will be at the absolute and sole discretion of our Board.

Material U.S. Federal Income Tax Consequences of the Proposed Dissolution

The following discussion is a summary of the material U.S. federal income tax consequences of the Dissolution to U.S. Holders and Non-U.S. Holders (each as defined below), but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the Code), U.S. Treasury regulations promulgated thereunder (the Treasury Regulations), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the IRS), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder or Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below.

This discussion is limited to U.S. Holders and Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	persons who hold our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS

TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE DISSOLUTION ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definitions of U.S. Holder and Non-U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

U.S. Federal Income Tax Treatment of the Dissolution

We intend for distributions made pursuant to the Plan of Dissolution to be treated as a series of distributions in complete liquidation of the Company, and this discussion assumes this treatment will be respected. In accordance with such treatment, each of our stockholders will be treated as receiving its portion of such distributions in exchange for its shares of our common stock. If a stockholder holds different blocks of shares of our common stock (generally, shares of our common stock purchased or acquired on different dates or at different prices), the holder’s portion of such distributions must be allocated among the several blocks of shares in the proportion that the number of shares in a particular block bears to the total number of shares owned by the holder.

If we distribute any asset other than cash pursuant to the Plan of Dissolution, or if a stockholder assumes a liability in connection with the Dissolution, the treatment of such asset or liability may vary depending on the circumstances of the stockholder and the nature of the asset or liability. Please consult your tax advisor with respect to the tax consequences to you of the receipt of any such asset or assumption of any such liability.

Until all of our remaining assets have been distributed to our stockholders or a liquidating trust and the liquidation is complete, we will continue to be subject to U.S. federal income tax on our income, if any, such as interest income. We will also generally recognize gain or loss, if any, upon the sale of any assets held by us in connection with the Dissolution based on the difference between the fair market value of the consideration received for such assets sold and our tax basis in such assets. In addition, if we distribute any assets, other than cash, to our stockholders or to a liquidating trust in connection with the Dissolution, we will generally recognize gain or loss, if any, based on the difference between the fair market value of such assets and our tax basis in such assets. Any tax liability resulting from the Dissolution will reduce the cash available for distribution to our stockholders.

Notwithstanding our position that the distributions made pursuant to the Plan of Dissolution will be treated as a series of distributions in complete liquidation of the Company, it is possible that the IRS or a court could determine that any of these distributions is a current distribution. In addition, if the Dissolution is abandoned or revoked, these distributions would be treated as current distributions. A current distribution would be treated as a dividend for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits. Under this treatment, amounts not treated as dividends for U.S. federal income tax purposes would constitute a return of capital and first be applied against and reduce a holder’s adjusted tax basis in its shares of our common stock, but not below zero. Any excess would be treated as capital gain. Please consult your tax advisor with respect to the proper characterization of any distributions made pursuant to the Plan of Dissolution.

U.S. Federal Income Tax Consequences of Distributions Made Pursuant to the Plan of Dissolution to U.S. Holders

Distributions made pursuant to the Plan of Dissolution to a U.S. Holder will be treated as received by the U.S. Holder in exchange for the U.S. Holder’s shares of our common stock. The amount of any such distribution allocable to a block of shares of our common stock owned by the U.S. Holder will reduce the U.S. Holder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be taxable as capital gain. Such gain generally will be taxable as long-term capital gain if the shares have been held for more than one year. Any tax basis remaining in a share of our common stock following the final liquidating distribution by the Company will be treated as a capital loss. The deductibility of capital losses is subject to limitations.

U.S. Federal Income Tax Consequences of Distributions Made Pursuant to the Plan of Dissolution to Non-U.S. Holders

Distributions made pursuant to the Plan of Dissolution to a Non-U.S. Holder will be treated as received by the Non-U.S. Holder in exchange for the Non-U.S. Holder’s shares of our common stock. The amount of any such distribution allocable to a block of shares of our common stock owned by the Non-U.S. Holder will reduce the Non-U.S. Holder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be treated as capital gain. A Non-U.S. Holder will not be subject to U.S. federal income tax on any such gain unless:

•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (USRPI) by reason of our status as a U.S. real property holding corporation (USRPHC) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the distribution will not be subject to U.S. federal income tax if one or more exceptions from these rules under the Code apply.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

U.S. Holders

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives a distribution made pursuant to the Plan of Dissolution. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

A distribution made pursuant to the Plan of Dissolution and received within the United States or through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. Proceeds from a distribution made pursuant to the Plan of Dissolution and received through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

U.S. Federal Income Tax Consequences of a Liquidating Trust

We may transfer our remaining assets and obligations to a liquidating trust if our Board determines that such a transfer is advisable. Under applicable Treasury Regulations, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is unreasonably prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust. Although neither the Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

If we transfer assets to a liquidating trust and distribute interests in the liquidating trust to our stockholders, we intend that such transfer and distribution would be treated for U.S. federal income tax purposes as if we distributed an interest in each of the assets so transferred directly to our stockholders. Each holder would be treated as receiving a liquidating distribution from us, which would be treated generally as described above.

Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, we intend that the liquidating trust would be treated as a “grantor trust” for U.S. federal income tax purposes. In that case, each unit or interest in the liquidating trust would represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust and a holder would be treated for U.S. federal income tax purposes as receiving or paying directly a pro rata portion of all income, gain, loss, deduction and credit of the liquidating trust. A holder would be taxed each year on its share of revenues from the liquidating trust, net of such holder’s share of expenses of the liquidating trust (including interest and depreciation) whether or not the holder receives a distribution of cash from the liquidating trust that year. When the liquidating trust makes distributions to holders, the holders would recognize no additional gain or loss.

Assuming the liquidating trust is treated as a grantor trust for U.S. federal income tax purposes, a holder’s tax basis in a unit of the liquidating trust (and indirectly in the pro rata portion of the net assets in the liquidating trust that are attributable to that unit) would be equal to the fair market value of a unit (and those net assets) on the date that it is distributed to the holder, which value would be determined by us and reported to the holders. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets would be determined based upon a holding period commencing at the time of the acquisition by a holder of such holder’s beneficial interest in the liquidating trust.

The trustee or trustees of the liquidating trust would provide to each holder of units in the liquidating trust after each year end a detailed itemized statement that reports on a per unit basis the holder’s allocable share of all the various categories of revenue and expense of the liquidating trust for the year. Each holder must report such items on its U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions.

If the liquidating trust fails to qualify as a liquidating trust that is a grantor trust for U.S. federal income tax purposes, the consequences to holders would depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes. If the liquidating trust is taxable as a corporation, the trust itself would be subject to U.S. federal income tax at the applicable corporate income tax rate, which is currently 21%. In that case, distributions made by the liquidating trust would be reduced by any such additional taxes imposed on the trust, and a holder would be subject to tax upon the receipt of distributions that constitute dividends from the trust rather than taking into account its share of the trust’s taxable items on an annual basis.

Holders should consult their tax advisors regarding the tax consequences that would apply to them if we were to transfer assets to a liquidating trust.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock outstanding on the Record Date and entitled to vote on the Dissolution Proposal is required to approve the Dissolution Proposal. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on the Dissolution Proposal and will have the same effect as a vote against the Dissolution Proposal.

THE Board recommends A vote “FOR” the Dissolution Proposal to approve the Dissolution in accordance with the terms and conditions of the Plan of DISSOLUTION.

PROPOSAL NO. 4:
Approval of Amendment to the Restated Certificate of Incorporation to Declassify Our Board of Directors

Under our Restated Certificate of Incorporation, as amended (the Restated Certificate of Incorporation), our Board of Directors is divided into three classes of directors, with each class holding office for staggered three-year terms. The Board has approved and declared advisable an amendment to our Restated Certificate of Incorporation to phase-in the declassification of our Board and provide for the annual election of all directors by the 2023 annual meeting of stockholders.

On February 27, 2020, we entered into a cooperation and support agreement (the Cooperation Agreement) with Engine Capital, L.P. and certain of its affiliates. Pursuant to the Cooperation Agreement, the Board agreed, among other things, to submit for approval and adoption by our stockholders at this Annual Meeting, an amendment to the Restated Certificate of Incorporation to authorize the declassification of the Board. In light of the Cooperation Agreement, as well as the benefits of annual election of directors, such as enabling stockholders to express a view on the collective performance of our Board as well as each director’s performance by means of an annual vote, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Restated Certificate of Incorporation to provide for the declassification of the Board.

The proposed amendment to the Restated Certificate of Incorporation would provide for each of the directors who terms expire to be elected to a one-year term, beginning at the 2021 annual meeting of stockholders. The proposed amendment to our Restated Certificate of Incorporation would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment, including directors elected at this annual meeting. Accordingly:

•	the three-year term for the two Class I directors elected at the Annual Meeting will expire at the 2023 annual meeting of stockholders;

•	the current three-year terms for the Class II directors, John P. McLaughlin and Dominique Monnet, will expire at the 2021 annual meeting of stockholders, and

•	the current three-year terms for the Class III directors, Alan Bazaar and Natasha A. Hernday will expire at the 2022 annual meeting of stockholders.

Director nominees standing for election at the 2021 annual meeting and each annual meeting thereafter would be elected to serve a one-year term. Beginning with the 2023 annual meeting, all directors would stand for annual elections.

The text of the proposed amendment to the Restated Certificate of Incorporation may be found in Annex C to this proxy statement. If our stockholders approve and adopt the proposed amendment to the Restated Certificate of Incorporation, it would become effective upon the filing of a certificate of amendment to the Restated Certificate of Incorporation setting forth the proposed amendment with the Secretary of State of the State of Delaware, which we would intend to file promptly following the Annual Meeting. Additionally, if our stockholders approve and adopt the proposed amendment to the Restated Certificate of Incorporation, the Board intends to adopt changes to our Third Amended and Restated Bylaws to make conforming changes related to the declassification the Board. If our stockholders do not approve and adopt the proposed amendment, our Board will remain classified.

In addition, Delaware law provides that a director who serves on a classified Board of directors may only be removed by stockholders “for cause.” If the proposed amendment to the Restated Certificate of Incorporation is approved and adopted by our stockholders and implemented, any director or the whole Board may be removed from office with the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock (i) but, until the 2023 annual meeting of stockholders, only for cause, and (ii) beginning at the 2023 annual meeting of stockholders, with or without cause.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock is required to approve the amendment to the Restated Certificate of Incorporation of the Company to declassify our Board of Directors. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

As described in detail later in this proxy statement under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our named executive officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the section of this proxy statement under the heading “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2019 compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company APPROVE, on an advisory (nonbinding) basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. Nevertheless, the Board and the Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and, accordingly, the Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. We currently seek advisory votes on the approval of the compensation of our named executive officers on an annual basis.

Stockholder approval of this Proposal No. 5 will require the affirmative vote of a majority of the votes cast or represented by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 5.

PROPOSAL NO. 6:
STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

The following stockholder proposal will be voted on at the Annual Meeting if properly presented by or on behalf of the stockholder proponent.

Proposal 6 – Elect Each Director Annually

RESOLVED, shareholders ask that our Company take all the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year for a one‑year term.

Although our company can adopt this proposal topic in one‑year and the proponent is in favor of a one‑year implementation, this proposal allows the option to phase it in over 3‑years.

Classified boards like the PDL BioPharma have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Thus transitioning away from a classified board is particularly important since our stock was at $22 five‑years ago.

Arthur Levitt, former Chairman of the Securities and Exchange Commission said, “In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.”

A total of 79 S&P 500 and Fortune 500 companies, worth more than $1 trillion, also adopted this important proposal topic since 2012. Annual elections are widely viewed as a corporate governance best practice. Annual election of each director could make directors more accountable, and thereby contribute to improved performance and increased company value. Thus it was not a surprise that this proposal topic won 96%‑support at United Therapeutics Corporation in 2019.

Annual election of each director can be a first step to make the corporate governance of PDL BioPharma more competitive. It is especially important to have competitive corporate governance after our stock has sunk 90% since 2006. Another step would be to give shareholders a right to call a special meeting. At least shareholders now have the right to act by written consent to elect a new director to help address the abysmal performance of PDLI.

In December 2015, the Delaware Court of Chancery issued a decision, In Re VAALCO Energy, Inc., in which the Court interpreted Section 141(k) of General Corporation Law of the State of Delaware and held that many companies may improperly state in their certificate of incorporation or bylaws that directors may be removed only for cause. The governing documents of PDL BioPharma may need to be updated to allow directors to be removed without cause.

Please vote yes:
Elect Each Director Annually – Proposal 6

Opposition Statement to Stockholder Declassification Proposal

As set forth above, the Company received a proposal from John Chevedden, a stockholder of the Company, to declassify the Company’s Board. However, the Company is already presenting its own proposal to declassify the Board at this Annual Meeting. Because of this, on several occasions the Company has requested that Mr. Chevedden withdraw his proposal, but he has failed to do so. Accordingly, Mr. Chevedden’s precatory Board declassification proposal appears in this proxy statement, however, if the stockholders approve the Board’s declassification proposal (described in Proposal 4 above), this proposal (even if also approved by our stockholders) will be moot. If stockholders approve Mr. Chevedden’s stockholder proposal to declassify the Board but do not approve the Company’s proposal to amend the Company’s Restated Certificate of Incorporation to declassify the Board, the Company would not have the requisite authority to amend its Restated Certificate of Incorporation to declassify the Board; the Company would have to hold another stockholder vote in order to declassify the Board. As a result, the Board unanimously recommends that you vote “AGAINST” Mr. Chevedden’s Board declassification proposal and vote “FOR” the Company’s proposed amendment to the Company’s Restated Certificate of Incorporation to declassify the Board. As required pursuant to Rule 14a-8(l) of the Securities and Exchange of 1934, as amended, the Company will provide Mr. Chevedden’s address and the number of the Company’s voting securities held by Mr. Chevedden to stockholders of the Company promptly upon receiving an oral or written request.

Stockholder approval of this Proposal No. 6 will require the affirmative vote of a majority of the votes cast or represented by proxy at the Annual Meeting.

EXECUTIVE OFFICERS

Certain information with respect to our current executive officers is set forth below. Under the Bylaws, each executive officer is appointed annually by the Board, and each holds office until such officer resigns, is removed, is otherwise disqualified to serve or such officer’s successor is elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Dominique Monnet	61	President and Chief Executive Officer
Christopher Stone	55	Vice President, General Counsel and Secretary
Edward Imbrogno (1)	56	Vice President, Chief Financial Officer and Chief Accounting Officer
Jill Jene	47	Vice President, Business Development
___________
(1) Mr. Imbrogno was appointed as an executive officer of the Company in June 2019.

Dominique Monnet, please see discussion under “Proposal No. 1: Election of Directors - Recommendation of the Board of Directors” for biographical information about Mr. Monnet.

Christopher Stone joined the Company in February 2009 as our Vice President, General Counsel and Secretary. He brings more than 30 years of legal experience to the role. Before joining PDL, Mr. Stone served as Vice President of Legal Affairs and Corporate Secretary at LS9, an advanced biofuels development company, where his work included a focus on intellectual property protection and licensing. Prior to that time, he was Vice President of Intellectual Assets USA at Danisco A/S, a global producer of food ingredients, enzymes and bio-based solutions. From 1994 to 2005, Mr. Stone was with Genencor International, a biotechnology company that was acquired by Danisco in 2005, most recently as Vice President of Intellectual Property and General Patent Counsel. At Genencor, he handled all intellectual property matters, including developing and implementing an overall strategy for its domestic and international patent estate of approximately 3,700 patents and patent applications, and managed multiple litigation and interference proceedings and numerous European patent oppositions. Mr. Stone received a J.D. from the National Law Center at George Washington University and a B.S. in Biochemistry from the University of Massachusetts. He is an active member of the District of Columbia Bar, Nevada Bar (company counsel) and California Bar, and was admitted to practice before the United States Patent & Trademark Office in 1992.

Edward Imbrogno joined the Company in October 2018 as our Vice President, Finance. In July 2019, he was appointed as Chief Accounting Officer, in October 2019, he was appointed as Acting Chief Financial Officer and in March 2020, he was appointed Chief Financial Officer. From May 2017 to October 2018, Mr. Imbrogno was Senior Director and Corporate Controller for BioDelivery Sciences International, Inc., a Nasdaq-listed specialty pharmaceutical company. From June 2016 to April 2017, Mr. Imbrogno provided accounting and financial reporting consulting services. From September 2013 to May 2014, Mr. Imbrogno was Vice President, Financial Reporting for International Lease Finance Corporation, the world’s largest independent aircraft lessor, until its acquisition by AerCap Holdings N.V. Mr. Imbrogno remained with AerCap through March 2016 assisting with post-acquisition financial reporting transition, primarily at AerCap’s headquarters in Amsterdam, Netherlands. From 2006 to 2013, he was Director, Accounting for Amgen, a Nasdaq-listed multinational biopharmaceutical company. Prior to Amgen, Mr. Imbrogno held positions at several companies with increasing financial accounting and reporting responsibilities. Mr. Imbrogno began his career in public accounting with EY culminating as an Audit Manager where he provided audit and related financial services to public and private companies. Mr. Imbrogno holds a B.S. in accounting from Pennsylvania State University and an M.B.A. from Wake Forest University. He is a licensed Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.

Jill Jene, Ph.D., our Vice President, Business Development, joined the Company in May 2018. Before joining PDL, Dr. Jene was Senior Vice President, Business Development at twoXAR, Inc. from May 2017 until May 2018. Prior to that, she was with Depomed, Inc. (now known as Assertio Therapeutics, Inc.) from April 2006 to May 2017, most recently as vice president, business development. At Depomed she was instrumental in closing more than 20 transactions, including the acquisition of four commercial franchises. Dr. Jene holds a Ph.D. and M.S. in chemistry from Northwestern University, an M.B.A. from DePaul University and a B.S. in chemistry from Bradley University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes our compensation program as it relates to our named executive officers set forth below in “Executive Officer Compensation-Summary Compensation Table.” Our named executive officers for 2019 include Dominique Monnet, our President and Chief Executive Officer; Christopher Stone, our Vice President, General Counsel and Secretary; Edward Imbrogno, our Vice President, Chief Financial Officer and Chief Accounting Officer; Jill Jene, our Vice President, Business Development; and Peter Garcia, our former Vice President and Chief Financial Officer.

We present our Compensation Discussion and Analysis in the following sections:

1.	Executive Summary. In this section, we describe certain aspects of our business, highlight our 2019 corporate performance, and summarize certain governance aspects of our executive compensation program.	p.	50

2.	Executive Compensation Program Philosophy, Objectives and Process. In this section, we describe our executive compensation philosophy and objectives and the process the Compensation Committee follows in deciding how to compensate our named executive officers and the material elements of our executive compensation program.	p.	55

3.	Compensation Program Elements. In this section, we present a brief overview of the specific elements of our compensation program and a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of our named executive officers for fiscal year 2019.	p.	58

4.	Other Executive Compensation Matters. In this section, we summarize our other compensation policies, review the accounting and tax treatment of compensation and the relationship between our compensation program and risk.	p.	66

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Executive Summary

Business Overview

Beginning in January of 2019, we evaluated and updated our corporate strategy to pursue a long-term growth plan, the goal of which was to deliver market-leading shareholder value through the acquisition, development and potential monetization of a portfolio of actively managed healthcare growth assets. As part of this growth strategy, we focused on (i) commercial-stage assets with multiple year growth potential and (ii) in a departure from our prior business development strategy, late clinical stage pharmaceutical products. Pursuant to this strategy, in April we entered into an agreement with Evofem Biosciences, Inc. (“Evofem”) to acquire approximately 29% (as of such date) of their common stock plus warrants to purchase additional shares of its common stock for $60 million.

In September of 2019, our Board and management decided to initiate a strategic review process of the Company’s business and growth strategy with the assistance of certain independent financial advisors, during which we suspended our growth strategy. In December of 2019, we announced that the Board had completed the strategic review process and, as a result, we decided to halt the execution of our growth strategy, cease additional strategic investments and pursue a formal process to unlock value by monetizing our assets and returning net proceeds to our stockholders.

Over the subsequent months, the Board and management have analyzed, together with outside financial and legal advisors, how to best capture value pursuant to our monetization strategy and best return the significant intrinsic value of the assets in our portfolio to our stockholders. In February 2020, the Board adopted a plan of complete liquidation (the “Plan of Liquidation”). Adopting the Plan of Liquidation was an important first step for any distributions to our shareholders pursuant to that plan to qualify as liquidating distributions, which are eligible for potentially preferable tax treatment under U.S. federal tax law. There can be no assurance any such distributions will in fact be made or that they will ultimately be determined to be liquidating distributions. In the event that the Board concludes that the whole company sale process is unlikely to maximize the value that can be returned to the stockholders from our monetization process, the Company would likely, if approved by its stockholders, file a certificate of dissolution in Delaware and proceed to wind-down and dissolve the Company in accordance with Delaware law.

Pursuant to the Plan of Liquidation, we are exploring a variety of potential transactions, including a whole company sale, divestiture of assets, spin-offs of operating entities, merger opportunities or a combination thereof. In addition, we have analyzed, and continue to analyze, the optimal mechanisms for returning value to stockholders in a tax-efficient manner, including via share repurchases, cash dividends and other distributions of assets. We have not set a definitive timeline and intend to pursue the liquidation strategy in a disciplined and cost-effective manner seeking to maximize returns to stockholders. We recognize, however, that accelerating the timeline, while continuing to seek to optimize asset value, could increase returns to stockholders due to reduced general and administrative expenses as well as potentially provide faster returns to stockholders. While we cannot provide a definitive timeline for the liquidation process, we are targeting the end of 2020 for completing the liquidation of our more significant assets as part of the Plan of Liquidation. However, we further recognize that, the duration and extent of the public health issues related to the COVID-19 pandemic make it possible, and perhaps probable, that the timing of the liquidation of such assets may be delayed into the first half of 2021.

We have designed our compensation plan going forward in 2020 with the goal of maximizing shareholder return pursuant to our monetization strategy. Accordingly, as described below, we implemented the Wind-Down Retention Plan to ensure retention of sufficient expertise to carry out our monetization strategy.

Fiscal 2019 Performance

Growth Strategy Acquisitions

During 2019 we actively managed a portfolio of pharmaceutical and medical device products and income generating assets, while prior to September 2019, evaluating new product acquisition and investment opportunities under our then applicable growth strategy. In the second quarter of 2019, we acquired approximately 29% (as of such date) of the outstanding common stock of Evofem plus warrants to acquire additional shares of its common stock for $60 million.

Share and Note Repurchase Programs

Since 2017 the Company has implemented four share repurchase programs to take advantage of the relatively low share price of the Company’s common stock in comparison to the Company’s book value. The Company has since completed three of these share repurchase programs in an aggregate amount of $155 million, and in December of 2019 as part of our newly announced strategy to monetize assets and return net proceeds to shareholders, instituted a new repurchase program in an amount of up to $275 million, that would include repurchases of both shares of common stock as well as our outstanding convertible notes. Through March 31, 2020, the Company has repurchased (i) $135.2 million in principal amount of its convertible notes for an aggregate purchase price of $116.7 million and the issuance of 13.4 million shares of our common stock to such holders and (ii) 6.3 million shares of its common stock under the current repurchase program, for an aggregate purchase of $20.3 million, at an average cost of $3.20 per share, including trading commissions.

Total Stockholder Return

The chart below shows our total stockholder return (“TSR”) over the one, three and five year periods ending December 31, 2019 in comparison to the average of our peer group specified under “Comparator Companies” on page 56:

While our five-year TSR performance lagged in comparison to our peers, there are certain factors that may explain this. First is the significant decline in revenues we experienced after the first quarter of 2016 due to the expiration of the Queen et al. patents and the conclusion of most license payments related to the patents. While we anticipated this decline in revenue and informed our investors of our plan to mitigate it through the acquisition of income generating assets and our more recent acquisition growth strategy, the significant decline in revenues quarter over quarter negatively impacted our stock price. Second, we eliminated our dividend program in August of 2016 to increase cash on hand for subsequent acquisitions of income generating assets, commercial-stage products and/or launching specialized companies dedicated to the commercialization of these products, which resulted in several dividend sensitive institutional investors selling our stock. In February 2020, our Board had adopted the Plan of Liquidation, which we believe will provide our stockholders with value in the form of liquidating distributions of cash and/or property in a tax efficient manner.

Fiscal 2019 Executive Compensation

Emphasis on “At Risk”, Performance Based Compensation

The Compensation Committee is focused on linking both cash and equity compensation to Company performance and making a significant portion of such compensation variable or “at risk.” “At risk” pay is tied to the achievement of corporate goals, individual objectives and/or stock price performance. Since 2014, all cash and equity compensation earned by executive officers was “at risk” under the annual bonus and long-term incentive plans devised by the Compensation Committee; the only component of compensation not “at risk” is base salary. For 2019, his first year as our Chief Executive Officer, the “at-risk” cash payments and equity grants to our chief executive officer represented in excess of 90% of his total target compensation for 2019. As shown in the table below, the “at risk” compensation of our chief executive officer has represented at least 80% of total target compensation for each year in the past five years:

Key 2019 Compensation Decisions Affecting our Chief Executive Officer:

•
Base Salary and Target Annual Bonus Decreases for Chief Executive Officer Position in 2019: For 2019, Mr. Monnet received a salary of $635,000, a decrease of 9% in comparison to the annual salary paid to our previous chief executive officer during 2018, and had a target bonus equal to 80% of his annual salary, a decrease from a target of 100% of annual salary of our previous chief executive officer for 2018.

•
Target Annual Bonus Payout for Chief Executive Officer in 2019: For 2019, Mr. Monnet received an annual bonus payout equal to 100% of his target bonus based on the Company’s performance relative to the corporate objectives established by the Compensation Committee for 2019 annual bonus purposes.

•
Updated Severance Plan: In response to shareholder requests that our executive officers be better incentivized to potentially sell the Company, in April 2019 we put in place an executive severance plan (the “Severance Plan”) that provides payments of 3x annual salary and target bonus for our chief executive officer solely as a result of a termination in connection with a change of control (and 2x annual salary and target bonus for other executive officers).

Wind-down Retention Plan

After we announced our strategy to monetize our assets and distribute net proceeds to our shareholders, we recognized that our ability to execute on our monetization plan and optimize returns to our shareholders depended to a large extent on our ability to retain the necessary expertise to effectively transact with respect to our assets. Due to the unique diverse nature of our assets, we believe that effectively transacting our assets requires a significant level of expertise and engagement. Accordingly, on December 21, 2019, the Compensation Committee of the Board adopted a Wind Down Retention Plan in which the Company’s executive officers and other employees who are participants in the Company’s Severance Plan are eligible to participate. We believe that the Wind-Down Retention Plan is a necessary component for both efficiently implementing our monetization strategy and also to fully optimize asset value and subsequent shareholder returns.

Under the Wind Down Retention Plan, participants are eligible to earn a retention benefit in consideration for their continued employment with the Company. The Wind Down Retention benefits are equivalent to previously disclosed compensation payments contemplated in connection with a change in control under the Company’s existing Severance Plan. For our Chief Executive Officer, the retention benefit is a lump sum cash payment equal to three times the sum of his base salary and target bonus, plus an amount equal to the cost of 12 months of health insurance continuation under COBRA. For other named executive officers, the retention benefit equals two times the sum of their base salary and target bonus, plus an amount equal to the cost of 12 months of health insurance continuation under COBRA. Under the Wind Down Retention Plan, payment of the retention benefit to any participant will occur upon termination of the participant’s employment with the Company either by the Company without cause or by the participant for good reason. The retention benefit, if paid, would be in lieu of (and not in addition to) any other severance compensation that could become payable to the participant under the Company’s Severance Plan. The Wind Down Retention Plan, during its term, is intended to supersede any inconsistent terms or duplicative benefits that would apply from the Company’s preexisting severance program.

The Wind Down Retention Plan also provides that, consistent with the existing terms of the our Amended and Restated 2005 Equity Incentive Plan (the “Equity Plan”), the vesting of all outstanding equity awards held by participants as of the date the plan is adopted will be accelerated upon the earlier of: (i) a termination of the participant’s employment with the Company either by the Company without cause or by the participant for good reason or (ii) the consummation of a change in control (as defined in the Equity Plan) of the Company. In addition, the post-termination exercise period for all outstanding stock options will be extended until their expiration date.

The Wind Down Retention Plan further provides for equitable adjustments to outstanding stock options held by participants to ensure such participants realize the same benefits provided to shareholders in the event one or more cash dividends or other distributions become payable to shareholders. Consistent with the existing terms of the Equity Incentive Plan, in the event one or more cash dividends or other distributions are paid to shareholders, the exercise price of outstanding stock options will be reduced on a dollar-for-dollar basis to reflect the per share value of such dividends or distribution; provided that such exercise price will not be reduced below the par value of the shares subject to the option. Furthermore, in the event that the Company declares a cash dividend or other distribution that exceeds the difference between the exercise price of an outstanding stock option and the par value of the underlying shares, the holder of such stock option will be entitled to receive from the Company, in lieu of such equitable adjustment, a cash payment in an amount equal to the number of shares subject to such stock option multiplied by the per share amount of the cash dividend that exceeds the difference between exercise price of the outstanding option and the par value of the underlying shares (a “true-up payment”). In consideration that the Company may not be able to issue stock underlying a stock option if it were to file for dissolution, the true-up payment could also be paid with respect to a post-dissolution dividend or distribution with respect to a stock-option that was not exercised prior to dissolution. Regardless of scenario, a true-up payment shall be payable only once for a given option and shall be made on the same date that dividend payments are paid to the Company’s shareholders.

The terms of the Wind Down Retention Plan provide that the plan may not be amended or terminated without the written consent of each affected participant.

Stockholder Engagement and Response to 2019 Say-on-Pay Vote

In May 2019, we reached out to our top 35 stockholders, who in the aggregate owned approximately 85% of our outstanding common stock at such time, to determine if such stockholders had any issues or questions regarding the voting proposals in the 2019 proxy statement. An overwhelming majority of the votes cast (above 93%) at our annual meeting held in June 2019 were in favor of each of the proposals, including the “say-on-pay” proposal. Since the requirement to hold “say-on-pay” votes was implemented, we have received stockholder approval votes greater than 93% of votes cast each year. In reviewing our executive compensation program, the Compensation Committee considered, among other things, the 2018 vote results and other feedback we received from stockholders. After careful consideration, the Compensation Committee kept our executive compensation program substantially the same as in 2018, with the exception being a grant of restricted stock to Mr. Monnet in connection with his promotion to chief executive officer, the adoption of our Severance Plan and, following our change in strategic direction to pursue a monetization strategy, the adoption of our Wind-Down Retention Plan. Also, on several occasions throughout 2019 and earlier in 2020, both executive officers and our chairperson met directly with stockholders to discuss a variety of issues, including compensation at both the executive and director level.

Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on the say-on-pay proposal annually. At the Company’s annual meeting of stockholders held in June 2017, the majority of the votes cast on the say-on-frequency proposal were cast in favor of annual say-on-pay votes and the Board has determined that we will hold an annual advisory vote on executive compensation until the next say-on-pay-frequency vote is held.

Selected Compensation Governance Highlights

Our executive compensation program consists of an array of compensation governance features and controls. Below we summarize certain executive compensation-related practices that were in effect during 2019 and that we believe serve our stockholders’ long-term interests.

What We Do
✓	The Compensation Committee is comprised solely of independent directors.
✓	We structure a substantial portion of officer pay opportunities in the form of “at-risk” performance-based compensation.
✓
Our chief executive officer’s annual cash bonus is 100% attributable to the achievement of corporate goals set by the Compensation Committee and ratified by the Board and is fully at risk of non-payment in the event of unsatisfactory performance, thereby putting a substantial portion of our chief executive officer’s total annual cash compensation (comprised of base salary and an annual cash bonus opportunity) at risk and tied to the Company’s annual performance.

✓
Our long-term incentive plans have been designed to reward and retain our leadership team, to align the interest of management with our stockholders and incentivize long-term performance. All of our outstanding cash and equity incentive awards for our executive officers are fully “at risk”, earned based on achievement of performance goals that are aligned with our business plan or tied to our stock price.

✓	We conduct an annual say-on-pay vote.
✓	We seek input from, listen to and respond to stockholders.
✓
We have adopted a clawback policy to prevent executive officers involved in certain wrongful conduct from unjustly benefiting from such conduct, and to remove the financial incentives to engage in such conduct.

✓	We enforce robust stock ownership guidelines for executive officers and directors.
✓
We strictly prohibit our directors and executive officers from “short sales,” hedging and other monetization transactions (such as zero-cost collars and forward sale contracts), holding the Company’s securities in margin accounts and pledging the Company’s securities as collateral for loans.

✓	The Compensation Committee retains an independent compensation consultant.

What We Do Not Do
✗	We do not provide gross-up tax payments for our named executive officers.
✗	We do not provide guaranteed bonuses.
✗	We do not re-price underwater awards and do not provide discount stock options or stock appreciation rights.

Executive Compensation Program Philosophy, Objectives and Process

Philosophy and Objectives

The Compensation Committee has structured our executive compensation program to take into account our unique business model, leveraged headcount and location.

The goals of our executive compensation established by the Compensation Committee are fourfold:

•	Structure our compensation plans to effectively motivate our management to achieve the stated goals of the Company and to perform in a manner that maximizes stockholder value.

•
Offer executive compensation programs that are competitive in the marketplace to enable us to recruit high-quality candidates for senior leadership positions and to retain these executive officers through appropriate base compensation, annual cash bonuses and long-term equity incentive programs.

•
Strike a balance of short-term and long-term incentives tied to our named executive officers’ individual performance and their contribution to our annual and long-term company-wide goals and objectives.

•	Align the interests of our named executive officers with those of our stockholders through the use of equity incentives, performance metrics and stock ownership requirements.

Prior to our strategic review in the latter part of 2019, our business mission was to maximize stockholder value through the acquisition, nurturing and growth of a portfolio of healthcare assets. Because this mission would be accomplished over both the short- and long-term, the Compensation Committee has established a compensation program that utilizes a mix of annual and long-term incentives to ensure that management and employees are focused on attainment of the Company’s corporate goals in alignment with stockholders’ interests. The Compensation Committee has not employed any specific policies for allocating compensation between annual and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, although it reviews the mix with its independent compensation consultant on an annual basis.

The Compensation Committee structures our executive compensation program in a manner that it believes does not promote inappropriate risk taking by our executive officers, and encourages them to take a balanced approach, focused on achieving our corporate goals and enhancing stockholder return. A more complete discussion regarding the risk assessment process can be found at “Risk Assessment of Compensation Policies” above.

Process

When making executive compensation program decisions, the Compensation Committee reviews: (i) the Company’s competitive market compensation data, (ii) our performance against our corporate goals and objectives, (iii) our performance relative to our comparator companies, (iv) individual officer qualifications and performance based on specified performance metrics, and (v) the unique circumstances of the Company. To accomplish these reviews, the Compensation Committee engaged Board Advisory to provide advice on competitive market practice and recommendations for structuring our named executive officers’ compensation for fiscal year 2019. Board Advisory reports, and is accountable, to the Compensation Committee, and may not conduct any other work for us without the authorization of the Compensation Committee. Board Advisory did not provide any services to us in 2019 beyond its engagement as an advisor to the Compensation Committee on compensation matters. After review and consultation with Board Advisory, the Compensation Committee has determined that Board Advisory is independent and there is no conflict of interest resulting from retaining Board Advisory currently or during the year ended December 31, 2019. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and Nasdaq Stock Market (“NASDAQ”) listing standards. In addition, we engaged third party corporate governance advisors to provide market compensation and performance metric data for fiscal year 2018 for the Compensation Committee’s fiscal year 2019 compensation decisions.

Our chief executive officer aids the Compensation Committee by providing annual recommendations regarding the compensation of all executive officers, other than himself. Each named executive officer, in turn, participates in an annual performance review with the chief executive officer to provide input about his or her contributions to the Company’s success for the period being assessed. The performance of our chief executive officer and executive team as a group is reviewed annually by the Compensation Committee.

Comparator Companies

Due to the Company’s unique business model and circumstances, the Compensation Committee has found it difficult to establish an appropriate group of peer companies for the purposes of evaluating our compensation practices. The mix of health care products and royalty and debt assets that generate the Company’s revenues straddles both the more traditional healthcare industry and the asset management industry. The Compensation Committee, in consultation with Board Advisory, has determined that companies in the pharmaceutical industry remained the most appropriate peers for executive compensation comparison purposes in 2019 because (i) our primary focus was acquiring growth-oriented pharmaceutical products and companies, (ii) all of our existing income generating assets and products are derived from the healthcare industry and (iii) it is the sector from which we primarily draw our management. To that end, the Compensation Committee directed Board Advisory to analyze companies in the pharmaceutical industry with the same Global Industry Classification Standard code, or GICS code, and revenues between 0.4x and 2.5x the Company’s annual revenue, or between $120 million to $802.5 million, and in particular comparable small, profitable pharmaceutical companies, to recommend a peer group for purposes of analyzing the Company’s compensation practices.

The list of comparator companies is reviewed and updated annually as the previous year’s companies may no longer fit the most appropriate parameters for the Company. The list of comparator companies was selected based in part on the Company’s size in terms of revenues based on information available to the Compensation Committee in the fall of 2018. The following list of comparator companies for 2019 compensation decisions demonstrates the Compensation Committee’s focus on selecting companies relatively similar in industry sector and size (after taking into account that the Company is unique in its business model and circumstances):

Amphastar Pharmaceuticals, Inc.
ANI Pharmaceuticals, Inc.
Avadel Pharmaceuticals plc
Collegium Pharmaceutical, Inc.
Corcept Therapeutics, Inc.
Eagle Pharmaceuticals, Inc.
Halozyme Therapeutics, Inc.
Innoviva, Inc.
Intersect ENT, Inc.

Ironwood Pharmaceuticals, Inc.
Ligand Pharmaceuticals, Inc.
Osmotica Pharmaceuticals plc
Pacira Pharmaceuticals, Inc.
Retrophin, Inc.
Spectrum Pharmaceuticals, Inc.
Supernus Pharmaceuticals, Inc.
Teligent, Inc.
Vanda Pharmaceuticals Inc.

Competitive Market Data

Each year, Board Advisory surveys the compensation practices of the comparator companies to assess the competitiveness of our compensation programs. Although we maintain the peer group for executive compensation and performance reference purposes, the comparator company compensation data is limited to publicly available information and therefore does not necessarily provide comparisons for all officers. By contrast, survey data has the advantage of including data on executive positions beyond what is available in public filings but may not be specific to the selected companies in the peer group. In light of this, Board Advisory analyzed (i) the compensation levels of the comparator companies referenced above and (ii) the 2018 Radford Global Life Sciences Survey for biotechnology companies with annual revenues in a range between $50 million and less than $500 million (the “2018 Radford Compensation Survey”). With respect to the survey data presented to the Compensation Committee, the identities of the individual companies included in the survey were not provided to the Compensation Committee, and the Compensation Committee did not refer to individual compensation information for such companies.

We believe that by utilizing both publicly available comparator company data and the survey data, we are able to develop the best set of robust competitive data reasonably available for use in making compensation decisions. The Compensation Committee, when making compensation adjustments to the named executive officers, reviews the publicly available comparator company group data and the survey data to ensure that, following any compensation adjustment, the total compensation of named executive officers falls within our guidelines.

The Compensation Committee uses the 50th percentile of comparator companies as a benchmark, or starting point, for decisions regarding target total direct compensation (comprised of base salary, annual bonus opportunity and long-term incentive opportunity) of the Company’s executive officers. However, in order to attract and retain the executive talent necessary to lead the Company, the Compensation Committee does not establish compensation levels based solely on benchmarking. The Compensation Committee instead relies on the judgment of its members in making compensation decisions regarding base salaries, target bonus levels and long-term equity incentive awards after reviewing our performance and carefully evaluating each named executive officer’s performance during the year, leadership qualities, business responsibilities, career with our Company, current compensation arrangements and long-term potential to enhance stockholder value. The Compensation Committee does not guarantee that any executive will receive a specific market-derived compensation level.

Qualifications and Unique Company Existence

In addition to analyzing market compensation and performance data, the Compensation Committee considers each individual’s qualifications, experience and contribution to the Company when making compensation decisions, as well as our unique business model and the difficulty in locating experienced and qualified executive officer candidates willing to relocate to the remote area surrounding our headquarters. The only named executive officer not required to be located proximate to our headquarters in Nevada is our Vice President of Business Development whose responsibilities include extensive travels and is domiciled in the San Francisco Bay Area, close to key stakeholders and potential target companies.

No Delegation of Compensation Decisions

The Compensation Committee has not delegated any of its exclusive power to determine matters of executive compensation and benefits. Our chief executive officer and an independent compensation consultant assist the Compensation Committee by presenting proposals and recommendations to the Compensation Committee, information on the Company and individual performance of our named executive officers and management’s perspective and recommendations on compensation matters (our chief executive officer recuses himself from that portion of the Compensation Committee meetings involving deliberation and decision-making pertaining to his own compensation). The Compensation Committee reports to the Board on the major items covered at each Compensation Committee meeting.

Compensation Program Elements

The annual compensation payable to our named executive officers is comprised of four primary elements which are designed together to motivate our named executive officers to achieve our strategic goals. These four elements are: (i) base salary, (ii) annual cash bonus, (iii) long-term incentive compensation and (iv) employee benefits.

In addition, we provide other limited perquisites, benefits and severance, but such perquisites and benefits are generally available to all of our employees on the same terms as to our named executive officers.

Each element, and why we pay it, is discussed below.

Base Salary

Base salary is the fundamental, fixed element of our named executive officers’ compensation and the foundation for each named executive officer’s total compensation.

Base salaries are reviewed annually and may be adjusted by the Compensation Committee taking into account the individual performance of the named executive officer as well as that of the Company as a whole.

For fiscal year 2019, the Compensation Committee reviewed the base salary and performance of each of our named executive officers, the performance of the Company and Board Advisory’s analysis and summary of the market practice of the comparator companies. Based on this review, the Compensation Committee determined to increase the base salary of Mr. Monnet to $635,00 from $525,000 in connection with his promotion to the position of chief executive officer of the Company and increase the base salaries of Messrs. Garcia and Stone and Dr. Jene by 3% for 2019. In connection with his appointment as chief accounting officer, effective July 1, 2019, Mr. Imbrogno’s base salary was increased to $346,000 from $288,400.

The fiscal year 2019 base salaries for our named executive officers are set forth in the table below:

Name	Title	2019 Base Salary		% Increase or Decrease from 2018 Base Salary
Dominique Monnet	President and Chief Executive Officer	$635,000		21%	(1)
Christopher Stone	Vice President, General Counsel and Secretary	$497,490		3%
Peter Garcia	Former Vice President and Chief Financial Officer	$474,600	(2)	3%
Jill Jene	Vice President, Business Development	$350,200		3%
Edward Imbrogno	Vice President, Chief Financial Officer and Chief Accounting Officer	$346,000	(3)	24%
_____________________

(1)
Mr. Monnet’s increase in salary was a result of his promotion to chief executive officer as of December 31, 2018. This base salary represented a decrease of 9% in comparison to the annual salary paid to our previous chief executive officer during 2018.

(2)	Mr. Garcia separated from the Company, effective August 15, 2019.

(3)	Mr. Imbrogno’s base salary was increased to $346,000, effective July 1, 2019, from $288,400 in connection with his promotion to chief accounting officer.

Annual Cash Bonus

The second component of our named executive officers’ total compensation is the annual cash bonus. The annual cash bonus is intended to encourage high levels of individual and Company performance by rewarding our named executive officers for their individual contributions and our overall performance during the year.

The Compensation Committee believes that a significant portion of a named executive officer’s compensation should be based on Company and individual performance. As a result, we provide our named executive officers with an annual cash bonus opportunity that can be earned based on achievement of certain predetermined corporate and, in the case of our named executive officers other than our chief executive officer, individual performance goals.

Fiscal Year 2019 Annual Bonus Evaluation

For fiscal year 2019, the Compensation Committee established the 2019 Annual Bonus Plan. The 2019 Annual Bonus Plan is composed of cash compensation that is entirely at risk, depending on performance. In the event of underperformance, the Compensation Committee may elect to award no bonus. In the event of performance that exceeds the Compensation Committee’s performance expectations, the bonus amount is capped at a maximum of 200% of the target amount.

As part of the 2019 Annual Bonus Plan, the Compensation Committee reviewed, and recommended to the Board for approval, the Company’s corporate goals for 2019 and the individual goals for our named executive officers, as well as the weighting of corporate and individual goals in determining their bonuses for fiscal year 2019.

In determining the appropriate ratio of corporate goals and individual goals for measuring overall performance, the Compensation Committee has determined that our chief executive officer’s performance should be measured solely on the basis of the Company’s overall performance with respect to corporate goals. With respect to the other named executive officers, the Compensation Committee has determined that the ratio should be heavily skewed toward the attainment of the corporate goals, but also recognized that, in a company with a small staff such as the Company, some weight should be accorded to the attainment of individual goals because the individual goals contribute toward attainment of the corporate goals.

In connection with the annual cash bonus, the Compensation Committee reviewed the target bonus (as a percentage of base salary) of each named executive officer and Board Advisory’s analysis and summary of the market practice of the comparator companies.

The target and maximum bonus (as a percentage of base salary) and the ratio of corporate to individual goals for each named executive officer are set forth in the table below:

Name	Title	2018 Target Bonus	2019 Target Bonus	2019 Maximum Bonus	Ratio of 2019 Corporate Goals/ 2019 Individual Goals
Dominique Monnet	President and Chief Executive Officer	75%	80%	160%	100%/0%
Christopher Stone	Vice President, General Counsel and Secretary	75%	75%	150%	75%/25%
Peter Garcia	Former Vice President and Chief Financial Officer	75%	75%	150%	75%/25%
Jill Jene	Vice President, Business Development	60%	75%	150%	75%/25%
Edward Imbrogno	Vice President, Chief Financial Officer and Chief Accounting Officer	50%	75%	150%	75%/25%

Corporate Goals

Our corporate goals for 2019 and the relative weight ascribed to them are set forth in the table below:

2019 Corporate Goal	Weight
Business Development	50%
Execute a strategy to build portfolio of actively managed late clinical stage or commercial stage product with significant revenue growth potential
Noden	10%
Meet Noden’s fiscal year 2019 EBITDA goal of $11.2 million
LENSAR	10%
Meet LENSAR 2019 plan and operating budget loss of $8.6 million
Finance
Manage income generating assets to assure anticipated return vs. budget when measured on a cash basis	10%
Achieve capital structure optimization and tax objectives	10%
Stock Price	10%
Meet/exceed peer companies’ share performance
Total	100%

The 2019 Annual Bonus Plan also included the following stretch goals: (i) deliver substantive progress toward the completion of a second strategic transaction involving a late-stage or commercial-stage biopharma product and/or company with significant revenue growth potential, (ii) effectively manage the portfolio of non-strategic assets while minimizing management distraction and (iii) exceed peer companies’ share performance by 50%. No numeric percentages or weights were given to the stretch goals, but rather the awarding of any payments under the stretch goals was to be determined at the Compensation Committee’s discretion.

At the time the Compensation Committee set the goals for 2019, it believed that each of the 2019 annual bonus plan goals was achievable, but only with significant effort. The Compensation Committee monitored the achievement of the 2019 corporate goals throughout the year.

Individual Goals

Christopher Stone

Goals for 2019 for Christopher Stone, our Vice President, General Counsel and Secretary, included (with percentage weighting in parenthesis): (i) effectively manage intellectual property and legal diligence for asset acquisitions and oversee transactional and documentation components of acquisitions (50%); (ii) Effectively manage and/or oversee intellectual property, legal and healthcare compliance matters for the Company and operating subsidiaries (20%); (iii) for new acquisitions, manage legal components of newly acquired entities (10%); (iv) effectively manage new disputes and litigation matters (10%); (v) effectively manage the Wellstat Diagnostics loan default litigation (5%); and (vi) manage and develop the legal department with regard to efficiency and risk management processes and ensuring appropriate staffing and skills given the changing nature of the Company (5%).

Peter Garcia

Goals for 2019 for Peter Garcia, our former Vice President and Chief Financial Officer, included (with percentage weighting in parenthesis): (i) monitor financial markets and evaluate debt and equity financing opportunities, and recommend financing strategy based on the needs of the Company, including evaluating and acting on an exchange of existing notes and pursuing straight debt financing or lines of credit and completing $100 million stock repurchase plan and evaluate potential new plans (15%); (ii) manage tax returns and audits to successful resolution (10%); (iii) work with the Board and senior management to develop an acquisition plan that includes compatible acquisition targets and assess impact on cash flow models (15%); (iv) effectively manage and coordinate financial and Sarbanes-Oxley compliance and quarterly reviews with auditors (5%); (v) continue to meet SEC filing requirements, with reliable and timely filings and no restatements, including integrating new investments into the Company’s consolidated financials (10%); (vi) maintain and manage the Company’s investments and ensure compliance with debt and other potential financing requirements (5%); (vii) maintain an active consultative relationship with auditors, tax preparers and other third-party service providers to ensure timely responses and proper risk mitigation (10%); (viii) create a sustainable investor relations program completing at least two non-deal roadshows during 2019 (10%); (ix) develop process improvements to the accounting close and reporting cycle evaluating and implementing new software systems to assist (10%) and (x) manage and lead budget process for PDL and subsidiaries, including long range plan (10%).

Jill Jene

Goals for 2019 for Jill Jene, our Vice President, Business Development, included (with percentage weighting in parenthesis): (i) execute a strategic transaction to acquire a late clinical stage or commercial stage product with significant revenue growth potential (50%); (ii) build high performance team and support professional development of the team, aligned with corporate needs, and effectively complement internal team’s capacity with external network of consultants and experts to meet transactional timelines (25%); (iii) provide leadership and strategic insight to the Company’s organization around product and company acquisition process; from the identification of an opportunity, including developing a strategic rationale for the Company’s interest in an asset, input into financial model, successful diligence, through close and integration (15%); (iv) effectively source new opportunities by maintaining connections with bankers, potential partners and brokers; (v) proactively seek and source opportunities through EU sourcing efforts, therapeutic area based screening and evaluation (10%); and (vi) deliver substantive progress toward the completion of a second strategic acquisition of a late stage or commercial stage biopharma product and/or company with significant revenue growth potential (no weight given).

Ed Imbrogno

Goals for 2019 for Edward Imbrogno, our Vice President, Chief Accounting Officer and Acting Chief Financial Officer, included (with percentage weighting in parenthesis): (i) assist CEO with interim CFO responsibilities including investor relations and capital market transactions (10%); (ii) coordinate with third party service providers (10%); (iii) effectively manage external reporting (15%); (iv) provide financial modeling of newly acquired revenue assets (10%); (v) maintain active CPA designation, including attending seminars and conferences related to financial instrument accounting (5%); (vi) effectively manage consolidated financial reporting (10%); (vii) effectively manage and coordinate financial and Sarbanes-Oxley audits and quarterly reviews with external auditors (10%); (viii) monitor performance of existing income generating assets (10%); (ix) manage payroll processing and 401(k) reporting and compliance (5%); (x) assist with any royalty audits (5%); and (xi) evaluate, research and document proper technical accounting treatment for the Company’s business (10%).

2019 Performance Evaluations and Bonus Amounts

The 2019 Annual Bonus Plan requires that our chief executive officer conduct the performance reviews of our other named executive officers, which are then reviewed by the Compensation Committee. Following these assessments, the Compensation Committee determines the attainment percent of the goals for our other named executive officers. The Compensation Committee is responsible for evaluating our chief executive officer’s performance.

In January 2020, the Compensation Committee evaluated the Company’s performance against the 2019 corporate goals. The Compensation Committee determined that 85% of the 2019 corporate goals established for the 2019 Annual Bonus Plan had been achieved and awarded an additional 15% for the achievement of certain stretch goals included in the 2019 Annual Bonus Plan, as further described below. The Compensation Committee based its decision on the following factors:

•
Business Development - Execute a strategy to build portfolio of actively managed late clinical stage or commercial stage product with significant revenue growth potential. The Company purchased approximately a 29% position in the stock of Evofem, a late clinical stage company with a novel product named Phexxi™ that has significant growth potential. Evofem successfully re-filed its new drug application for Phexxi™ and also successfully completed its Phase 2b program for indications of the prevention of chlamydia and gonorrhea, further enhancing its revenue growth potential. As of December 31, 2019, the Company had an unrecognized gain of $36.4 million from its Evofem investment. However, the Company did not make progress towards other products or companies necessary to build a portfolio of products. The Committee acknowledged that the suspension of the growth strategy in September of 2019 affected the Company’s ability to achieve this goal. The Committee used its discretion to conclude that the Company had performed at a level of 40% versus the target level of 50%.

•
Noden - Meeting EBITDA goal. The corporate goal was to effectively operate the Noden business by meeting the fiscal year earnings before interest, taxes, depreciation and amortization (“EBITDA”) goal of $11.2 million, as adjusted to take out a one-time non-cash accounting charge. Noden generated approximately $11 million in adjusted EBITDA in comparison to the goal of $11.2 million. Based on the substantial achievement of the goal, the Compensation Committee concluded that the Company had performed at a level of 10% versus the target level of 10%. Adjusted EBITDA is a non-

GAAP measure and is used by the Company to accurately measure operational performance for a subsidiary business that does not include financial or other adjustments that may not be directly connected to operating results.

•
LENSAR - Meeting 2019 plan and operating budget. LENSAR met its goal by having an operating loss of $8.9 million in comparison to the 2019 plan operating loss of $8.6 million. Based on the substantial achievement of the goal, the Compensation Committee concluded that the Company had performed at a level of 10% versus the target level of 10%.

•
Finance - Management of income generating assets to assure anticipated return vs. budget when measured on a cash basis. Cash flows from the Company’s income generating assets were significantly higher that the projected cash flows. In 2019, the Company received $79.3 million in comparison to a full-year projection of $51.1 million. The Committee concluded that the Company had performed at a level of 10% versus the target level of 10%.

•
Finance - Achievement of Capital structure optimization and, tax objectives. The Company completed its $100 million share repurchase program that was announced in the fall of 2018. The Company also extended the maturity of approximately $86 million of its convertible notes from December of 2021 to December of 2024, which would have enabled the Company more flexibility for future financings, if necessary, in connection with its then stated growth strategy. Finally, in connection with the Company’s subsequent change in strategy to an asset monetization and near-term shareholder return program, the Company announced a $275 million share and convertible note repurchase program, whereby it retired approximately 80% of its convertible notes in December 2019 for the purpose of enabling the Company more flexibility to pursue its new strategy in consideration of the covenants and other provisions of the convertible notes that would have made such a strategy difficult to achieve. The Compensation Committee noted, however, that the cost of the note exchange and extension was significantly higher than expected, and concluded that the Company had performed at a level of 5% versus the target level of 10%.

•
Stock Price - Share performance relative to peer companies. The Company’s share price increased by approximately 12% in 2019, in comparison to a 6.2% decrease in share price by the Company’s peer companies during 2019. The Compensation Committee concluded that the Company had performed at a level of 10% versus the target level of 10%.

•
Stretch goals - (i) deliver substantive progress toward the completion of a second strategic transaction involving a late-stage or commercial-stage biopharma product and/or company with significant revenue growth potential, (ii) effectively manage the portfolio of non-strategic assets while minimizing management distraction and (iii) exceed peer companies’ share performance by 50%. The Compensation Committee reviewed the stretch goals, noting that the Company did not deliver substantive progress towards the completion of a second strategic transaction in 2019, but did effectively manage non-strategic assets and the Company’s increase in share price was more than 50% greater than the average performance of its peer’s stock price. In consideration of the stretch goals, the Compensation Committee used its discretion to award an additional 15% to the scoring of the corporate goals as a whole.

The Compensation Committee then reviewed the individual 2019 performance of each of the Company’s named executive officers and, specifically, their level of achievement of the individual goals established for them, their management and leadership, their professional contributions and their technical and organizational contributions. Based on its review, the Compensation Committee determined that:

•	Mr. Monnet, because his bonus was based solely upon the achievement of corporate goals under the 2019 Annual Bonus Plan with no individual goal component, would receive 100% of his target bonus;

•
Mr. Stone achieved all of his individual goals in 2019 and that, combined with his continued superior performance and contribution in 2019, resulted in the Compensation Committee awarding Mr. Stone a 140% achievement level relative to his individual goals for 2019;

•	Mr. Garcia did not qualify for payment under the 2019 Annual Bonus Plan because he was not an employee of the Company as of December 31, 2019;

•
Dr. Jene achieved all of her individual goals in 2019 and that, combined with continued strong performance and contributions to the Company in 2019, resulted in the Compensation Committee awarding Dr. Jene a 127.5% achievement level relative to her individual goals for 2019; and

•
Mr. Imbrogno achieved all of his individual goals in 2019 and that, combined with continued strong performance and contributions to the Company in 2019, resulted in the Compensation Committee awarding Mr. Imbrogno a 120% achievement level relative to his individual goals for 2019.

Following this review, the Compensation Committee approved bonus payments to each of our named executive officers based on the above determinations:

Name	Title	2019 Annual Bonus
Dominique Monnet	President and Chief Executive Officer	$508,000
Christopher Stone	Vice President, General Counsel and Secretary	$410,429
Peter Garcia (1)	Former Vice President and Chief Financial Officer	N/A
Jill Jene	Vice President, Business Development	$280,707
Edward Imbrogno	Vice President, Chief Financial Officer and Chief Accounting Officer	$211,942
 ___________________

(1)	Because he was no longer employed by the Company as of December 31, 2019, Mr. Garcia was not eligible to receive a bonus under the 2019 Annual Bonus Plan.

Long-Term Incentives

The third component of our compensation strategy is long-term incentive awards. Our long-term incentive award program is intended to provide executives with opportunities to participate in the appreciation of our stock price and to create unvested award value that will provide a financial incentive for executives to remain with the Company and to work for the continued success of the organization. In 2019, our long-term incentive award program was comprised solely of stock options, which we believe best aligned the interests of management and stockholders in relation to the Company’s growth strategy at the time by rewarding increases in stockholder value.

Stock Option Awards

In recognition of the Company’s transition into a more traditional pharmaceutical company, starting in 2017, the decision was made to primarily use stock options for the Company’s executive officers as opposed to cash and restricted stock, which had been used in the Company’s long-term incentive plans for several years prior. The restructuring was in part a response to feedback that the Company had received from certain of its stockholders who expressed a belief that stock options better aligned the Company’s executive officer’s interests with that of its stockholders compared to cash payments and restricted stock awards. Specifically, our named executive officers received the following stock option awards in 2019:

Name	Title	Number of Stock Option Granted in 2019
Dominique Monnet	President and Chief Executive Officer	2,450,000
Christopher Stone	Vice President, General Counsel and Secretary	833,333
Peter Garcia (1)	Former Vice President and Chief Financial Officer	641,025
Jill Jene	Vice President, Business Development	384,615
Edward Imbrogno	Vice President, Chief Financial Officer and Chief Accounting Officer	108,766
____________________

(1)	99,666 of Mr. Garcia’s outstanding stock options vested upon his departure from the Company in August 2019; the remaining stock options granted in 2019 were terminated.

The stock options granted in March 2019 vest over a four-year period, with 25% vest on the first anniversary of their grant date and the remainder vesting monthly on a pro rata basis for the 36 months following the first anniversary. The vesting of all stock options is subject to: (i) continuous service with the Company as of such vesting date and (ii) accelerated vesting in the event of a change of control. The stock options granted expire ten years from the date of grant, subject to earlier termination in the event of termination of employment. The exercise price of options granted under the stock plans is 100% of the fair market value of the underlying stock on the date of grant. Executives do not realize value from our stock options unless our stock price appreciates following the date of grant and our Compensation Committee therefore considers stock options to be “at-risk,” performance-based compensation.

Restricted Stock Award

In connection with his promotion to chief executive officer, in March 2019 Mr. Monnet was granted 451,075 shares of restricted stock, which shares will vest in equal installments on each of the first, second and third anniversaries of the grant date. The vesting of the restricted stock is subject to: (i) Mr. Monnet’s continuous service with the Company as of such vesting date and (ii) accelerated vesting in the event of a change of control.

In February 2020, in connection with the Board adopting the Plan of Liquidation, all of the stock options and restricted stock granted to our employees, executive officers and directors accelerated and vested under the change in control definition in the Equity Plan, other than the outstanding awards under the 2016/20 LTIP (as discussed below).

Long-Term Incentive Plan Awards Prior to 2018

Under our long-term incentive plans in place prior to 2018, each named executive officer was granted awards consisting of: (i) restricted stock and (ii) a cash payment.

Subject to the acceleration provisions set forth in the long-term incentive plans described below, each cash award and restricted stock award vests at the times specified in each plan, provided that the named executive officer remains employed by the Company through such date. In 2019, two of such long-term incentive plans were still effective, the 2015/19 long-term incentive plan (the “2015/19 LTIP”) and the 2016/20 long-term incentive plan (the “2016/20 LTIP”). Under such long-term incentive plans, in addition to remaining employed by the Company through the applicable vesting dates, the Company must meet minimum performance goals described over the applicable performance periods for the restricted stock and cash awards to vest and/or be paid. Payment of the cash payment under the long-term incentive plans will be made on or as soon as practicable after the applicable vesting dates.

Dividend payments and other distributions made on the restricted stock during the vesting periods of the restricted stock will accrue through the vesting periods and will be paid, plus interest, to the named executive officer upon vesting of the restricted stock award. If the minimum performance goals for the long-term incentive plan’s restricted stock awards are not met, the accrued dividend payments and other distributions will be forfeited.

Long-Term Incentive Plan Payments in 2019.

•	2015/19 LTIP Payments in 2019.

The performance goal with respect to the vesting of 16.67% of the 2015/19 LTIP award on December 12, 2019, the final year of the five-year performance period, was that the aggregate cash generated by the income generating assets acquired over the initial two calendar-year performance period of the plan (2015 and 2016) be least 80% of the amount projected for such assets. In addition, the 2015/19 LTIP provided that if the performance goal for any calendar year subsequent to the initial two calendar-year performance period were not met, that an award could still vest if the cumulative cash flows during the period from 2017 to 2019 generated at least 80% of the projected cumulative cash flows for such three-year period.

In December 2019, the Compensation Committee reviewed the Company’s performance against this goal for the 2019 performance period. The Compensation Committee determined that the performance goal had not been met in recognition that the Company had received approximately $13.4 million in cash in 2019 from the income generating assets acquired during 2015 and 2016 in comparison to the projection for approximately $65.5 million in cash to be received from such assets for 2019. However, in reviewing the three-year look-back provision, the Committee determined the cumulative cash flows during such period were in excess of the 80% threshold of forecasted cash flows. During the three-year period of 2017 through 2019, the Company received approximately $196.5 million in cash from the income generating assets acquired during 2015 and 2016 in comparison to the projection of approximately $164.4 million for such period. Despite the cash flows coming in at approximately 120% of the projection, the Compensation Committee, in its discretion, determined to award the payments at 92% of the target award. The Compensation Committee based this determination on the fact that the goal during the initial two-year performance period of the 2015/19 LTIP under the plan was only awarded at a 92% level. Upon vesting, Mr. Stone, the only remaining named executive officer participating in the 2015/19 LTIP, received the awards set forth in the table below for the 2019 vesting period of the 2015/19 LTIP:

2019 Payouts Under 2015/19 LTIP Awards

Name	Title	Target Cash	Cash Awarded	Target Value of Restricted Stock Award at Grant(1)	Target Number of Shares Underlying Restricted Stock Award at Grant(2)	Number of Shares Vested under Restricted Stock Award
Christopher Stone	Vice President, General Counsel and Secretary	$255,154	$234,700	$109,332	16,136	14,848

(1)
Target Value of Restricted Stock Award at Grant is the value of the restricted stock on the date granted assuming 100% of the award is achieved. The realized value of such restricted stock may be more or less based on: (i) the value of our common stock when the restricted stock actually vests over the life of the 2015/19 LTIP and (ii) the number of shares that actually vest.

(2)
A price of $7.62 per share was used to determine the initial number of shares granted in 2015, which reflected the closing price of the Company’s shares on January 28, 2015, as per the terms of the 2015/19 LTIP. For the subsequent grant of $75,690 in restricted stock to Mr. Stone, a price of $4.95 per share was used, reflecting the closing price of the Company’s shares on September 29, 2015, as per the terms of each such officer’s retention bonus. The retention bonuses were awarded by the Compensation Committee in September 2015 in light of concerns about retaining management beyond 2015 given the transitional phase of the Company and dramatic decrease in revenue expected after the first quarter of 2016.

•	2016/20 LTIP Payments

The performance goal with respect to the vesting of 16.67% of the 2016/20 LTIP award on December 12, 2019, the fourth year of the five-year performance period, was that the aggregate cash generated by the income generating assets acquired over the initial two calendar-year performance period of the plan (2016 and 2017) be least 75% of the projected cash flow for such assets during the 2019 calendar year.

In December 2019, the Compensation Committee reviewed the Company’s performance against the 2016/20 LTIP performance goal for the 2019 performance period and determined that the performance goal had not been met. The Compensation Committee did not award any payments for the 2019 vesting period under the 2016/2020 LTIP.

Employee Benefits

The final component of the Company’s compensation strategy is the inclusion of certain employee benefits. We provide our employees, including our named executive officers, with customary benefits, including medical, dental, vision and life insurance coverage, short-term and long-term disability coverage and the ability to participate in our 401(k) plan, which provides for a Company matching contribution up to certain limits. The costs of our insurance coverage benefits are largely borne by us; however, employees pay portions of the premiums for some of these benefits. We think that these benefits are of the type customarily offered to employees by our peer group and in our industry.

This element of compensation is intended to provide assurance of financial support in the event of illness or injury and encourage retirement savings through a 401(k) plan.

All Other Compensation

Due to the Company’s unique business model, the difficulty in locating experienced and qualified executive officer candidates in the remote area surrounding the Company’s headquarters and the fact that in most cases we require our named executive officers to be located proximate to the Company’s headquarters in Nevada, the Compensation Committee decided to provide housing assistance in 2019 to Mr. Monnet ($4,000 per month), Mr. Garcia ($4,000 per month for the months he remained employed by the Company) and Mr. Imbrogno ($4,000 per month). We generally do not offer any other perquisites to our named executive officers.

Severance Benefits

The Company has entered into a severance plan that covers each of its named executive officers and provides for certain compensation and benefits if the named executive officer’s employment is terminated without “cause” or should he or she resign for “good reason,” as those terms are defined in the severance plan. The Company adopted the severance plan in recognition of the need to attract and retain a talented management team to a unique location.

The Company adopted the new Severance Plan in April 2019. A description of the Severance Plan and a calculation of the severance benefits under the severance agreements in effect in 2019 can be found at “Executive Officer Compensation-Potential Payments upon Termination or Change in Control” below.

Other Executive Compensation Matters

Stock Ownership Guidelines

The Board has determined that ownership of our common stock by our officers promotes a focus on long-term growth and aligns the interests of our officers with those of our stockholders. As a result, the Board has adopted stock ownership guidelines stating that our chief executive officer and our other five most-highly-compensated officers (based on annual base salary), should maintain certain minimum ownership levels of our common stock.

Our stock ownership guidelines require the following levels of ownership among our named executive officers not later than five years after the date the person is initially appointed to the applicable position:

Title	Ownership Threshold
Chief Executive Officer	Three times (3x) base salary
Chief Financial Officer and General Counsel	One times (1x) base salary
Other Executives	50% of base salary

As of December 31, 2019, all of our named executive officers were in compliance with this requirement.

The Board is permitted, in its discretion, to waive the application of our stock ownership guidelines to any covered individual if it determines that, as a result of the individual’s personal circumstances, application of our stock ownership guidelines would result in a hardship.

Hedging and Pledging Prohibition

Our Trading Compliance Policy prohibits our directors, officers, and other individuals designated as having access to material non-public information, both during their service with us and following their termination of service, from engaging in the following transactions: (i) short sales in our securities, (ii) hedging transactions, including zero-cost collars and forward sale contracts, that limit economic losses from holding our securities, (iii) holding our securities in a margin account, and (iv) pledging our securities. Other employees are strongly discouraged from engaging in these transactions. We prohibit and/or discourage our directors, officers and employees from engaging in hedging transactions because it is our view that such transactions detract from the alignment of our directors, officers and employees with our stockholders, signal to the market that individuals engaging in these transactions have no confidence in us or in our short-term prospects, and may reduce applicable individual’s incentive to improve our performance.

Clawback Policy

The Board has adopted a policy for recoupment of incentive compensation, or the clawback policy. The Board adopted the clawback policy to prevent executive officers involved in certain wrongful conduct from unjustly benefiting from that conduct, and to remove the financial incentives to engage in such conduct. The clawback policy generally requires an executive officer who is involved in wrongful conduct that results in a restatement of the Company’s financial statements to repay to the Company up to the full amount of any incentive compensation based on the financial statements that were subsequently restated. Incentive compensation includes bonuses or awards under the Company’s annual cash bonus plans, long-term incentive plans and equity incentive plans.

Tax and Accounting Considerations

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and to our executive officers. However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee will not limit compensation to those levels or types of compensation that are intended to be deductible. For example, the Compensation Committee considers the provisions of Section 162(m) of the Code and related Treasury Department regulations that restrict deductibility for federal income tax purposes of executive compensation for certain “covered employees” to the extent such compensation exceeds $1,000,000 for any of such employees in any year and does not qualify for an exception under the statute or regulations. Prior to the Tax Cuts and Jobs Act of 2017, covered employees included our chief executive officer and each of the next three highest compensated officers serving at the end of the taxable year other than our chief financial officer, and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this “qualified performance-based compensation” exception was eliminated, and the limitation on deductibility was generally expanded to include all named executive officers. Although we maintained compensation plans that were intended to permit the award of deductible compensation as qualified performance-based compensation under Section 162(m) prior to the Tax Cuts and Jobs Act of 2017, subject to the Act’s transition relief rules, we may no longer take a deduction for any compensation paid to our covered employees in excess of $1,000,000. The Compensation Committee has determined that our interests are best served in certain circumstances by providing compensation that is not deductible under Section 162(m) of the Code and, accordingly, may grant such compensation that may be subject to the $1,000,000 annual limit on deductibility, including base salary, annual cash bonuses and long-term incentive awards.

Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A of the Code. We have not agreed to pay any named executive officer, a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999 or 409A of the Code.

The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Respectfully Submitted By:

The Compensation Committee

Elizabeth O’Farrell (chairperson)
Paul W. Sandman
Natasha Hernday

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The compensation earned by our chief executive officer, chief financial officer, our two other highest compensated executive officers serving as of the end of 2019 and our former chief financial officer (the named executive officers) for the last three fiscal years is set forth in the table below:

Name and Title	Year	Salary	Bonus		Stock Awards(1)	Option Awards(2)		Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Dominique Monnet	2019	$635,000	$—		$1,678,000	$3,822,000		$508,000	(3)	$58,000	(4)	$6,701,000
President and Chief	2018	$525,000	$—		$—	$1,568,740		$346,500		$58,000		$2,498,240
Executive Officer	2017	$155,303	$—		$773,444	$1,459,114		$—		$25,301		$2,413,162

Edward Imbrogno	2019	$294,200	$—		$82,500	$167,500		$211,943	(3)	$58,000	(5)	$814,143
Vice President, Chief Financial Officer and
Chief Accounting Officer

Christopher Stone	2019	$497,490	$—		$—	$1,300,000		$645,129	(6)	$10,000	(7)	$2,452,619
Vice President, General	2018	$483,000	$—		$—	$1,137,555		$500,940		$10,000		$2,131,495
Counsel and Secretary	2017	$460,350	$—		$437,320	$—		$467,154		$10,000		$1,374,824

Peter Garcia	2019	$290,975	$—		$—	$1,000,000	(8)	$—	(9)	$1,286,285	(10)	$2,577,260
Former Vice President and	2018	$452,000	$—		$—	$1,131,398		$479,033		$54,000		$2,116,431
Chief Financial Officer	2017	$430,301	$—		$433,845	$—		$463,443		$58,000		$1,385,589

Jill Jene	2019	$350,200	$—		$—	$600,000		$280,707	(3)	$10,000	(11)	$1,240,907
Vice President, Business	2018	$210,139	$50,000	(12)	$—	$400,000		$108,000		$3,063		$771,202
Development
_______________________

(1)
Amounts in this column represent the grant date fair value of restricted stock awards granted in the relevant fiscal year, calculated in accordance with FASB ASC Topic 718. The amounts shown disregard estimated forfeitures. Assumptions used in the calculation of these amounts for awards are included in Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 11, 2020.

(2)
Except as described in footnote (8) below for Mr. Garcia, amounts in this column represent the grant date fair value of stock options granted in the relevant fiscal year, calculated in accordance with FASB ASC Topic 718. The amounts shown disregard estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 11, 2020.

Mr. Stone and Mr. Garcia were granted stock options on August 29, 2017, subject to the approval of the stockholders of the Company. As a result, pursuant to SEC rules and FASB ASC Topic 718, since the stock option grants were subject to stockholder approval, the grant date of such awards for purposes of FASB ASC Topic 718 and SEC disclosure rules was June 8, 2018, the date such option grants were approved by the stockholders. This date was also used to determine the grant date fair value of these stock options for purposes of FASB ASC Topic 718, which are as follows for each named executive officer who received these awards: $777,555 for Mr. Stone; and $771,339 for Mr. Garcia. In addition, during 2018 Mr. Stone, Mr. Garcia and Dr. Jene were granted additional stock options, the grant date fair value of which were: $360,000 for Mr. Stone, $360,059 for Mr. Garcia; and $400,000 for Dr. Jene. Assumptions used in the calculation of these amounts are included in Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 11, 2020.
(3)Consists of a payment under the 2019 Annual Bonus Plan.

(4)	Consists of: (a) matching contributions we made to our 401(k) plan - $10,000 and (b) the housing allowance paid to Mr. Monnet - $48,000.

(5)	Consists of: (a) matching contributions we made to our 401(k) plan - $10,000 and (b) the housing allowance paid to Mr. Imbrogno - $48,000.

(6)	Consists of: (a) payment under the 2019 Annual Bonus Plan - $410,429 and (b) the performance-based cash payment under the 2015/19 LTIP - $234,700.

(7)	Consists of matching contributions we made to our 401(k) plan.

(8)
For Mr. Garcia for 2019, also includes the stock options granted to him in March, 2019, as part of our annual award program. In connection with his separation from the Company on August 15, 2019, 99,666 of the stock options granted to him in 2019 vested and the remainder of his stock options granted in 2019 were forfeited.

(9)	Mr. Garcia did not receive any non-equity incentive plan compensation in 2019 because he resigned from the Company on August 15, 2019.

(10)
Consists of: (a) matching contributions we made to our 401(k) plan - $10,000, (b) the housing allowance paid to Mr. Garcia - $30,000, and (c) the cash amount paid to Mr. Garcia in connection with his separation from the Company in August, 2019 - $1,246,285.

(11)	Consists of matching contributions we made to our 401(k) plan.

(12)	Consists of a signing bonus paid in connection with Dr. Jene’s employment with the Company.

Grants of Plan-Based Awards During 2019

The following table lists each grant of plan-based awards made by the Company during 2019 to our named executive officers:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)		All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options(#)		Exercise or Base price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards ($)(2)
Name	Approval Date	Grant Date	Threshold	Target	Maximum	Threshold	Target
Dominique Monnet	3/28/2019	3/28/2019	—	—	—	—	—	—		2,450,000	(4)	$3.72	$3,822,000
	—	—	—	$508,000	$1,016,000	—	—	451,075	(3)	—		—	$1,678,000
Edward Imbrogno	3/25/2019	3/25/2019	—	—	—	—	—	—		108,766	(4)	$3.69	$167,500
	—	—	—	$259,500	$519,000	—	—	22,357	(3)	—		—	$82,500
Christopher Stone	3/28/2019	3/28/2019	—	—	—	—	—	—		833,333	(4)	$3.72	$1,300,000
	—	—	—	$373,118	$746,235	—	—	—		—		—	—
Peter Garcia(5)	3/28/2019	3/28/2019	—	—	—	—	—	—		641,025	(4)	$3.72	$1,000,000
	—	—	—	$349,170	$698,340	—	—	—		—		—	—
Jill Jene	3/28/2019	3/28/2019	—	—	—	—	—	—		384,615	(4)	$3.72	$600,000
	—	—	—	$262,688	$525,375	—	—	—		—		—	—
________________

(1)
The amounts in the below columns relate to the Company’s 2019 Annual Bonus Plan. Actual amounts paid in January 2020 under the 2019 Annual Bonus Plan were based on the Compensation Committee’s review of corporate performance and individual achievements and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)
Amounts in this column represent the grant date fair value of option awards and, in the case of Mr. Monnet and Mr. Imbrogno, restricted stock, granted in 2019, calculated in accordance with FASB ASC Topic 718. The amounts shown disregard estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 11, 2020. In February 2020, in connection with the Board adopting the Plan of Liquidation, all of the stock options and restricted stock granted to our employees, executive officers and directors accelerated and vested under the change in control definition in the Equity Plan, other than the outstanding awards under the 2016/20 LTIP (as discussed below).

(3)
Reflects shares of restricted stock granted to Mr. Monnet on March 28, 2019 in connection with his promotion chief executive officer of the Company and the restricted stock granted to Mr. Imbrogno on March 25, 2019. This restricted stock will vest in equal amounts on each of the first, second and third anniversaries of the grant date. In addition, the restricted stock will vest upon a change in control.

(4)
Represents stock options granted to Messrs. Monnet, Stone and Garcia and Dr. Jene on March 28, 2019 and stock options granted to Mr. Imbrogno on March 25, 2019. The stock options will vest as follows: 25% of the shares subject to the option vested on the first anniversary of the grant date, and 75% of the shares subject to the option shall vest on a monthly basis pro rata over the thirty-six (36) months following the first anniversary of the grant date, subject to the executive’s continued service with us through the applicable vesting dates. In addition, the stock options will vest upon a change in control. In February 2020, in connection with the Board adopting the Plan of Liquidation, all of the stock options and restricted stock granted to our employees, executive officers and directors accelerated and vested under the change in control definition in the Equity Plan, other than the outstanding awards under the 2016/20 LTIP (as discussed below).

(5)
In connection with his separation from the Company on August 15, 2019, a portion of the stock options granted to him in 2019 vested and the remainder of his stock options granted in 2019 were forfeited.

Outstanding Equity Awards at December 31, 2019

The following table sets forth information concerning stock options and stock awards held by the named executive officers as of December 31, 2019:

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned, Shares, Units or Other Rights That Have Not Vested ($) (1)
Dominique Monnet	373,719		106,781	(3)	480,500	(4)	$3.21	9/10/2027	80,066	(5)	$259,814	—	—
	739,968		739,976	(6)	—		$2.52	9/25/2028	—		—	—	—
	—		2,450,000	(7)	—		$3.72	3/28/2029	451,075	(8)	$1,463,738	—	—
Edward Imbrogno	72,153		216,458	(9)	—		$2.68	12/20/2028	—
	—		108,766	(7)	—		$3.72	3/25/2029	22,357	(8)	$72,548
Christopher Stone	272,414		428,086	(10)	350,250	(11)	$2.94	8/28/2027	—		—	33,954	$110,181
	169,800		169,823	(6)	—		$2.52	9/25/2028	—		—	—	—
	—		833,333	(7)			$3.72	3/28/2029	—		—	—	—
Peter Garcia	575,593	(12)	—		—		$2.94	8/28/2027	—		—	—	—
	137,732	(13)	—		—		$2.52	9/25/2028	—		—	—	—
	99,666	(14)	—				$3.72	3/28/2029	—		—	—	—
Jill Jene	188,688		188,670	(6)	—		$2.52	9/25/2028	—		—	—	—
			384,615	(7)			$3.72	3/28/2029	—		—	—	—
_____________________

(1)	Market value is the “closing” price of the shares on December 31, 2019 ($3.245).

(2)
Reflects restricted stock granted to Mr. Stone in 2016 under the 2016/20 LTIP. The 2017/21 LTIP was no longer effective as of December 31, 2018 due to the initial performance goal not being met and all awards thereunder were forfeited. The 2016/20 LTIP is comprised of two components: (a) the right to receive a cash payment and (b) the grant of a number of unvested restricted shares of our common stock. The shares of restricted stock are granted at the beginning of the five-year performance period based on the participant’s target award. It was constructed so that 50% of such cash payments and restricted shares are eligible to vest at the end of a two calendar year performance period ending on December 31, 2017, and the remaining 50% of cash payments and restricted shares are eligible to vest in equal amounts over the following three-year period (in December of 2018, 2019 and 2020). The performance goals for the performance periods were established by the Compensation Committee at the time of grant of the award. In addition to remaining employed by the Company through the applicable vesting dates, the Company must meet minimum performance goals described above over the applicable performance periods for the restricted stock and cash awards to vest and/or be paid.

The restricted stock awards are subject to the acceleration provisions set forth in the long-term incentive plans described below. Dividend payments and other distributions made on the restricted stock during the vesting periods of the restricted stock will accrue through the vesting periods and will be paid, plus interest, to the named executive officer upon vesting of the restricted stock award.

The number of shares reflected in the table above for the 2016/20 LTIP reflect the number of shares of restricted stock that remain eligible to vest under the applicable LTIP as of December 31, 2019 at “target” performance levels.
The shares of restricted stock under the 2016/20 LTIP that vested in December 2019 are not reflected in the table above and are instead reported in the “Option Exercises and Stock Vested in 2019” table below.

(3)
Represents stock options that were granted to Mr. Monnet on September 11, 2017 and have a term of ten years from the date of grant. The stock options will vest as follows: 50% of the shares subject to the option vested on September 11, 2018, and 50% of the shares subject to the option shall vest on a monthly basis pro rata over the thirty-six (36) months following September 11, 2018, subject to Mr. Monnet’s continued service with us through the applicable vesting dates. The options are subject to the acceleration provisions set forth in the stock option agreement with Mr. Monnet described below. In addition, the stock options will vest upon a change in control.

(4)
Represents stock options that were granted to Mr. Monnet on September 11, 2017 and have a term of ten years from the date of grant. The stock options will vest as follows: 50% of the shares subject to the option shall vest on a 33% increase in the price of our common stock; and the remaining 50% of the shares subject to the option shall vest on a 50% increase in the price of our common stock, subject to Mr. Monnet’s continued service with us through the applicable vesting dates. In addition, the stock options will vest upon a change in control.

(5)
Represents restricted stock granted to Mr. Monnet. The award will vest in three equal installments on each of December 12, 2018, 2019 and 2020. The restricted stock award is subject to the acceleration provisions set forth in the restricted stock agreement with Mr. Monnet. Dividend payments and other distributions made on the restricted stock during the vesting periods of the restricted stock will accrue through the vesting periods and will be paid, plus interest, to Mr. Monnet upon vesting of the restricted stock award. In addition, the restricted stock will vest upon a change in control.

(6)
Represents stock options that were granted to our named executive officers (other than Mr. Imbrogno) on September 25, 2018 and have a term of ten years from the date of grant. The options will on a monthly basis pro rata over the forty-eight (48) months following January 1, 2018, subject to the executive’s continued service with us through the applicable vesting dates. In addition, the stock options will vest upon a change in control.

(7)
Represents stock options that were granted to our named executive officers (other than Mr. Imbrogno) on March 28, 2019, and to Mr. Imbrogno on March 25, 2019, and have a term of ten years from the date of grant. 25% of the options vest on the first anniversary of the grant date and 75% of the options vest on a monthly basis in pro rata amounts over the thirty six months following the first anniversary of the grant date, subject to the executive’s continued service with us through the applicable vesting dates. In addition, the stock options will vest upon a change in control.

(8)
Represents restricted stock granted to Messrs. Monnet and Imbrogno in March 2019. The awards will vest in three equal installments on each of the first, second and third anniversaries of the grant date. The restricted stock awards are subject to the acceleration provisions set forth in the restricted stock agreements with Messrs. Monnet and Imbrogno. Dividend payments and other distributions made on the restricted stock during the vesting periods of the restricted stock will accrue through the vesting periods and will be paid, plus interest, upon vesting of the restricted stock awards. In addition, the restricted stock will vest upon a change in control.

(9)
Represents stock options that were granted to Mr. Imbrogno on December 20, 2018 and have a term of ten years from the date of grant. 25% of the options vest on December 20, 2019 and 75% of the options vest on a monthly basis in pro rata amounts over the thirty-six months following December 20, 2019, subject to the executive’s continued service with us through the applicable vesting dates. In addition, the stock options will vest upon a change in control.

(10)
Represents stock options granted to Mr. Stone on August 29, 2017, subject to the approval of the stockholders of the Company. As a result, pursuant to SEC rules and FASB ASC Topic 718, since the stock option grants were subject to stockholder approval, the grant date of such awards for purposes of FASB ASC Topic 718 and SEC disclosure rules was June 8, 2018, the date such option grants were approved by the stockholders. The stock options have a term of ten years expiring on August 28, 2027. The stock options will vest as follows: 50% of the shares subject to the option vested on August 28, 2018, and 50% of the shares subject to the option shall vest on a monthly basis pro rata over the thirty-six (36) months following August 28, 2018, subject to the executive’s continued service with us through the applicable vesting dates. In addition, the stock options will vest upon a change in control.

(11)
Represents stock options granted to Mr. Stone on August 29, 2017, subject to the approval of the stockholders of the Company. As a result, pursuant to SEC rules and FASB ASC Topic 718, since the stock option grants were subject to stockholder approval, the grant date of such awards for purposes of FASB ASC Topic 718 and SEC disclosure rules was June 8, 2018, the date such option grants were approved by the stockholders. The stock options have a term of ten years expiring on August 28, 2027. The stock options will vest as follows: 50% of the shares subject to the option shall vest on a 33% increase in the price of our common stock; and the remaining 50% of the shares subject to the option shall vest on a 50% increase in the price of our common stock, subject to such named executive officer’s continued service with us through the applicable vesting dates. In addition, the stock options will vest upon a change in control.

(12)
Represents stock options granted to Mr. Garcia on August 29, 2017, subject to the approval of the stockholders of the Company. As a result, pursuant to SEC rules and FASB ASC Topic 718, since the stock option grants were subject to stockholder approval, the grant date of such awards for purposes of FASB ASC Topic 718 and SEC disclosure rules was June 8, 2018, the date such option grants were approved by the stockholders. The stock options have a term of ten years expiring on August 28, 2027. The stock options vested pursuant to the terms of Mr. Garcia’s separation agreement entered into upon his departure from the Company on August 15, 2019.

(13)
Represents stock options that were granted to Mr. Garcia on September 25, 2018 and have a term of ten years from the date of grant. The stock options vested pursuant to the terms of Mr. Garcia’s separation agreement entered into upon his departure from the Company on August 15, 2019.

(14)
Represents stock options that were granted to Mr. Garcia on March 28, 2019 and have a term of ten years from the date of grant. The stock options vested pursuant to the terms of Mr. Garcia’s separation agreement entered into upon his departure from the Company on August 15, 2019.

Option Exercises and Stock Vested in 2019

No options were exercised by the named executive officers during 2019. The following table sets forth the restricted shares granted to Mr. Stone under the 2015/19 LTIP, 33.34% of which vested in December 2019, and the portion of the restricted stock granted to Mr. Monnet in the form of his inducement restricted stock award that vested during 2019. None of our named executive officers exercised stock options during 2019:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dominique Monnet	80,067	$274,629	(1)
Edward Imbrogno	—	$—
Christopher Stone	16,132	$54,229	(2)
Peter Garcia	—	$—
Jill Jene	—	$—
________________
(1)Value based on the “closing” price of the shares on the vesting date, December 12, 2019 ($3.43).
(2)    Value based on the “closing” price of the shares on the vesting date, December 16, 2019 ($3.33).

Potential Payments upon Termination or Change in Control

Severance Arrangements with Named Executive Officers

In April 2019, the Board approved a severance plan covering the executive officers of the Company that is intended to replace the Severance Agreements. This change was made in response to conversations with several of the Company’s shareholders who expressed a concern that management of the Company was not properly incentivized to effect a change in control under the severance agreements in place prior to the newly adopted plan. In November of 2019, a new severance plan was adopted that was substantially consistent with the severance plan adopted in April, except it amended the definition of “change of control” to make it consistent with the same definition in the Company’s Equity Plan. A copy of the form of our severance plan is available as an exhibit to our Annual Report on Form 10-K filed with the SEC on March 11, 2020 (the Severance Plan).

Under the Severance Plan, a resignation for “good reason” is deemed to occur should a named executive officer resign from his or her employment with us for any of the following reasons without such named executive officer’s informed written consent (following a notice and cure period):

•
a material diminution in the authority, duties or responsibilities of the named executive officer, causing the position to be of materially lesser rank or responsibility within PDL such as would constitute a demotion other than a demotion for cause;

•	a requirement that the named executive officer relocate to work at a location more than fifty miles from Incline Village, Nevada;

•	material reduction in annual base salary of the named executive officer, unless reductions comparable in amount and duration are concurrently made for all other PDL officers; or

•	any action or inaction by PDL that constitutes, with respect to the named executive officer, a material breach of the applicable offer letter.

A named executive officer’s employment was deemed to have been terminated for “cause” if such termination occurred by reason of the named executive officer’s:

•	willful and intentional theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit or falsification of any PDL documents or records;

•	willful material failure to abide by PDL’s code of conduct or other written policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct);

•
willful material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of PDL (including, without limitation, improper use or disclosure of PDL confidential or proprietary information);

•	willful act that has a material detrimental effect on PDL’s reputation or business;

•
repeated willful failure or inability to perform any reasonable assigned duties after written notice from the chief executive officer of, and a reasonable opportunity to cure, such failure or inability;

•
willful material breach of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the named executive officer and PDL, which breach is not cured pursuant to the terms of such agreement or within twenty (20) days of receiving written notice of such breach; or

•
conviction (including any plea of guilty or nolo contendere) of any willful criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the named executive officer’s ability to perform his or her duties with PDL.

The Severance Plan provides that, upon termination of the named executive officer’s employment without cause or his or her resignation for good reason, the executive officer will be entitled to receive, subject to the execution of a general release of all claims against the Company, the following severance payment and benefits:

•	a percentage of the executive officer’s annual base salary;

•	a percentage of the executive officer’s target annual bonus for the year in which the separation occurs; and

•	payment of the executive officer’s COBRA premiums, if any, for a certain number of months;

The following table sets forth the amount of severance each named executive officer is eligible to receive pursuant to the first, second and third bullet points above where there has been no change of control:

Name	Title	% of Annual Base Salary	% of Target Annual Bonus	Number of Months of COBRA Premiums
Dominique Monnet	President and Chief Executive Officer	100%	100%	12
Edward Imbrogno	Vice President, Chief Financial Officer and Chief Accounting Officer	100%	75%	12
Christopher L. Stone	Vice President, General Counsel and Secretary	100%	75%	12
Peter Garcia	Former Vice President and Chief Financial Officer	N/A	N/A	N/A
Jill Jene	Vice President, Business Development	100%	75%	12

If the named executive officer is terminated without cause or he resigns for good reason within two years of a change of control, as such term is defined in the Severance Plan, the amount of severance each executive officer is eligible to receive is set forth in the chart below:

Name	Title	% of Annual Base Salary	% of Target Annual Bonus	Number of Months of COBRA Premiums
Dominique Monnet	President and Chief Executive Officer	300%	300%	12
Edward Imbrogno	Vice President, Chief Financial Officer and Chief Accounting Officer	200%	200%	12
Christopher L. Stone	Vice President, General Counsel and Secretary	200%	200%	12
Peter Garcia	Former Vice President and Chief Financial Officer	N/A	N/A	N/A
Jill Jene	Vice President, Business Development	200%	200%	12

Any severance payments under the Severance Plan will be paid in a lump sum within 5 days after the effective date of the named executive officer’s release of claims. In the event of a change in control, the Severance Plan may not be terminated until 24 months following the date of the change in control.

Change in Control Provisions Applicable to Equity Awards

A change in control will trigger acceleration and vesting awards granted under the Company’s Equity Plan.  Under the stock options and restricted stock awards granted under the Equity Plan, a “change in control” is deemed to have occurred as of the first day after any one or more of the following conditions is satisfied:

•
any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) “beneficial ownership” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company possessing thirty-five percent (35%) or more of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) an acquisition by any such person who prior to such acquisition is the beneficial owner of thirty-five percent (35%) or more of such voting power, (2) any acquisition directly from the Company, including, without limitation, a public offering of securities, (3) any acquisition by the Company, (4) any acquisition by a trustee or other fiduciary under an employee benefit plan of a participating Company or (5) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

•
a Corporate Transaction or series of related Corporate Transactions (collectively, a Transaction) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Corporate Transaction described in Section 2(n)(iii), the entity to which the assets of the Company were transferred (the Transferee), as the case may be; or

•
the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur.

For purposes of the above, (i) indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities and (ii) a “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)
a sale, exchange, transfer or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries (other than a sale, exchange, transfer or other disposition to one or more Subsidiaries);

(ii)	a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company; or

(iii)	a merger, consolidation or similar transaction to which the Company is a party.

In February 2020, in connection with the Board adopting the Plan of Liquidation, all of the stock options and restricted stock granted to our employees, executive officers and directors accelerated and vested under the change in control definition in the Equity Plan, other than the outstanding awards under the 2016/20 LTIP (as discussed below).

Wind Down Retention Plan

After we announced our strategy to monetize our assets and distribute net proceeds to our shareholders, on December 21, 2019, the Compensation Committee of the Board adopted the Wind Down Retention Plan in which the Company’s executive officers and other employees who are participants in the Company’s Severance Plan are eligible to participate. For a description of the Wind Down Retention Plan, see “--Wind Down Retention Plan” above.

Potential Payments Upon Termination or Change in Control

The following table sets forth the amount of severance each of our current named executive officers would be eligible to receive upon a hypothetical termination or change in control on December 31, 2019, and does not include accrued wages or vacation pay that would be payable to a named executive officer upon a termination. The calculations in the following table are based on the Severance Plan and the Wind Down Retention Plan in effect on December 31, 2019 for our named executive officers. Because the Wind Down Retention Plan was in effect on such date, that plan would have governed the severance payouts and accelerated vesting in the event of an executive’s termination without cause or resignation for good reason on such date, and the benefits under that plan are reflected in the columns below in the event of such a termination or, alternatively, upon a change in control on such date. Mr. Garcia is not included in the following table due to his departure from the Company in August 2019. The separation arrangement with Mr. Garcia is described below under “Peter Garcia Separation Agreement.”

Benefits and Payments upon Separation	Termination for Cause or Voluntary Termination without Good Reason	Involuntary Termination without Cause or Voluntary Termination for Good Reason		Change in Control without Termination
Dominique Monnet
Salary	$—	$1,905,000		$—
Bonus	$—	$1,524,000		$—
Restricted Stock Acceleration	$—	$1,726,212	(1)	$1,726,212	(1)
Stock Option Acceleration	$—	$1,118,799	(2)	$1,118,799	(2)
COBRA Benefits	$—	$20,036		$—
Total	$—	$6,294,047		$2,845,011

Edward Imbrogno
Salary	$—	$692,000		$—
Bonus	$—	$519,000		$—
Restricted Stock Acceleration	$—	$72,660	(1)	$72,660	(1)
Stock Option Acceleration	$—	$164,508	(2)	$164,508	(2)
COBRA Benefits	$—	$20,036		$—
Total	$—	$1,468,204		$237,168

Christopher Stone
Salary	$—	$1,014,300		$—
Bonus	$—	$760,725		$—
2016/20 LTIP Acceleration	$—	$182,719	(3)	$182,719	(4)
Stock Option Acceleration	$—	$465,080	(2)	$465,080	(2)
COBRA Benefits	$—	$28,900		$—
Total	$—	$2,451,724		$647,799

Benefits and Payments upon Separation	Termination for Cause or Voluntary Termination without Good Reason	Involuntary Termination without Cause or Voluntary Termination for Good Reason		Change in Control without Termination

Jill Jene
Salary	$—	$714,000		$—
Bonus	$—	$535,500		$—
Stock Option Acceleration	$—	$275,471	(2)	$275,471	(2)
COBRA Benefits	$—	$10,100		$—
Total	$—	$1,535,071		$275,471
__________

(1)
Represents value of the accelerated vesting of the restricted stock awards granted to Messrs. Monnet and Imbrogno under the scenarios listed above. All such shares of restricted stock vest upon a change in control.

(2)
Represents value of the accelerated vesting of such named executive officer’s stock options under the scenarios listed above. All of the named executive officer’s stock options will vest upon a change in control.

(3)	Represents ratable portion of target cash payment ($127,547) and accelerated vesting of equity ($55,172).

Peter Garcia Separation Agreement

On August 16, 2019, Peter Garcia, our former Vice President and Chief Financial Officer and the Company entered into a Confidential Severance Agreement and Release of All Claims (the Agreement). Under the Agreement, Mr. Garcia agreed to a general release of claims in favor of the Company and a covenant not to sue, among other promises. In consideration for the Agreement, including the release of claims and covenants, Mr. Garcia received a one-time payment of $1,246,285. In addition, pursuant to the terms of the Agreement, the following stock options held by Mr. Garcia vested: (i) 575,593 stock options with an exercise price of $2.94, (ii) 137,732 stock options with an exercise price of $2.52 and (iii) 99,666 stock options with an exercise price of $3.72. The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to the current report on Form 8-K filed on August 19, 2019. Mr. Garcia was retained as a consultant to support the transition to the new chief financial officer for the Company until January 13, 2020.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Dominique Monnet, our President and Chief Executive Officer (our CEO) during 2019. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For 2019, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $102,533; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $6,701,000.

Based on this information, for 2019, the ratio of the median of the total compensation of all employees of the Company to the annual total compensation of our CEO during 2019, was 1 to 65.4.

Determining the Median Employee

We determined that, as of December 31, 2019, our employee population consistent of 133 individuals, with 115 of these individuals located in the United States and 18 located in Europe. Our employee workforce consists of full- and part-time employees.

For purposes of measuring the compensation of our employees, we selected total annual cash compensation for 2019 as the most appropriate measure of compensation, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee”. Compensation paid to our non-U.S. employees was converted to U.S. dollars based on the average exchange rate for 2019. With respect to the total annual compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal year 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $102,533.

COMPENSATION OF OUR DIRECTORS

The Board has established its compensation policy for outside directors, which was most recently amended in March 2017 in consultation with the Compensation Committee’s current compensation consultant, Board Advisory. Members of the Board who are also employees of the Company are not entitled to any compensation with respect to their service as Board members.

Cash Compensation

In 2019, each outside director received a retainer of $100,000 per year, except for the Chairperson who received a retainer of $115,000 per year, for his or her service on the Board. Each outside director also received annual cash retainers for service on Board committees, as follows:

•
Each member of the Audit Committee received a retainer of $17,500 per year, except for the chairperson of the Audit Committee who received a retainer of $30,000 per year, for his or her service on the Audit Committee.

•
Each member of the Compensation Committee received a retainer of $15,000 per year, except for the chairperson of the Compensation Committee who received a retainer of $22,500 per year, for his or her service on the Compensation Committee.

•
Each member of the Litigation Committee received a retainer of $10,000 per year, except for the chairperson of the Litigation Committee who received a retainer of $20,000 per year, for his or her service on the Litigation Committee.

•
Each member of the Nominating and Governance Committee received a retainer of $2,500 per year, except for the chairperson of the Nominating and Governance Committee who received a retainer of $5,000 per year, for his or her service on the Nominating and Governance Committee.

All cash compensation paid to outside directors for their service on the Board and its committees is paid on a quarterly basis in arrears.

We also reimburse our directors for their reasonable travel expenses for Board and committee meetings. The Board annually sponsors a multi-day off-site meeting to which the Board members may bring their spouses. When we hold such a meeting, we reimburse the Board members for their spouses’ reasonable travel expenses for such off-site meeting.

In April 2020, the Board reduced the retainer from $100,000 per year to $50,000 per year, applicable to all outside directors, for his or her service on the Board. It also increased the retainer for membership and chairpersonship of the Nominating and Governance Committee to $5,000 per year and $10,000 per year, respectively, to be aligned with the 50th percentile of the Company’s peer group.

Equity Compensation

We provide our outside directors with equity awards as a portion of their total compensation to ensure that our outside directors own common stock in the Company and their interests are aligned with our stockholders. In 2019, to be better aligned with the stockholders and management of the Company, as well as the Company’s growth strategy at such time, the Compensation Committee and the Board determined that each director’s initial stock grant should be in the form of restricted stock, but that subsequent equity grants should be in the form of stock options. Under this plan, each of our outside directors other than Ms. Hernday received an annual grant of stock options with a grant date value of $150,000, with the number of stock options issued based on the closing price of our common stock on the date of grant. It being her initial grant, Ms. Hernday received restricted stock with a grant date value of $150,000, with the number of shares of restricted stock issued based on the closing price of our common stock on the date of grant. Such grants are made to each current outside director annually after the conclusion of our annual general meeting of stockholders and to each new outside director upon his or her initial election to the Board. Each grant of restricted stock or stock options, as the case may be, vests on the first anniversary of the grant date so long as the director continues to serve on the Board during the vesting period. In the case of restricted stock, during the vesting period, our outside directors have the right to vote their restricted stock and to receive any dividends or distributions paid on their restricted stock, except that dividends or distributions are accumulated and paid on the earlier of the vesting of the underlying stock in accordance with the vesting conditions of the original award or March 15th of the year following the payment of such dividend or distribution to all stockholders.

In April 2020, given the change in the Company’s strategy to liquidate its assets and cooperation agreement with one of the Company’s stockholders, the Compensation Committee and the Board revised the structure of equity compensation for our outside directors. The Board agreed to align its equity compensation in form and amount with the 50th percentile of the Company’s peer group. In doing so, it increased the amount of the annual equity compensation to awards with a grant date value of $187,500, which value will be granted 50% in the form of restricted stock awards and 50% in the form of stock options. It is expected that such awards will vest upon the earlier of (i) the date of the 2021 annual meeting of stockholders and (ii) the first anniversary of the date of grant. It is also expected that such awards will be subject to acceleration upon the filing of a Certificate of Dissolution with the State of Delaware.

2019 Compensation of Directors

In 2019, our outside directors who served on the Board during 2019 earned the compensation set forth in the table below:

Director	Fees Earned	Stock Awards(1)	Option Awards(1)	All Other Compensation(4)	Total
Harold E. Selick, Ph.D (2)	$142,500	$—	$150,000	$—	$292,500
David W. Gryska	$132,500	$—	$150,000	$—	$282,500
Natasha Hernday (3)	$52,778	$150,000	$—	$—	$202,778
John McLaughlin	$110,000	$—	$150,000	$110,000	$370,000
Elizabeth O’Farrell	$120,040	$—	$150,000	$—	$270,040
Samuel R. Saks, M.D. (5)	$57,500	$—	$150,000	$—	$207,500
Paul W. Sandman	$152,500	$—	$150,000	$—	$302,500
Shlomo Yanai (6)	$101,854	$—	$150,000	$—	$251,854
_______________

(1)
Amounts in this column represent the grant date fair value of the stock options granted to our outside directors (other than Ms. Hernday) and the restricted stock granted to Ms. Hernday, as determined in accordance with FASB ASC Topic 718. The amounts shown disregard estimated forfeitures. Assumptions used in the calculation of these amounts for awards are included in Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 11, 2020.

As of December 31, 2019, Ms. O’Farrell and Messrs. Gryska, Sandman and Mr. Yanai and Dr. Selick each had 126,050 outstanding stock options, and Mr. McLaughlin held 2,048,150 outstanding stock options. As of December 31, 2019, Ms. Hernday had 50,000 unvested restricted stock awards. Drs. Selick’s and Saks’ unvested stock options were forfeited during 2019 upon their resignations from the Board.

(2)	Dr. Selick resigned from the Board effective December 31, 2019.

(3)	Ms. Hernday was elected to the Board at the 2019 annual meeting of the Company’s stockholders.

(4)
Includes the following compensation for Mr. McLaughlin: (i) $60,000 earned under a consulting agreement to services provided in connection with the transition after he retired as the Company’s chief executive officer at the end of 2018 and (ii) $50,000 in connection with his service as a director for LENSAR, Inc., a subsidiary of the Company.

(5)	Dr. Saks resigned from the Board effective August 30, 2019.

(6)	Mr. Yanai resigned from the Board effective April 30, 2020.

Stock Ownership Guidelines for Directors

The Board has determined that ownership of our common stock by our officers and directors promotes a focus on long-term growth and aligns the interests of our officers and directors with those of our stockholders. As a result, the Board adopted stock ownership guidelines stating that our outside directors should maintain certain minimum ownership levels of our common stock.

Prior to February 2019, our stock ownership guidelines required that each outside director should own shares of common stock with a value of at least one times the annual cash retainer we pay to the outside director not later than five years after the date the person initially becomes an outside director. In February 2019, the Nominating and Governance Committee amended the stock ownership guidelines applicable to our outside directors to increase the ownership requirement from one times to three times the annual cash retainer we pay to the outside director not later than five years after the date such person initially becomes a director. As of December 31, 2019, all of our outside directors are in compliance with this requirement or are on track to be compliant within the compliance period.

The Board is permitted, in its discretion, to waive the application of our stock ownership guidelines to any covered individual if it determines that, as a result of the individual’s personal circumstances, application of the ownership guidelines would result in a hardship. No such waivers were approved in 2019 for any of our officers or directors.

Equity Compensation Plan Information

The following table provides information on our equity compensation plans as of December 31, 2019.

As of December 31, 2019, we had one active stock-based incentive plan in place under which equity awards were outstanding or shares of our common stock were authorized for issuance and stand-alone inducement awards to one employee, detailed as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	12,585,440	(1)	$2.77	10,310,007
Equity compensation plans not approved by security holders (2)	1,041,066		$3.21	—
_________________

(1)	Represents outstanding shares of unvested restricted stock and stock options as of December 31, 2019 under the Amended and Restated 2005 Equity Incentive Plan.

(2)
As an inducement material to the decision by Dominique Monnet to accept employment with the Company, the Compensation Committee approved the grant of inducement awards to Mr. Monnet as employment inducement awards pursuant to Nasdaq Listing Rule 5635(c)(4). Effective September 11, 2017, Mr. Monnet was granted (a) stock options to purchase 961,000 shares of the Company’s common stock at an exercise price equal to the closing price per share of the Company’s common stock on the date of grant, and (b) 240,200 shares of restricted stock. One-half of the stock options will vest over a four-year vesting period, subject to Mr. Monnet’s continued service with the Company through the applicable vesting dates. The remaining options will vest based on certain performance objectives related to increases in the price of our common stock, subject to Mr. Monnet’s continued service with the Company through the applicable vesting dates. The restricted stock vests in three equal installments on each of December 12, 2018, 2019 and 2020, subject to Mr. Monnet’s continued service with the Company through the applicable vesting dates. For a description of the inducement awards to Mr. Monnet, please see Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 11, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise specified, the following table sets forth certain information regarding the beneficial ownership of our common stock as of April 24, 2020, with respect to our officers and directors, and as of the date noted below for those persons or groups that beneficially hold more than 5% of our outstanding shares of common stock. The table contains ownership information for:

•	each person who is known by us, based on the records of our transfer agent and relevant documents filed with the SEC, to own beneficially more than 5% of the outstanding shares of our common stock;

•	each member of or nominee to the Board;

•	each of our named executive officers; and

•	all members of the Board and our executive officers as a group.

Except as indicated in the footnotes to this table, we believe that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise specified, the address of each named individual in the table below is the address of the Company:

Name of Beneficial Owner or Identity of Group	Shares Beneficially Owned(1)	Percent of Outstanding(2)
BlackRock, Inc.(3)	10,775,002	9.2%
40 East 52nd Street
New York, NY 10022

Dimensional Fund Advisors LP(4)	9,530,949	8.1%
Building One, 6300 Bee Cave Road
Austin, TX 78746

Renaissance Technologies Corp.(5)	8,170,631	7.0%
800 Third Avenue
New York, NY 10022

Alan Bazaar(6)	7,609	*

David W. Gryska	219,511	*

Natasha Hernday(7)	50,000	*

John P. McLaughlin(8)	2,550,258	2.2%

Elizabeth G. O’Farrell	63,291	*

Paul W. Sandman	262,800	*

Christopher Stone(9)	2,490,559	2.1%

Dominique Monnet(10)	6,125,865	5.2%

Edward Imbrogno(11)	629,454	*

Peter Garcia(12)	401,323	*

Jill Jene(13)	956,778	*

All executive officers and directors as a group (11 persons)(14)	13,757,448	11.7%

* less than 1%
____________________

(1)
Beneficial ownership is determined in accordance with SEC rules. Shares that the person or group has the right to acquire within 60 days after April 24, 2020, are deemed to be outstanding in calculating the share ownership of the person or group. Beneficial ownership calculations for 5% stockholders are based on the most recently publicly-filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the SEC and which generally set forth their ownership interests, as amended for known changes.

(2)
Percentage is based on 117,285,043 shares of common stock outstanding as of April 24, 2020. Shares to which the person or group has the right to acquire within 60 days after April 24, 2020, are deemed to be outstanding in calculating the share ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(3)
All information included in this footnote and table regarding the beneficial ownership of BlackRock, Inc., a Delaware corporation, is based on our review of the Schedule 13G/A filed with the SEC on February 5, 2020. Blackrock, Inc. discloses the identity of the subsidiaries that acquired the securities being reported by Blackrock, Inc. as BlackRock (Netherlands) B.V.; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Limited; and BlackRock Investment Management, LLC.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
BlackRock, Inc.	10,407,769	—	10,775,002	—

(4)
All information included in this footnote and table regarding the beneficial ownership of Dimensional Fund Advisors LP, a Delaware limited partnership, is based on our review of the Schedule 13G filed with the SEC on February 12, 2020.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
Dimensional Fund Advisors LP	9,102,854	—	9,530,949	—

(5)
All information included in this footnote and table regarding the beneficial ownership of Renaissance Technologies LLC (RTC), a Delaware limited liability company, and Renaissance Technologies Holdings Corporation (RTHC), a Delaware corporation, is based on our review of the Schedule 13G/A filed with the SEC on February 13, 2020. RTHC maintains a majority ownership of RTC.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
RTC	8,170,631	—	8,170,631	—
RTHC	8,170,631	—	8,170,631	—

(6)	Includes 7,609 restricted shares that will vest on April 17, 2021, provided that Mr. Bazaar continues to serve on the Board on that date.

(7)	Includes 50,000 restricted shares that will vest on June 20, 2020, provided that Ms. Hernday continues to serve on the Board on that date.

(8)	Includes 2,048,150 stock options that have vested but have not yet been exercised.

(9)
Includes (i) up to 16,977 restricted shares that will vest in December 2020, under the Company’s 2016/20 LTIP; provided Mr. Stone is employed by the Company at such dates and certain minimum performance conditions are met and (ii) 1,873,456 stock options that have vested but have not yet been exercised.

(10)	Includes 4,890,944 stock options that have vested but have not yet been exercised.

(11)	Includes 397,377 stock options that have vested but have not yet been exercised.

(12)
Mr. Garcia resigned as our Vice President and Chief Financial Officer on August 15, 2019. Based on information contained in Section 16 reports filed by Mr. Garcia through March 28, 2019 other than 862,612 stock options that were forfeited in connection with his resignation and 636,697 stock options that were terminated due to his failure to exercise the stock options.

(13)	Includes 761,973 stock options that have vested but have not yet been exercised.

(14)
Consists of all shares beneficially owned by all directors and executive officers as a group as of April 24, 2020, 2020.  Includes (i) 50,000 restricted shares that will vest on June 20, 2020, provided Ms. Hernday continues to serve on our Board on that date, (ii) 7,609 shares that will vest on April 17, 2021, provided Mr. Bazaar continues to serve on our Board on that date, (iii) up to 16,977 restricted shares that will vest in December 2020, provided that Mr. Stone continues to be employed by the Company on such date and certain performance conditions are met and (iv) 9,971,900 stock options that have vested but have not yet been exercised.

For information about the awards outstanding, and shares available for issuance under our equity plans as of December 31, 2019, please see “Equity Compensation Plan Information” above.

RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

The Audit Committee is responsible for reviewing and approving all related person transactions, including transactions with executive officers and directors, for potential conflicts of interests or other improprieties. Under SEC rules, related person transactions are those transactions where we are or may be a party and the amount involved exceeds $120,000, and where any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and Board membership. The Audit Committee would approve a related person transaction if it determined that the transaction was in the Company’s best interests and on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

The Audit Committee has adopted a stringent written policy whereby the Audit Committee will review for approval all related person transactions where the amount involved is anticipated to exceed $25,000. Our directors are required to disclose to the Board any potential conflict of interest or personal interest in a transaction that the Board or the Company is considering. Our executive officers are required to disclose any related person transaction to our Compliance Officer who would notify the Audit Committee of the transaction. We poll our directors regularly, but no less frequently than annually, with respect to related person transactions and their service as an officer or director of other entities.

Any director involved in a related person transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. All related person transactions anticipated to exceed $25,000 are reviewed in advance of the transaction being completed.

Related Person Transactions

There were no transactions in 2019 and there is not any currently proposed transaction where we were or are to be a party and the amount involved exceeded $120,000, and where any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, other than the compensation paid to our executive officers with respect to their employment relationship with us and compensation paid to our outside directors for their service as members of the Board, which compensation is disclosed in this proxy statement.

OTHER MATTERS

Stockholder Proposals

If a stockholder wishes to have a proposal or nomination of candidates for election to the Board considered for presentation directly, without its inclusion in our proxy statement, at the 2021 annual meeting of stockholders the stockholder must submit the proposal to us in writing between March 18, 2021 and April 17, 2021, which is not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one-year anniversary of the Annual Meeting. Proposals should be addressed to:

PDL BioPharma, Inc.
Attention: Corporate Secretary
932 Southwood Boulevard
Incline Village, NV 89451

Stockholders submitting a proposal must provide certain other information and comply with the requirements as described in our Bylaws. Copies of our Bylaws are available online in the “Investor Relations - Corporate Governance” section of our corporate Internet site at www.pdl.com. In addition, proposals submitted for inclusion in our proxy statement must comply with Rule 14a-8 under the Exchange Act and must be received at our principal executive offices shown above no later than the close of business on [    ], 2021, which is not less than 120 days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting.

Delinquent Section 16(a) Reports

Our directors and executive officers are required by Section 16(a) of the Exchange Act to timely file with the SEC certain reports regarding their beneficial ownership of our common stock. These persons are also required to furnish us with copies of these reports they file with the SEC. To our knowledge, based solely on our review of such Section 16 reports we have received and written representations from our directors and executive officers, we have concluded that our directors and executive officers complied with all filing requirements applicable to them under Section 16(a) during 2019, except that a Form 4 with respect to stock options granted to Mr. McLaughlin on June 20, 2019 was belatedly filed on July 8, 2019.

Transaction of Other Business

At the date of this proxy statement, the only business that the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christopher Stone
Vice President, General Counsel and Secretary

[    ], 2020

Annex A

PDL BioPharma, INC.

PLAN OF DISSOLUTION

 This Plan of Dissolution (the “Plan”) is intended to describe and govern the implementation of the complete liquidation, dissolution and winding up of PDL BioPharma, Inc., a Delaware corporation (the “Company”), and the distribution of all of its assets available for distribution to its stockholders under the General Corporation Law of the State of Delaware (the “DGCL”), in accordance with Section 275 and other applicable provisions of the DGCL and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended.

1.    Approval and Adoption of Plan.    The board of directors of the Company (the “Board”) has deemed it advisable that the Company be dissolved, has adopted a resolution authorizing the dissolution of the Company, and has approved and adopted this Plan. If this Plan is adopted by the requisite action of the Company’s stockholders, this Plan shall constitute the adopted Plan of the Company.

2.    Certificate of Dissolution and Effective Time.    Subject to Section 16 hereof, following authorization of the complete liquidation and dissolution of the Company by the Company’s stockholders, and at such time as the Board deems appropriate, the Company shall execute, acknowledge and file with the Secretary of State of the State of Delaware a certificate of dissolution in accordance with the DGCL and ensure that all taxes (including franchise taxes) and fees required by the State of Delaware are tendered to the appropriate office or agency of the State of Delaware. The Company shall be dissolved at the time (the “Effective Time”) that the certificate of dissolution is filed with the Office of the Secretary of State of the State of Delaware or such later time as may be stated in the certificate of dissolution.

3.    Survival Period.    For three years after the Effective Time (or such longer period as the Delaware Court of Chancery may direct) (the “Survival Period”), the Company shall be continued as a body corporate for the purpose of prosecuting and defending lawsuits (civil, criminal or administrative) by or against the Company; settling and closing its business; disposing of and conveying its property; discharging its liabilities; and distributing its remaining assets to its stockholders. However, after the Effective Time, the Company shall not engage in any business for which the corporation was organized, except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with this Plan.

4.    Safe Harbor Liquidation, Winding Up and Distribution Process.    From and after the Effective Time, the Company shall proceed, in a timely manner, to liquidate the Company in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL (sometimes referred to as “safe harbor procedures”). These procedures include, without limitation, the following:
(a)    giving notice of the Company’s dissolution to all claimants and publishing that notice, in such manner and containing such information as required by the DGCL, including a requirement that any claimant (other than parties to existing lawsuits) must present a claim in writing to the Company;
(b)    accepting or rejecting all or any part of the claim made in writing and informing any claimant making a rejected claim that if the claimant does not commence an action, suit or proceeding with respect to the claim within the time period described by the DGCL, the claim will be barred;
(c)    offering security or compensation to claimants under contracts if any claim is contingent, conditional or unmatured;
(d)    petitioning the Delaware Court of Chancery to determine the amount and form of security (i) that will be reasonably likely to be sufficient to provide compensation for any claim that is the subject of a pending action, suit or proceeding , (ii) that will be sufficient to provide compensation to any claimant under a contract who has rejected the Company’s offer for security and (iii) that will be reasonably likely to be sufficient to provide compensation for claims that have not been made known or have not arisen, but are likely to arise based on facts known to the Company, within the time periods described by the DGCL; and
(e)    (i) pay the claims made and not rejected in accordance with Section 280(a) of the DGCL; (ii) post the security offered and not rejected pursuant Section 280(b)(2) of the DGCL; (iii) post any security ordered by the Delaware Court of Chancery in any proceeding under Section 280(c) of the DGCL; and (iv) pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Company, all in accordance with the requirements of the DGCL. Any remaining assets shall be distributed to the Company’s stockholders; provided, however, that after the Effective Time, no such distribution may be made to the

Company’s stockholders until 150 days after the date of the last notice of rejection given pursuant to Section 280(a)(3) of the DGCL.

5.    Alternative Liquidation, Winding Up and Distribution Process.    If for any reason the Board deems it inadvisable or impracticable to comply with the safe harbor procedures described in Section 4 of this Plan, then the Board, without further stockholder action, may seek to comply with the general procedures set forth in Section 281(b) of the DGCL. The Company may commence compliance with the safe harbor procedures described in Section 4 of this Plan and then, based on the Board’s decision, abandon compliance with those procedures at any time.

6.    Continuing Employees and Consultants.    During the Survival Period, the Company may select, retain, hire, employ or contract with such employees, consultants, agents, trustees, independent professional advisors (including legal counsel, accountants and financial advisors) and others, as the Board may determine, from time to time, to be necessary or advisable to effect the liquidation, winding up and distribution of assets described in this Plan. The Company may, in the absolute discretion of the Board, pay the Company’s officers, directors, employees, consultants, agents and other representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan.

7.    Costs and Expenses.    Generally, during the Survival Period, the Company shall pay all costs and expenses that the Board may determine, in its sole and absolute discretion, from time to time to be necessary or advisable to effect the Company’s liquidation and winding up in accordance with this Plan. These costs and expenses may include, without limitation, investment advisory, brokerage, agency, professional, consulting and other fees and expenses of persons rendering services to the Company in connection with the matters described in this Plan and costs incurred to comply with contracts to which the Company is a party.

8.    Indemnification.    The Company shall continue to indemnify its officers, directors, employees and agents in accordance with, and to the extent required or permitted by, the DGCL, the Company’s Restated Certificate of Incorporation, as amended, the Company’s bylaws and any contractual arrangements, whether these arrangements existed before the dissolution or were entered into after the dissolution. During the Survival Period, acts and omissions of any indemnified or insured person in connection with the implementation of this Plan shall be covered to the same extent that they were covered before the Effective Time. The Company’s obligation to indemnify (or advance expenses to) such persons may also be satisfied out of insurance proceeds or the assets of any trust created pursuant to this Plan. The Board is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

9.    Stockholder Consent.    Authorization of the Company’s complete liquidation and dissolution by the holders of a majority of the outstanding common stock of the Company shall constitute approval of all matters described in this Plan. Without limiting the foregoing sentence, authorization of the Company’s complete liquidation and dissolution by the holders of a majority of the outstanding common stock of the Company shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the Effective Time, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute approval, adoption and ratification of any and all contracts for sale, exchange or other disposition that are conditioned on stockholder approval.

10.    Subsidiaries.    As part of its liquidation and winding up, the Company may take any and all actions with respect to each of its direct and indirect subsidiaries, based on the advice and counsel of its legal and other advisors and in accordance with the requirements of the laws and charter documents governing each subsidiary, to liquidate, dissolve and wind up each such subsidiary.

11.    Legal Claims.    The Company shall defend any claims against it, its officers or directors or its subsidiaries, whether a claim exists before the Effective Time or is brought during the Survival Period, based on advice and counsel of its legal and other advisors and in such manner, at such time and with such costs and expenses as the Board may approve from time to time. During the Survival Period, the Company may continue to prosecute any claims that it had against others before the Effective Time and may institute any new claims against any person as the Board may determine necessary or advisable to protect the Company and its assets and rights or to implement this Plan. At the Board’s discretion, the Company may defend, prosecute or settle any lawsuits, as applicable.

12.    Stock of the Company.    From and after the close of business on the date of the Effective Time, and subject to applicable law, each holder of shares of the Company’s common stock shall cease to have any rights in respect of that stock, except the right to receive distributions, if any, pursuant to and in accordance with this Plan and the DGCL. After the Effective

Time, the Company’s stock transfer records shall be closed, and the Company will not record or recognize any transfer of the Company’s common stock occurring after the close of business on the date of the Effective Time, except, in the Company’s sole discretion, such transfers occurring by will, intestate succession or operation of law as to which the Company has received adequate written notice. As a condition to receipt of any distribution to any holder of the Company’s common stock represented by a certificate, the Board may require the holder to surrender all certificates evidencing shares of common stock to the Company or furnish the Company with evidence satisfactory to the Board of the loss, theft or destruction of any certificate, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board. As a condition to receipt of any distribution to any holder of the Company’s common stock that is not represented by a certificate, the Board may require the holder to provide such evidence of ownership of the stock as the Company may require. The distributions to the Company’s stockholders pursuant to Section 4 or Section 5 hereof shall be in complete cancellation of all of the outstanding shares of stock of the Company.

13.    Absence of Appraisal Rights. Under the DGCL, the Company’s stockholders shall not be entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by this Plan.

14.    Unclaimed Distributions.    If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered a certificate evidencing the Company’s common stock or provided other evidence of ownership as required in this Plan or by the Board or for any other reason, the distribution to which the stockholder is otherwise entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, or as soon as practicable after that distribution, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of the distribution. The proceeds of the distribution will thereafter be held solely for the benefit of and for ultimate distribution to the stockholder as the sole equitable owner of the distribution and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. The proceeds of any such distribution will not revert to or become the property of the Company or any other stockholder.

15.    Liquidating Trust.    If deemed necessary, appropriate or desirable by the Board, in its sole and absolute discretion, in furtherance of this Plan, and based on advice of the Company’s legal, tax and accounting advisors, the Company may transfer to one or more liquidating trustees, for the benefit of the Company’s stockholders under a liquidating trust, all or a portion of the assets of the Company. If assets are so transferred, each holder of the Company’s common stock may receive an interest in the trust pro rata to its, his or her interest in the assets of the Company. All distributions from the trust will be made pro rata in accordance with the interests of the stockholders in the common stock held by them. The interests in the trust will not be transferrable except by operation of law or on death of the recipient. The Board is authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination, to act as a trustee or trustees for the benefit of the Company’s stockholders and to receive assets of the Company. Any past or current officer, director, employee, agent or representative of the Company may act as a trustee. Any trustee appointed will succeed to all right, title and interest of the Company of any kind or character with respect to the transferred assets and, to the extent of the assets so transferred and solely in the capacity as a trustee, shall assume all of the liabilities and obligations of the Company relating to those assets, including without limitation any unsatisfied claims and unascertained or contingent liabilities. Any conveyance of assets to a trustee shall be deemed to be a distribution of property and assets by the Company to the Company’s stockholders. Any conveyance by the Company to a trustee shall be in trust for the Company’s stockholders. The Company, as authorized by the Board in its sole and absolute discretion, may enter in to a liquidating trust agreement with one or more trustees, on such terms and conditions as the Board may deem necessary, appropriate or desirable. Adoption of this Plan by the stockholders of the Company shall constitute the approval of stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written.

16.    Abandonment, Exceptions, Modifications, Clarifications and Amendments.    Notwithstanding authorization of the complete liquidation and dissolution of the Company by its stockholders, at any time before the Effective Time the Board may abandon the dissolution of the Company without further action by the stockholders of the Company and terminate this Plan. To the extent permitted by the DGCL, without further action by the Company’s stockholders, at any time before or after the Effective Time, the Board may waive, modify or amend any aspect of this Plan and may provide for exceptions to or clarifications of the terms of this Plan. The Board (and any other person or body authorized by the Board) shall also have the power and authority to interpret this Plan and to make any and all determinations necessary or advisable to apply this Plan to any event, fact or circumstance.

17.    Authorization.    The Board is hereby authorized, without further action by the Company’s stockholders, to do and perform, or cause the officers, employees, agents and representatives of the Company, subject to approval by the Board, to do and perform, any and all acts, to make, execute, deliver and adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind, and to seek any exemption, exception, waiver or other relief with respect to any laws or regulations applicable to the Company, that are deemed necessary, appropriate or desirable to implement this Plan and the transactions contemplated by this Plan, including without limitation all filings or acts required by any local, state, federal or foreign law or regulation, to liquidate and wind up the affairs of the Company, and to distribute the Company’s remaining assets to its stockholders.

Annex B

SECTIONS 275 THROUGH 283 OF THE DGCL

§ 275. Dissolution generally; procedure.

(a) If it should be deemed advisable in the judgment of the board of directors of any corporation that it should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution to be given to each stockholder entitled to vote thereon as of the record date for determining the stockholders entitled to notice of the meeting.
(b) At the meeting a vote shall be taken upon the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon shall vote for the proposed dissolution, a certification of dissolution shall be filed with the Secretary of State pursuant to subsection (d) of this section.
(c) Dissolution of a corporation may also be authorized without action of the directors if all the stockholders entitled to vote thereon shall consent in writing and a certificate of dissolution shall be filed with the Secretary of State pursuant to subsection (d) of this section.
(d) If dissolution is authorized in accordance with this section, a certificate of dissolution shall be executed, acknowledged and filed, and shall become effective, in accordance with § 103 of this title. Such certificate of dissolution shall set forth:
(1) The name of the corporation;
(2) The date dissolution was authorized;
(3) That the dissolution has been authorized by the board of directors and stockholders of the corporation, in accordance with subsections (a) and (b) of this section, or that the dissolution has been authorized by all of the stockholders of the corporation entitled to vote on a dissolution, in accordance with subsection (c) of this section;
(4) The names and addresses of the directors and officers of the corporation; and
(5) The date of filing of the corporation’s original certificate of incorporation with the Secretary of State.
(e) The resolution authorizing a proposed dissolution may provide that notwithstanding authorization or consent to the proposed dissolution by the stockholders, or the members of a nonstock corporation pursuant to § 276 of this title, the board of directors or governing body may abandon such proposed dissolution without further action by the stockholders or members.
(f) Upon a certificate of dissolution becoming effective in accordance with § 103 of this title, the corporation shall be dissolved.

§ 276. Dissolution of nonstock corporation; procedure.

(a) Whenever it shall be desired to dissolve any nonstock corporation, the governing body shall perform all the acts necessary for dissolution which are required by § 275 of this title to be performed by the board of directors of a corporation having capital stock. If any members of a nonstock corporation are entitled to vote for the election of members of its governing body or are entitled to vote for dissolution under the certificate of incorporation or the bylaws of such corporation, such members shall perform all the acts necessary for dissolution which are contemplated by § 275 of this title to be performed by the stockholders of a corporation having capital stock, including dissolution without action of the members of the governing body if all the members of the corporation entitled to vote thereon shall consent in writing and a certificate of dissolution shall be filed with the Secretary of State pursuant to § 275(d) of this title. If there is no member entitled to vote thereon, the dissolution of the corporation shall be authorized at a meeting of the governing body, upon the adoption of a resolution to dissolve by the vote of a majority of members of its governing body then in office. In all other respects, the method and proceedings for the dissolution of a nonstock corporation shall conform as nearly as may be to the proceedings prescribed by § 275 of this title for the dissolution of corporations having capital stock.
(b) If a nonstock corporation has not commenced the business for which the corporation was organized, a majority of the governing body or, if none, a majority of the incorporators may surrender all of the corporation rights and franchises by filing in the office of the Secretary of State a certificate, executed and acknowledged by a majority of the incorporators or governing body, conforming as nearly as may be to the certificate prescribed by § 274 of this title.

§ 277. Payment of franchise taxes before dissolution, merger, transfer or conversion.

No corporation shall be dissolved, merged, transferred (without continuing its existence as a corporation of this State) or converted under this chapter until:
(1) All franchise taxes due to or assessable by the State including all franchise taxes due or which would be due or assessable for the entire calendar month during which such dissolution, merger, transfer or conversion becomes effective have been paid by the corporation; and
(2) All annual franchise tax reports including a final annual franchise tax report for the year in which such dissolution, merger, transfer or conversion becomes effective have been filed by the corporation;
notwithstanding the foregoing, if the Secretary of State certifies that an instrument to effect a dissolution, merger, transfer or conversion has been filed in the Secretary of State’s office, such corporation shall be dissolved, merged, transferred or converted at the effective time of such instrument.

§ 278. Continuation of corporation after dissolution for purposes of suit and winding up affairs.

All corporations, whether they expire by their own limitation or are otherwise dissolved, shall nevertheless be continued, for the term of 3 years from such expiration or dissolution or for such longer period as the Court of Chancery shall in its discretion direct, bodies corporate for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against them, and of enabling them gradually to settle and close their business, to dispose of and convey their property, to discharge their liabilities and to distribute to their stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. With respect to any action, suit or proceeding begun by or against the corporation either prior to or within 3 years after the date of its expiration or dissolution, the action shall not abate by reason of the dissolution of the corporation; the corporation shall, solely for the purpose of such action, suit or proceeding, be continued as a body corporate beyond the 3-year period and until any judgments, orders or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Court of Chancery.
Sections 279 through 282 of this title shall apply to any corporation that has expired by its own limitation, and when so applied, all references in those sections to a dissolved corporation or dissolution shall include a corporation that has expired by its own limitation and to such expiration, respectively.

§ 279. Trustees or receivers for dissolved corporations; appointment; powers; duties.

When any corporation organized under this chapter shall be dissolved in any manner whatever, the Court of Chancery, on application of any creditor, stockholder or director of the corporation, or any other person who shows good cause therefor, at any time, may either appoint 1 or more of the directors of the corporation to be trustees, or appoint 1 or more persons to be receivers, of and for the corporation, to take charge of the corporation’s property, and to collect the debts and property due and belonging to the corporation, with power to prosecute and defend, in the name of the corporation, or otherwise, all such suits as may be necessary or proper for the purposes aforesaid, and to appoint an agent or agents under them, and to do all other acts which might be done by the corporation, if in being, that may be necessary for the final settlement of the unfinished business of the corporation. The powers of the trustees or receivers may be continued as long as the Court of Chancery shall think necessary for the purposes aforesaid.

§ 280. Notice to claimants; filing of claims.

(a)
(1) After a corporation has been dissolved in accordance with the procedures set forth in this chapter, the corporation or any successor entity may give notice of the dissolution, requiring all persons having a claim against the corporation other than a claim against the corporation in a pending action, suit or proceeding to which the corporation is a party to present their claims against the corporation in accordance with such notice. Such notice shall state:
a. That all such claims must be presented in writing and must contain sufficient information reasonably to inform the corporation or successor entity of the identity of the claimant and the substance of the claim;
b. The mailing address to which such a claim must be sent;
c. The date by which such a claim must be received by the corporation or successor entity, which date shall be no earlier than 60 days from the date thereof; and
d. That such claim will be barred if not received by the date referred to in paragraph (a)(1)c. of this section; and

e. That the corporation or a successor entity may make distributions to other claimants and the corporation’s stockholders or persons interested as having been such without further notice to the claimant; and
f. The aggregate amount, on an annual basis, of all distributions made by the corporation to its stockholders for each of the 3 years prior to the date the corporation dissolved.
Such notice shall also be published at least once a week for 2 consecutive weeks in a newspaper of general circulation in the county in which the office of the corporation’s last registered agent in this State is located and in the corporation’s principal place of business and, in the case of a corporation having $10,000,000 or more in total assets at the time of its dissolution, at least once in all editions of a daily newspaper with a national circulation. On or before the date of the first publication of such notice, the corporation or successor entity shall mail a copy of such notice by certified or registered mail, return receipt requested, to each known claimant of the corporation including persons with claims asserted against the corporation in a pending action, suit or proceeding to which the corporation is a party.
(2) Any claim against the corporation required to be presented pursuant to this subsection is barred if a claimant who was given actual notice under this subsection does not present the claim to the dissolved corporation or successor entity by the date referred to in paragraph (a)(1)c. of this section.
(3) A corporation or successor entity may reject, in whole or in part, any claim made by a claimant pursuant to this subsection by mailing notice of such rejection by certified or registered mail, return receipt requested, to the claimant within 90 days after receipt of such claim and, in all events, at least 150 days before the expiration of the period described in § 278 of this title; provided however, that in the case of a claim filed pursuant to § 295 of this title against a corporation or successor entity for which a receiver or trustee has been appointed by the Court of Chancery the time period shall be as provided in § 296 of this title, and the 30-day appeal period provided for in § 296 of this title shall be applicable. A notice sent by a corporation or successor entity pursuant to this subsection shall state that any claim rejected therein will be barred if an action, suit or proceeding with respect to the claim is not commenced within 120 days of the date thereof, and shall be accompanied by a copy of §§ 278-283 of this title and, in the case of a notice sent by a court- appointed receiver or trustee and as to which a claim has been filed pursuant to § 295 of this title, copies of §§ 295 and 296 of this title.
(4) A claim against a corporation is barred if a claimant whose claim is rejected pursuant to paragraph (a)(3) of this section does not commence an action, suit or proceeding with respect to the claim no later than 120 days after the mailing of the rejection notice.
(b)
(1) A corporation or successor entity electing to follow the procedures described in subsection (a) of this section shall also give notice of the dissolution of the corporation to persons with contractual claims contingent upon the occurrence or nonoccurrence of future events or otherwise conditional or unmatured, and request that such persons present such claims in accordance with the terms of such notice. Provided however, that as used in this section and in § 281 of this title, the term “contractual claims” shall not include any implied warranty as to any product manufactured, sold, distributed or handled by the dissolved corporation. Such notice shall be in substantially the form, and sent and published in the same manner, as described in paragraph (a)(1) of this section.
(2) The corporation or successor entity shall offer any claimant on a contract whose claim is contingent, conditional or unmatured such security as the corporation or successor entity determines is sufficient to provide compensation to the claimant if the claim matures. The corporation or successor entity shall mail such offer to the claimant by certified or registered mail, return receipt requested, within 90 days of receipt of such claim and, in all events, at least 150 days before the expiration of the period described in § 278 of this title. If the claimant offered such security does not deliver in writing to the corporation or successor entity a notice rejecting the offer within 120 days after receipt of such offer for security, the claimant shall be deemed to have accepted such security as the sole source from which to satisfy the claim against the corporation.
(c)
(1) A corporation or successor entity which has given notice in accordance with subsection (a) of this section shall petition the Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party other than a claim barred pursuant to subsection (a) of this section.
(2) A corporation or successor entity which has given notice in accordance with subsections (a) and (b) of this section shall petition the Court of Chancery to determine the amount and form of security that will be sufficient to provide compensation to any claimant who has rejected the offer for security made pursuant to paragraph (b)(2) of this section.
(3) A corporation or successor entity which has given notice in accordance with subsection (a) of this section shall petition the Court of Chancery to determine the amount and form of security which will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation or successor entity, are likely to arise or to become known to the corporation or successor entity within 5 years after the date of dissolution or such longer period of time as the Court of Chancery may determine not to exceed 10 years after the date of dissolution. The Court of Chancery may appoint a guardian ad litem in respect of any such proceeding brought under this subsection. The reasonable fees and expenses of such guardian, including all reasonable expert witness fees, shall be paid by the petitioner in such proceeding.
(d) The giving of any notice or making of any offer pursuant to this section shall not revive any claim then barred or constitute acknowledgment by the corporation or successor entity that any person to whom such notice is sent is a proper claimant and shall not operate as a waiver of any defense or counterclaim in respect of any claim asserted by any person to whom such notice is sent.
(e) As used in this section, the term “successor entity” shall include any trust, receivership or other legal entity governed by the laws of this State to which the remaining assets and liabilities of a dissolved corporation are transferred and which exists solely for the purposes of prosecuting and defending suits, by or against the dissolved corporation, enabling the dissolved corporation to settle and close the business of the dissolved corporation, to dispose of and convey the property of the dissolved corporation, to discharge the liabilities of the dissolved corporation and to distribute to the dissolved corporation’s stockholders any remaining assets, but not for the purpose of continuing the business for which the dissolved corporation was organized.
(f) The time periods and notice requirements of this section shall, in the case of a corporation or successor entity for which a receiver or trustee has been appointed by the Court of Chancery, be subject to variation by, or in the manner provided in, the Rules of the Court of Chancery.
(g) In the case of a nonstock corporation, any notice referred to in the last sentence of paragraph (a)(3) of this section shall include a copy of § 114 of this title. In the case of a nonprofit nonstock corporation, provisions of this section regarding distributions to members shall not apply to the extent that those provisions conflict with any other applicable law or with that corporation’s certificate of incorporation or bylaws.

§ 281. Payment and distribution to claimants and stockholders.

(a) A dissolved corporation or successor entity which has followed the procedures described in § 280 of this title:
(1) Shall pay the claims made and not rejected in accordance with § 280(a) of this title,
(2) Shall post the security offered and not rejected pursuant to § 280(b)(2) of this title,
(3) Shall post any security ordered by the Court of Chancery in any proceeding under § 280(c) of this title, and
(4) Shall pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the corporation or such successor entity.
Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejections given pursuant to § 280(a)(3) of this title. In the absence of actual fraud, the judgment of the directors of the dissolved corporation or the governing persons of such successor entity as to the provision made for the payment of all obligations under paragraph (a)(4) of this section shall be conclusive.
(b) A dissolved corporation or successor entity which has not followed the procedures described in § 280 of this title shall, prior to the expiration of the period described in § 278 of this title, adopt a plan of distribution pursuant to which the dissolved corporation or successor entity (i) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation or such successor entity, (ii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party and (iii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation or successor entity, are likely to arise or to become known to the corporation or successor entity within 10 years after the date of dissolution. The plan of distribution shall provide that such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such plan shall provide that such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation.
(c) Directors of a dissolved corporation or governing persons of a successor entity which has complied with subsection (a) or (b) of this section shall not be personally liable to the claimants of the dissolved corporation.
(d) As used in this section, the term “successor entity” has the meaning set forth in § 280(e) of this title.
(e) The term “priority,” as used in this section, does not refer either to the order of payments set forth in paragraph (a)(1)-(4) of this section or to the relative times at which any claims mature or are reduced to judgment.
(f) In the case of a nonprofit nonstock corporation, provisions of this section regarding distributions to members shall not apply to the extent that those provisions conflict with any other applicable law or with that corporation’s certificate of incorporation or bylaws.

§ 282. Liability of stockholders of dissolved corporations.

(a) A stockholder of a dissolved corporation the assets of which were distributed pursuant to § 281(a) or (b) of this title shall not be liable for any claim against the corporation in an amount in excess of such stockholder’s pro rata share of the claim or the amount so distributed to such stockholder, whichever is less.
(b) A stockholder of a dissolved corporation the assets of which were distributed pursuant to § 281(a) of this title shall not be liable for any claim against the corporation on which an action, suit or proceeding is not begun prior to the expiration of the period described in § 278 of this title (three years or such longer period as Chancery assigns).
(c) The aggregate liability of any stockholder of a dissolved corporation for claims against the dissolved corporation shall not exceed the amount distributed to such stockholder in dissolution.

§ 283. Jurisdiction.

The Court of Chancery shall have jurisdiction of any application prescribed in this subchapter and of all questions arising in the proceedings thereon, and may make such orders and decrees and issue injunctions therein as justice and equity shall require.

Annex C

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
PDL BIOPHARMA, INC.

PDL BioPharma, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for consideration thereof by the stockholders of the Corporation.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by deleting Article SEVENTH thereof in its entirety and replacing such Article SEVENTH with the following:

SEVENTH: The number and composition of the Board of Directors of the Corporation shall be determined as set forth in this paragraph. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall, until the annual meeting of stockholders to be held in 2023, be divided into three classes, as nearly equal in number as reasonably possible. The term of office of the class of directors elected at the annual of meeting of stockholders held in 2020 shall expire at the 2023 annual meeting of stockholders, the term of office of the class of directors elected at the annual of meeting of stockholders held in 2021 shall expire at the 2022 annual meeting of stockholders and the term of office of the class of directors elected at the annual of meeting of stockholders held in 2022 shall expire at the 2023 annual meeting of stockholders. At each annual meeting of stockholders commencing with the 2023 annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the annual meeting of stockholders held in the year following the year of their election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office, disqualification or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office until such director’s successor shall have been duly elected and qualified and, if the Board of Directors at such time is classified, for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECOND: That thereafter an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this _____ day of _____, 2020.

PDL BIOPHARMA, INC.

By:
Name:	Dominique Monnet
Title:	President and Chief Executive Officer

PROXY CARD

PDL®

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PDL BIOPHARMA, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. David W. Gryska	☐	☐	☐
1b. Elizabeth G. O'Farrell	☐	☐	☐

NOTE: Also includes authorization to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date